As filed with the Securities and Exchange Commission on January 22, 1998


                                                      Registration No. 333-33561
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         FIRST SOUTH AFRICA CORP., LTD.
             (Exact name of registrant as specified in its charter)



             Bermuda                            3599                  Not Applicable
 -------------------------------    ----------------------------     ----------------
 (State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)      Classification Code Number)    Identification No.)

             Clarendon House, Church Street, Hamilton HM CX, Bermuda
                                 (441) 295-1422
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Clive Kabatznik,
                                    President
                       First South Africa Management Corp.
                         2665 South Bayshore, Suite 702
                          Coconut Grove, Florida 33133
                                 (305) 857-5009
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:
                             HENRY I. ROTHMAN, ESQ.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 704-6000
                               Fax: (212) 704-6288
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of
                          this Registration Statement.
                  If any of the securities being registered on
                   this Form are to be offered on a delayed or
                   continuous basis pursuant to Rule 415 under
                      the Securities Act of 1933, check the
                               following box. |X|
             If this Form is filed to register additional securities
                for an offering pursuant to Rule 462(b) under the
             Securities Act, please check the following box and list
             the Securities Act registration statement number of the
              earlier effective registration statement for the same
                                  offering. |_|
            If this Form is a post-effective amendment filed pursuant
               to Rule 462(c) under the Securities Act, check the
             following box and list the Securities Act registration
             statement number of the earlier effective registration
                       statement for the same offering.|_|
              If delivery of the prospectus is expected to be made
            pursuant to Rule 434, please check the following box. |_|

                            ------------------------

                                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF                       AMOUNT TO       OFFERING PRICE         AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED                BE REGISTERED(1)     PER SHARE(2)       OFFERING PRICE      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------

9% Senior Subordinated Convertible
Debentures due June 15, 2004 (Debentures)       10,000           $1,000.00           $10,000,000        $ 3,030.30
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share
("Common Stock")(3)                          1,666,667             $6.00             $10,000,002        $ 3,030.30
-----------------------------------------------------------------------------------------------------------------------
Common Stock(4)                              1,578,948             $9.50             $15,000,006        $ 4,425.00
-----------------------------------------------------------------------------------------------------------------------
Common Stock(5)                                135,000             $6.00             $   810,000        $   245.46
-----------------------------------------------------------------------------------------------------------------------
Common Stock(6)                                 25,000             $3.75             $    93,750        $    28.41
-----------------------------------------------------------------------------------------------------------------------
Total                                                                                $35,903,758        $10,762.47(7)
-----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the Company's 9% Senior Subordinated Convertible Debentures (the "Debentures"), the Company's Increasing Rate Senior Subordinated Convertible Debentures (the "Increasing Rate Debentures"), Placement Warrants and Purchase Options (as defined herein).

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.
(3)  Issuable upon conversion of the Debentures.

(4)  Issuable upon conversion of the Company's Increasing Rate Debentures.
(5)  Issuable upon exercise of the Placement Warrants.
(6)  Issuable upon exercise of the Purchase Options.
(7)  $6,337.47 was previously paid upon filing of the Registration Statement.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

--------------------------------------------------------------------------------
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
--------------------------------------------------------------------------------


                  SUBJECT TO COMPLETION, DATED JANUARY 22, 1998
PROSPECTUS

                         FIRST SOUTH AFRICA CORP., LTD.


              10,000 9% Senior Subordinated Convertible Debentures
                        1,666,667 Shares of Common Stock
               (Underlying the Conversion of Outstanding 9% Senior
                      Subordinated Convertible Debentures)
                        1,578,948 Shares of Common Stock
        (Underlying the Conversion of Outstanding Increasing Rate Senior
                      Subordinated Convertible Debentures)
                         135,000 Shares of Common Stock
     (Underlying the Conversion of a certain outstanding Placement Warrant)
                          25,000 Shares of Common Stock
         (Underlying the exercise of certain outstanding Stock Options)

     This Prospectus relates to the following securities which may be sold by certain securityholders (the "Selling Securityholders") of First South Africa Corp., Ltd., a Bermuda corporation (the "Company"): (i) 10,000 9% Senior Subordinated Convertible Debentures due June 15, 2004 issued by the Company in a private placement which was consummated upon a number of separate closings during April 1997 to August 1997 (the "Private Placement"), (ii) 1,666,667
shares of Common Stock of the Company, $.01 par value ("Common Stock") underlying the conversion of the Debentures; (iii) 1,578,948 Shares of Common Stock underlying the conversion of the Increasing Rate Senior Subordinated Convertible Debentures due October 31, 2001 (the "Increasing Rate Debentures");
(iv) 135,000 shares of Common Stock underlying the exercise of a certain warrant issued to the placement agent with respect to the Private Placement (the "Placement Warrant") entitling the holder thereof to purchase 135,000 shares of Common Stock at an exercise price of $6.00 per share, subject to adjustment, at any time during the ten year period ending July 31, 2007, and (v) certain stock purchase options, granted to a third party in exchange for certain services rendered for the Company (the "Purchase Options") entitling the holder thereof to purchase 25,000 shares of Common Stock at an exercise price of $3.75 per share, subject to adjustment. Each Debenture was sold at an offering price of $1,000 and is convertible into shares of Common Stock at any time at a conversion price of $6.00 per share, subject to adjustment. See "Description of Securities - Debentures".

     Prior to this offering, there has been no public market for the Debentures and there can be no assurance that any trading market for the Debentures will develop or be sustained. The Common Stock is listed on the Nasdaq SmallCap Market ("Nasdaq") under the symbol FSACF. The Company does not intend to apply for listing of the Debentures on Nasdaq. The conversion price and other terms of the Debentures and Placement Warrant were determined by negotiation between the Company and Value Investing Partners, Inc. (the "Placement Agent") pursuant to which it was agreed that the conversion price of the Debentures and Placement Warrant would equal 120% of the average closing bid price of the Company's Common Stock on the NASDAQ for the sixty trading days immediately preceding the initial closing of the Private Placement, but not less than $4.00 nor more than $6.00 per share of Common Stock. The conversion price and other terms of the Increasing Rate Debentures were determined by negotiation between the Company and the holders of the Increasing Rate Debentures pursuant to which it was agreed that the conversion price of such debentures would be $9.50 per share of Common Stock. The exercise price of the Purchase Options was arbitrarily determined by negotiation between the Company and Barretto Pacific Corporation and was not related to the Company's asset value, net worth, financial condition or other established criteria of value. On January 20, 1998, the closing sales price for Common Stock was $6.00.


     The securities offered by the Selling Securityholders by this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Debentures and the Common Stock offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

     The Selling Securityholders, and intermediaries through whom such securities are sold , may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Placement Warrant and Purchase Options are exercised, the Company will receive gross proceeds of $810,000 and $93,750, respectively. See "Selling Securityholders" and "Plan of Distribution."


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 10.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE .


                The date of this Prospectus is           , 1998

                               PROSPECTUS SUMMARY


           The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to (i) the conversion of the Debentures, (ii) the exercise of the Placement Warrant and Purchase Options, (iii) the exercise of the outstanding Redeemable Class A Warrants and Class B Warrants of the Company (the "Warrants"), (iv) the exercise of the Unit Purchase Options issued in connection with the Company's Initial Public Offering in January 1996, (v) the exercise of the options to purchase shares of Common Stock reserved for issuance under the Company's Stock Option Plan, (vi) 500,000 shares of Common Stock reserved for issuance upon exercise of certain additional stock options granted by the Board of Directors of the Company, and (vii) the conversion of the Increasing Rate Debentures. See "Description of Securities." Unless otherwise indicated, references in this Prospectus to "Rand" or "R" are to South African Rand. On January 9, 1998, the market average exchange rate was approximately 4.94 Rand per U.S. dollar. See "Risk Factors - Risks Relating to Operations in South Africa, Currency Considerations." Unless otherwise indicated, U.S. dollar equivalent information in South African Rand for a period is based on the average of the daily exchange rates for the days in the period, and U.S. dollar information for South African Rand as of a specified date is based on the exchange rate for that date unless otherwise indicated. Certain numbers in this Prospectus have been rounded.


                                   The Company


           First South Africa Corp., Ltd., (the "Company") was organized to acquire, own and operate seasoned, closely-held companies in South Africa with annual sales in the range of approximately $5 to $50 million. The Company has acquired through its wholly-owned subsidiary, First South African Holdings (Pty) Ltd. ("FSAH"), sixteen businesses based in South Africa ("the Acquisitions") that are as a group engaged in the following industry segments:

           1.        Processed foods.
           2.        Lifestyle Products.
           3.        Plastic packaging materials and machinery.
           4.        Air conditioning and refrigeration machinery components.
           5.        Metal washers used in the fastener industry.


           Upon completion of its initial public offering in January 1996, the Company acquired Starpak (Pty) Limited ("Starpak"), which is engaged in the manufacture of high quality plastic packaging machinery; L.S. Pressing (Pty) Limited ("L.S. Pressings"), which is engaged in the manufacture of washers for use in the fastener industry; and Europair Africa (Pty) Ltd. ("Europair"), which is engaged in the manufacture and supply of air conditioning products. In April 1996, L.S. Pressings acquired the assets and business of Paper & Metal
Industries, a small manufacturer of rough washers for use in the fastener industry. In April 1996, Europair acquired the assets and business of Universal Refrigeration, an agent and supplier of refrigeration products. In June 1996, FSAH acquired Piemans Pantry (Pty) Limited ("Piemans Pantry"), a manufacturer and distributor of high quality meat pies. In October 1996, FSAH acquired Astoria Bakery ("Astoria Bakery") and Astoria Bakery Lesotho Proprietary Ltd. ("Astoria Bakery Lesotho"), manufacturers and distributors of speciality baked breads and confectionary products. In November 1996, the Company acquired the assets of Alfapak (Pty) Ltd. ("Alfapak"), a manufacturer of plastic film and printed plastic bags.

In November 1996, Europair acquired the assets and business of First Strut (Pty) Ltd. ("First Strut"), a manufacturer of electrical trunking conduits. In January 1997, FSAH acquired Seemann's Meat Products (Pty) Ltd. ("Seemanns"), a manufacturer and distributor of a wide range of processed meat products. In March 1997, the Company acquired Pakmatic Company (Pty), Ltd., a distributor of automatic process and packaging machinery. In April 1997, FSAH acquired the business and assets of Gull Foods (Pty) Ltd. ("Gull Foods"), a manufacturer of value-added prepared foods. In June 1997, FSAH transferred all of the shares of Piemans Pantry, Astoria, Seemanns and Gull Foods to First S.A. Food Holdings Ltd ("FSA Food") and completed (i) the initial public offering, effected only in South Africa, of 5,000,000 ordinary shares of common stock of FSA Food, which shares are listed on the Johannesburg Stock Exchange, (ii) an institutional private placement in South Africa of 20,000,000 ordinary shares of common stock of FSA Food, and (iii) a private placement of 12,500,000 ordinary shares of common stock to management and staff. As of December 2, 1997, FSAH owned 70% of the issued and outstanding shares of FSA Food. In July 1997, the Company acquired Fifers Bakery (Proprietary) Limited ("Fifers"), a manufacturer of confectionary products. In December 1997, the Company acquired S.A. Leisure
(Pty) Ltd. ("SA Leisure"), a manufacturer of a broad range of injection molded plastic furniture, household, luggage, and do-it-yourself products; Republic Umbella Manufacturers ("Republic"), an assembler and distributor of a wide variety of umbrellas and other related outdoor products; Galactex Outdoor (Pty) Ltd. ("Galactex"), the sole distributor of the Weber-Stephens range of outdoor products in South Africa as well as a broad range of other barbecue products; and Pacforce (Pty) Ltd., a company specializing in the production and sale of plastic packaging materials.


           FSAH manages the Company's business interests in South Africa. FSAH monitors the operational performance of its subsidiaries and seeks out prospective acquisition candidates in businesses that complement or are otherwise related to the Company's existing businesses, and in other businesses that may be identified by the Company's management.

           The Company was formed in September 1995. The Company's principal executive offices are located at Clarendon House, Church Street, Hamilton HM II Bermuda, and its telephone number at such location is: (441) 295-1422. Certain management, shareholder relations and administrative services are provided to the Company by First South Africa Management Corp., a Delaware corporation that is a wholly-owned subsidiary of the Company ("FSAM"). FSAM's principal executive offices are located at 2665 South Bayshore, Suite 702, Coconut Grove, Florida 33133, and its telephone number at such location is (305) 857-5009.


                               RECENT DEVELOPMENTS

           The Company recently completed a number of acquisitions, three of which (SA Leisure, Republic and Galactex) have expanded the scope of the Company's operations into the lifestyle products industry.

           In December 1997, First SA Lifestyle Holdings acquired SA Leisure, a manufacturer of a broad range of injection molded plastic furniture, household, luggage and do-it-yourself products. The terms of the acquisition call for a payment of approximately $5.36 million in cash and 142,918 shares of common stock as well as an additional $2 million in shares of First SA Lifestyle Holdings.

           In December 1997, First SA Lifestyle Holdings also acquired Republic Umbrella Manufacturers, an assembler and distributor of a wide variety of umbrellas and other related outdoor products. The terms of the acquisition call for a payment of approximately $4.33 million in cash as well as an additional $640,000 in shares of First SA Lifestyle Holdings. An additional payment, the value of which is contingent on future performances, shall be made over the next year.

           In December 1997, First SA Lifestyle Holdings also acquired Galactex Outdoor (Pty) Ltd., the sole distributor of the Weber-Stephens range of outdoor products in South Africa as well as a broad range of other barbecue products. The terms of the acquisition call for a payment of approximately $2.3 million in cash as well as an additional $1.1 million in shares of First SA Lifestyle Holdings.

           In December 1997, the Company also acquired Pacforce, a company specializing in the production and sale of plastic packaging materials. The terms of the acquisition call for an initial payment of approximately $205,000 in cash, and approximately 34,000 shares of stock. Additional payments contingent upon future performance shall be made over the next three and a half years.

                                  THE OFFERING


Securities Offered by the Selling
   Securityholders..........................(i)    10,000    Debentures,    (ii)
                                            1,666,667  shares  of  Common  Stock
                                            underlying  the  conversion  of  the
                                            Debentures,  (iii) 1,578,948  shares
                                            of  Common  Stock   underlying   the
                                            conversion  of the  Increasing  Rate
                                            Debentures;  (iv) 135,000  shares of
                                            Common Stock underlying the exercise
                                            of the Placement  Warrant,  and (iv)
                                            25,000   shares  of   Common   Stock
                                            underlying   the   exercise  of  the
                                            Purchase Options. The Debentures are
                                            subject  to  redemption  in  certain
                                            circumstances.  See  "Description of
                                            Securities."

Number of Shares of Common Stock
  Outstanding:
Before the offering (1).....................5,181,443  shares  of  Common  Stock
                                            (2)(3)  1,822,500  shares of Class B
                                            Common Stock (4)

After the offering (1)(5)...................8,587,058  shares  of  Common  Stock
                                            (2)(3)  1,822,500  shares of Class B
                                            Common Stock (4)


Nasdaq Symbols..............................Units - FSAUF
                                            Common Stock - FSACF
                                            Class A Warrants - FSAWF
                                            Class B Warrants - FSAZF

Risk Factors................................An  investment  in  the   securities
                                            offered   hereby   involves  a  high
                                            degree of risk. See "Risk Factors."

Use of Proceeds.............................Any net proceeds  received  from the exercise  of the  Placement  Warrant
                                            and Purchase Options are intended to
                                            be used for additional  acquisitions
                                            and for general corporate  purposes.
                                            See "Use of Proceeds."

Description of Debentures:

Maturity Date...............................June 15, 2004

Interest Rate...............................6   percent   per   annum,   payable
                                            quarterly.

Conversion Price............................Convertible   into   Shares  of  the
                                            Company's  Common Stock at $6.00 per
                                            share of  Common  Stock  subject  to
                                            adjustment in certain circumstances.

Ranking.....................................The  Debentures  shall be  junior to all  senior  bank  debt  owed by the
                                            Company but senior to all Common and
                                            Preferred Shares and any junior debt
                                            securities  issued  by  the  Company
                                            subsequent  to the  issuance  of the
                                            Debentures.   As  of  September  30,
                                            1997,  the amount of short-term  and
                                            long-term   debt   senior   to   the
                                            Debenture was $5,196,509.  As of the
                                            date of this Prospectus, the Company
                                            has no indebtedness  that ranks pari
                                            passu with the Debentures.

Redemption..................................Non-redeemable  for  the  first  two
                                            years   following   issuance  unless
                                            after  the  first   year   following
                                            issuance  the  closing  bid price of
                                            the Company's  Common Stock is equal
                                            to or greater  than 150% of the then
                                            applicable  Conversion  Price of the
                                            Debentures ("Early Redemption").

                                            Redeemable   at  109%  of  the  face
                                            amount  on  or  after   the   second
                                            anniversary  following  the issuance
                                            of the  Debentures,  or in the event
                                            of   an   Early   Redemption,    and
                                            declining   to  107%  on  the  third
                                            anniversary      and      thereafter
                                            proratably to par in year 7.

Voting Rights...............................The  shares of Common  Stock  issued upon  conversion  of the  Debentures
                                            shall have the same voting rights as
                                            existing shares of Common Stock.

                                            The holders of the Debentures  shall
                                            have the right to vote as a separate
                                            class to  enforce  their  rights  as
                                            Debenture  holders  or in the  event
                                            the Company desires to: (i) amend or
                                            change the terms of the  Debentures;
                                            (ii)  take any  action  which  would
                                            impair  or alter  the  rights of the
                                            Debentureholders in any way.


Sinking Fund................................The  Debentures  are  subject to two
                                            equal    mandatory    sinking   fund
                                            payments on June 15, 2002,  and June
                                            15, 2003 which will  provide for the
                                            redemption of 67% of the issue prior
                                            to maturity,  with the balance being
                                            redeemed at maturity.


Anti-Dilution...............................In  the  event  the  Company  issues
                                            either   equity  or   equity-related
                                            securities  at a price  per share of
                                            Common  Stock  less  than  the  then
                                            applicable  Conversion  Price of the
                                            Debentures, then the Debentures will
                                            benefit  from  a  weighted   average
                                            ratchet-down   adjustment   in   the
                                            Conversion Price. This anti-dilution
                                            provision,  however, excludes shares
                                            issued  in  certain   circumstances,
                                            including shares issued to employees
                                            under  the  Company's  stock  option
                                            plans, shares issued in acquisitions
                                            by the  Company,  and shares  issued
                                            upon  exercise  or  exchange  of the
                                            Company's    outstanding   Class   A
                                            Warrants or Class B Warrants.

                                            The Debentures  will also be subject
                                            to standard antidilution adjustments
                                            for stock  dividends,  stock splits,
                                            reverse stock splits, etc.

Covenants...................................The   Debentures   are   subject  to
                                            certain  covenants of the Company as
                                            set forth in the Indenture including
                                            dividend  and  payment  restrictions
                                            affecting subsidiaries, restrictions
                                            on  payment of  dividends  and stock
                                            repurchase   and   restrictions   on
                                            transactions  with  affiliates.  See
                                            "Description    of    Securities   -
                                            Debentures."

 -----------

(1) For a description of the voting and other rights of the Common Stock and Class B Common Stock, see "Description of Securities."


(2) Excludes (i) an aggregate of 2,591,301 shares of Common Stock reserved for issuance upon exercise of certain Redeemable Class A Warrants and Redeemable Class B Warrants issued by the Company ("Warrants") and upon exercise of the Warrants included in the Units offered in connection with the Company's initial public offering (the "Offering"); (ii) 800,000 shares issuable upon exercise of the Unit Purchase Options and the Warrants included in the Units underlying the Unit Purchase Options; (iii) 850,000 shares reserved for issuance under the Company's 1995 Stock Option Plan,
     (iv) 500,000 Shares of Common Stock reserved for issuance upon exercise of certain additional stock options granted by the Board of Directors of the Company, (v) 1,666,667 shares of Common Stock issuable upon the conversion of the Debentures (and such additional number of shares of Common Stock as may be required to be issued pursuant to applicable adjustment provisions),
     (vi) 135,000 shares of Common Stock issuable upon the exercise of the Placement Warrant, (vii) 25,000 shares of Common Stock issuable upon the exercise of the Purchase Options, and (viii) an aggregate of 1,578,948 shares of Common Stock (and such additional number of shares of Common Stock as may be required to be issued pursuant to applicable adjustment provisions) reserved for issuance with respect to the Increasing Rate Debentures. See "Management - Executive Compensation", "Management - Stock Option Plan," "Description of Securities" and "Certain Transactions - Escrow Agreements." Includes 1,276,588 shares of Common Stock issued to the American Stock Transfer & Trust Company (the "FSAH Escrow Agent") pursuant to certain escrow agreements (the "FSAC Escrow Agreements") entered into between the Company, FSAH, the FSAH Escrow Agent and certain other parties. See "Certain Transactions."


(3) Includes 1,175,345 shares of Common Stock issued by the Company subsequent to the Company's Warrant Exchange offer which expired on November 25, 1997.

(4) Includes 729,979 shares of Class B Common Stock issued upon the consummation of the Offering to the FSAH Escrow Agent pursuant to an escrow agreement entered into by and among certain holders of FSAH Class B Stock, the FSAH Escrow Agent, FSAH and the Company prior to the closing of the Offering (the "FSAH Escrow Agreement"), pursuant to which such FSAH shareholders may tender their shares of FSAH Class B Stock to the FSAH Escrow Agent against payment by the FSAH Escrow Agent of the purchase price therefor, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock (which shall be automatically converted to shares of Common Stock upon such sale) and delivery of the net proceeds thereof. See "Certain Transactions - FSAH Escrow Agreement" and "Principal Shareholders."


(5) Assumes exercise of all the Debentures, Increasing Rate Debentures, Placement Warrant and Purchase Options and no exercise or exchange of the outstanding Class A Warrants and Class B Warrants. Excludes (i) an aggregate of 2,591,301 shares of Common Stock reserved for issuance upon exercise of certain Warrants and upon exercise of the Warrants included in the Units offered in connection with the Company's initial public offering;
     (ii) 800,000 shares issuable upon exercise of the Unit Purchase Options and the Warrants included in the Units underlying the Unit Purchase Options;
     (iii) 850,000 shares reserved for issuance under the Company's 1995 Stock Option Plan, (iv) 500,000 Shares of Common Stock reserved for issuance upon exercise of certain additional stock options granted by the Board of Directors of the Company, and (v) 142,918 shares of Common Stock which the Company has issued to the prior shareholders of SA Leisure. See "Management
     -

     Executive Compensation", "Management - Stock Option Plan," "Description of Securities" and "Certain Transactions - Escrow Agreements." Includes 1,276,588 shares of Common Stock issued to the FSAH Escrow Agent pursuant to the FSAC Escrow Agreements entered into between the Company, FSAH, the FSAH Escrow Agent and certain other parties. See "Certain Transactions." Inasmuch as the Company has received no firm commitments therefore, there can be no assurances, however, as to the number of Debentures, Increasing Rate Debentures, Placement Warrant and Purchase Options which will be converted or exercised, as the case may be.

                          SUMMARY FINANCIAL INFORMATION
[TABLE 1 OF 2]
                                             PREDECESSOR COMPANY (1)
                                     ---------------------------------------


                                            YEARS ENDED FEBRUARY 28,
                                     ---------------------------------------
                                         1993          1994          1995
                                          $             $             $
                                     -----------   -----------   -----------
STATEMENT OF OPERATIONS
Net sales ........................     6,256,667     6,851,457     8,826,856
Total operating expenses .........     5,818,092     6,414,144     8,179,083
Operating income .................       438,575       437,313       647,773
Interest paid ....................       223,314       180,960       152,163
Net income before tax and
   Minority interest .............       269,251       321,319       536,440
Net income after tax .............       138,839       207,916       313,882

EARNINGS PER SHARE (6)
Basic ............................   $       .25   $       .38   $       .57
Fully diluted ....................           .25           .38           .57

Ratio of Earnings to fixed charges           2.1          1.67           4.0
                                     ===========   ===========   ===========

[TABLE 2 OF 2]
                                                                     THE COMPANY
                                     ----------------------------------------------------------------------------
                                        MARCH 1,   JULY 1,1995       JULY 1,1996      JULY 1, 1996   JULY 1, 1997
                                        1995 TO         TO                TO              TO             TO
                                         JUNE          JUNE              JUNE          SEPTEMBER      SEPTEMBER
                                       30, 1995      30, 1996          30, 1997         30, 1996       30, 1997
                                     -----------   -----------       -----------      -----------    -----------
                                          $             $                 $                $              $
                                     -----------   -----------       -----------      -----------    -----------
STATEMENT OF OPERATIONS
Net sales ........................     3,297,507    14,911,097        66,575,931       11,690,884     21,461,433
Total operating expenses .........       292,806    19,833,942(2)     61,134,362       10,468,001     20,014,736
Operating income .................       334,701    (4,922,845)        5,441,569        1,222,883      1,446,697
Interest paid ....................        18,801       865,733(3)        858,067         (215,087)      (175,741)
Net income before tax and
   Minority interest .............       359,045    (5,248,942)        8,379,511(4)     1,207,706      1,865,520(5)
Net income after tax .............       213,829    (5,737,560)        6,683,165          829,135        988,626

EARNINGS PER SHARE (6)
Basic ............................   $       .39   ($     3.03)      $      1.30      $       .18    $       .18
Fully diluted ....................           .39         (1.39)             1.22              .18            .17

Ratio of Earnings to fixed charges          14.1            (A)              8.9                             4.3
                                     ===========   ===========       ===========                     ===========

                               PREDECESSOR COMPANY (1)                               THE COMPANY
                        ------------------------------------   ----------------------------------------------------------
                                    FEBRUARY 28,                JUNE 30,     JUNE 30      JUNE 30             SEPTEMBER 30
                                    ------------                --------     -------      --------            ------------
                            1993         1994         1995         1995         1996         1997                  1997
                             $            $            $            $            $            $                     $
                        ----------   ----------   ----------   ----------   ----------   ----------            ----------

BALANCE SHEET DATA
Total assets ........    3,976,769    3,976,974    5,161,709    5,917,394   23,604,994   64,197,149            66,072,160
Long term liabilities    1,140,244    1,112,391    1,123,665      954,718    2,361,372   13,341,758            13,690,750
Net working capital .    1,177,250    1,194,931    1,366,602    1,524,129    4,624,417   26,196,023            23,792,502
Stockholder's equity     1,527,356    1,580,826    1,828,656    2,017,995   12,792,376   23,220,014            24,872,524

---------------

(1) Represents the combined results for Starpak and L.S. Pressings, which are deemed to be the predecessor of the Company due to the common ownership and control of such entities. The Company's fiscal year end is June 30.

(2) Includes a one time non-cash escrow shares charge of $6,314,000 related to the release of 1.1 million shares under the terms of an Earnout Escrow Agreement, as amended, between the Company, certain shareholders of the Company and American Stock Transfer and Trust Company.

(3) Includes a non-cash charge of $396,500 relating to costs incurred in connection with a November 1995 Bridge Note Financing.

(4) Includes a net gain of $3,327,478 on the sale of investment in FSA Food, as well as a minority interest of $135,224.

(5)  Includes a minority interest of $430,701.

(A) As a result of the loss in the fiscal year ended June 30, 1996, the Company was not able to cover the fixed charges by $6,253,280.

(6) For periods prior to July 1, 1995, pro forma earnings per share are presented giving effect to the Company's shares issued in exchange for the predecessor's previously outstanding shares.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

           Certain statements contained under "Management's Discussion and Analysis of Financial Condition and Results of Operations," such as those concerning future revenues, certain statements contained under "Business," such as statements concerning the effect of market conditions, and other statements contained in this Prospectus regarding matters that are not historical facts are forward-looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act")). Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed herein under "Risk Factors", (political risks, risks related to currency exchange, economic risks, government regulatory considerations, absence of substantive disclosure relating to acquisitions, risks related to operations of FSA Foods, possible fluctuations in operating results, competition, labour relations, dependence on key personnel, control by insiders, potential adverse effect of redemption of warrants, absence of public market for Debentures, current prospectus and state registration requirements, shares eligible for future sales, potential anti-takeover effects of preferred stock, and limited rights of shareholders under Bermuda law). The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

           An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the securities offered hereby.

RISKS RELATING TO OPERATIONS IN SOUTH AFRICA

           The Company's operations are conducted through its direct and indirect subsidiaries located in South Africa. For the foreseeable future, the Company expects to continue to focus all of its efforts in South Africa. The conduct of the Company's business in South Africa exposes the Company to certain risks, including the following:

           Political Risks. Historically, the social structure of South Africa was governed according to the apartheid system. Racial tensions in South Africa have from time to time resulted in social unrest, strikes, riots and other sporadic localized violence. The apartheid system also resulted in the imposition of international financial and trade sanctions against South Africa. Although a new interim constitution was adopted providing for universal suffrage and the first national election under the new constitution took place in April 1994, there can be no assurance that social unrest, which could range in magnitude from civil disobedience to civil war, will not occur. The Company's businesses in South Africa have experienced politically-related work stoppages in the past, although since 1994 no such disturbance has been material. In addition, certain other countries in the region are currently engaged in or have had civil war with the corresponding severe adverse economic and social conditions and effects. Moreover, there can be no assurance as to the economic and tax policies which the South African government may pursue and whether those policies may include nationalization, expropriation and confiscatory taxation. Nationalization, expropriation or confiscatory taxation, as well as currency blockage, political changes, government regulation, strikes, political or social instability or diplomatic developments could adversely affect the economy of South Africa and could have a material adverse effect on the Company.

           Risks Related to Currency Exchange. All of the Company's operating subsidiaries do business in South African Rand and the Company's revenues are generally received in such currency. Historically, there has been significant inflation in South Africa (averaging 10-15% per annum in recent years) and significant fluctuations in the exchange rate of the South African Rand. Because South Africa's inflation rate would impact its economy both domestically and internationally, and higher levels of inflation have frequently reduced the real return on capital and investment (thereby lowering the demand for capital goods including the types that the Company produces), South Africa's level of inflation may increase the Company's risk related to currency fluctuation. The U.S. Dollar equivalent of the Company's net assets and results of operations will be adversely affected by reductions in the value of the Rand relative to the U.S. Dollar. Similarly, if the exchange rate declines between the time the Company incurs expenses in other currencies and the time cash expenses are paid, the amount of South African Rand required to be converted into such other currencies in order to pay such expenses could be greater than the equivalent amount of such expenses in South African Rand at the time they were incurred. The exchange rate for South African Rand against the U.S. dollar declined during fiscal year 1997 during which period the average rate of exchange for the Rand against the dollar was $1.00 to Rand 4.53 as compared with an average rate of $1.00 to Rand 3.85 for fiscal year 1996. As of January 9, 1998, the Rand was trading at approximately 4.94 Rand to the Dollar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Tax Considerations - South African Taxation."


           Economic Risks. The economy of South Africa may differ unfavorably from the U.S. economy in such respects as growth of gross domestic product or gross national product, rate of inflation, taxation, capital reinvestment, resource self-sufficiency and balance of payments position. South Africa may be particularly susceptible to changes in the world price of gold and other primary commodities as these represent a majority of South Africa's exports. Any such unfavorable aspects of the South African economy may materially adversely affect the financial condition of the Company.

           Government Regulatory Considerations. Generally, the making of loans by the Company to its subsidiaries, the ability of those subsidiaries to borrow from South African sources and the repatriation of dividends, interest and royalties by those subsidiaries is regulated by the Exchange Control Department of the South African Reserve Bank (the "Reserve Bank"). South Africa formerly operated a dual currency system comprising the commercial rand and the financial rand, which was abolished in 1995. The financial rand was the investment currency, which traded at a discount to the commercial rand. No guarantee can be given that the financial rand will not be reintroduced in the future with possible adverse consequences on the U.S. dollar value of the Company's investments in South Africa. Current South African Exchange Control Regulations provide that, subject to any exemption which may be granted by the South African Treasury (the "Treasury"), no non-resident of South Africa and no "affected person" (which includes any entity (i) that may distribute 50% or more of its capital, assets or earnings to a non-resident of South Africa or (ii) 50% or more of the voting power of which is controlled by a non-resident of South Africa) may provide any "financial assistance" to any South African resident. "Financial assistance" is broadly defined to include any loans, guarantees, sale/leasebacks, etc. Because FSAH will be deemed to be an "affected person," the Company is generally required to obtain the permission of the Treasury prior to loaning money to, providing guarantees on behalf of, or otherwise providing "financial assistance" to FSAH. Notwithstanding the above, a South African company such as FSAH is permitted a certain level of local borrowing without reference to the exchange control authorities and without prior consent. The amount which any affected person may borrow is calculated in accordance with the following formula:

                     100%+ (PERCENTAGE SOUTH AFRICAN INTEREST X 100%)
                           ------------------------------------------
                              (percentage non-resident interest).

In addition, the terms of repayment of any such loan and the interest rate (which is generally market-related) will be regulated.

           Under other regulations, no person may, without permission, acquire any security from a non-resident or make any entry in a security register which involves the transfer of a security into or out of the name of a non-resident. The control is exercised by placing the endorsement "non-resident" on all securities owned by non-residents or in which non-residents have an interest. The non-resident endorsement is placed on the share certificates by a bank and is in practice easy to obtain.

           Certain other regulations impact the remittance of dividends and interest from South Africa, including any potential dividends to the Company from a South African subsidiary. In practice, the South African Reserve Bank does not restrict the remittance of genuine dividends from income earned by South African companies although approval must be obtained. As a result, there can be no assurance that a South African subsidiary would be permitted to declare and pay a dividend to the Company. See "South Africa - Foreign Direct Investment."

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO ACQUISITIONS

           Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition, there can be no assurance that the Company will properly ascertain all such risks. Management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. The Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law or regulations and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition. See "Description of Securities - Differences in Corporate Law."

           South African companies that may be acquired by the Company are subject to South African GAAP which, in certain instances, may differ from U.S. GAAP. Although the Company intends to prepare financial statements in accordance with U.S. GAAP, the Company can provide no assurance that it will be able to do so. Although the Company is unaware of any South African GAAP requirement that would adversely affect it, there can be no assurance that the Company's financial condition or the ability of the Company to consummate future acquisitions will not be adversely affected by differences between South African GAAP and U.S. GAAP.

RISKS RELATED TO MANAGING NEWLY ACQUIRED BUSINESSES

           Acquisitions may involve difficulties related to the integration of acquired businesses, some of which may have different cultures, operating methodologies, margins or business risks. The failure to timely integrate the Company's business with that of an acquired entity may result in a material adverse effect on the Company's results of operations and financial condition. Further, acquisitions may involve a number of special risks, including diversion of management's attention, failure to retain key acquired personnel and clients, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's results of operations and financial condition. Client satisfaction or performance problems at a single acquired firm could have a material adverse impact on the reputation of the Company as a whole.

HOLDING COMPANY STRUCTURE

           The Company is a holding company with no operations or significant assets other than its ownership of equity interests in direct and indirect subsidiaries as described in this Prospectus (and cash on hand in the amount of $3,625,000 as of September 30, 1997). The Company will rely on cash dividends and other permitted payments from its subsidiaries, as well as its cash holdings, to make principal and interest payments on outstanding indebtedness of the Company. See -- "Risks Relating to Operations in South Africa."

RISKS RELATED TO OPERATIONS OF FSA FOODS

           Two of the operating subsidiaries of FSA Foods each rely on a single major customer for a substantial portion of their respective revenues. The loss of any such major customer may have a material adverse effect on the financial condition of the Company. There can be no assurance that such major customers will continue to purchase the products of such FSA Foods subsidiaries.

POSSIBLE FLUCTUATIONS IN OPERATING RESULTS

           There can be no assurance that the Company's operating subsidiaries will continue to operate profitably, or that prior trends will be indicative of future results of operations. Future results of operations may fluctuate significantly based upon factors such as increases in competition, losses incurred by new businesses that may be acquired in the future, currency fluctuations, political changes, macroeconomic factors, the continued availability of new materials and other circumstances that may not be reasonably foreseeable at this time.

COMPETITION

           The Company competes with a number of companies, from South Africa and from other countries, offering similar products and services, some of whom may have substantially greater financial, management, technical and other resources than the Company. As a result of South Africa's recent political transformation, some South African businesses may be adversely affected by increased competition from foreign firms doing business in South Africa. In addition, South Africa has historically imposed significant tariffs against a number of industrial products. To the extent such tariffs are reduced or removed to comply with international treaty requirements or otherwise, the Company would face much greater pressure from globally competitive firms. There can be no assurance that the Company will compete effectively with such other companies or that other companies will not develop products which are superior to the Company's or which achieve greater market penetration. In addition, the Company may experience competition from other companies seeking to identify and consummate acquisitions of South African companies. Such competition may result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for any such acquisition. See "Business - Competition."

LABOUR RELATIONS

           A significant number of South Africa's workers belong to either registered or unregistered trade unions, and most of the major industries are unionized. A number of the trade unions have close links to various political parties. In the past, trade unions have had a significant influence in South Africa as vehicles for social and political reform as well as the collective bargaining process. It is uncertain whether labor disruptions will be used to advocate political causes in the future. Significant labor disruptions could have a material adverse effect on the financial condition of the Company.

           South Africa has also recently enacted a new Labour Relations Act. The Act entrenches the rights of employees to belong to trade unions and the rights of representative trade unions to have access to the workplace. The right to strike is guaranteed, as is the right to participate in secondary strikes, in certain prescribed circumstances. The right to picket has also been entrenched. The Act recognizes the rights of employers to belong to employers' associations. Importantly, the Act envisages an increased role for employees in the decision making of companies by providing, where a majority trade union so requests, for the compulsory establishment of workplace forums to represent the interests of employees where a company employs more than 100 employees. The range of issues on which the workplace forum must be consulted include restructurings of the workplace, partial or total plant closures, mergers and transfers of ownership insofar as these affect employees, and retrenchments. The implementation of the Labour Relations Act's provisions may have a material adverse effect on the Company's cost of labor and consequently on its financial condition. New legislation is currently being proposed regarding minimum conditions of labor. Such legislation, if enacted, is expected to increase South African labor costs.

DEPENDENCE ON KEY PERSONNEL

           The Company's success depends upon the continued contributions of its executive officers, most of whom are also principal stockholders of the Company, and the continued contributions of the management of Starpak, L.S. Pressings, Europair, FSA Foods and the FSA Foods Subsidiaries. The Company has obtained key man insurance in the amounts of $2,000,000 on the lives of each of Michael Levy and Clive Kabatznik. The business of the Company could be adversely affected by the loss of services of, or a material reduction in the amount of time devoted to the Company by, its executive officers. See "Management."

CONTROL BY INSIDERS; OWNERSHIP OF SHARES HAVING DISPROPORTIONATE
VOTING RIGHTS; POSSIBLE DEPRESSIVE EFFECT ON THE PRICE OF THE
COMPANY'S SECURITIES


           The Company's  founders and certain other  shareholders own 1,822,500 shares of Class B Common Stock (excluding certain shares of Common Stock and options), representing approximately 26.2% of the Company's outstanding capital stock and approximately 63.8% of the total voting power (assuming no conversion of the Debentures and the Increasing Rate Debentures and no exercise of the Placement Warrant and Purchase Options) and are able to elect all of the
Company's directors and otherwise control the Company's operations. See "Principal Shareholders." Furthermore, the disproportionate vote afforded the Class B Common Stock could also serve to impede or prevent a change of control of the Company. As a result, potential acquirers may be discouraged from seeking to acquire control of the Company through the purchase of Common Stock, which could have a depressive effect on the price of the Company's securities and will make it less likely that shareholders receive a premium for their shares as a result of any such attempt. See "Principal Shareholders," "Certain Transactions" and "Description of Securities."


DIVIDENDS UNLIKELY

           The Company has not paid any cash dividends and does not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth. See "Dividend Policy."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

           The Class A Warrants and the Class B Warrants are redeemable by the Company at a redemption price of $.05 per Warrant upon 30 days' prior written notice if the average bid price per share of the Common Stock exceeds $9.10 (subject to adjustment) with respect to the Class A Warrants and $12.25 (subject to adjustment) with respect to the Class B Warrants, for 30 consecutive trading days ending within 15 days of the notice of redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The average bid price per share of Common Stock for the 30 consecutive trading days ending January 14, 1998 was $6.74, and the average bid price per Class A Warrant for such period was $2.28 per Warrant. See "Description of Securities - Warrants."


ABSENCE OF PUBLIC MARKET FOR DEBENTURES

           Prior to this offering, there has not been a public market for the Debentures and there can be no assurance that an active trading market will be developed or be sustained after this offering.

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO CONVERT
DEBENTURES AND EXERCISE PLACEMENT WARRANT AND PURCHASE OPTIONS

           Holders of Debentures, Placement Warrant and Purchase Options will only be able to convert the Debentures and exercise the Placement Warrant and the Purchase Options if (i) a current prospectus under the Securities Act relating to the shares of Common Stock underlying the Debentures, Placement Warrant and Purchase Options is then in effect, and (ii) such shares of Common Stock are qualified for sale or exempt from qualification under the applicable securities laws of the states. There can be no assurance that the Company will be able to maintain the effectiveness of a current prospectus covering the shares of Common Stock underlying the Debentures, Placement Warrant and Purchase Options. The value of the Debentures, Placement Warrant and Purchase Options may be greatly reduced if a current prospectus, covering the shares of Common Stock issuable upon the exercise of such securities, is not kept effective or if such securities are not qualified or exempt from qualification under applicable state securities laws. See "Description of Securities."

SHARES ELIGIBLE FOR FUTURE SALES; POSSIBLE DEPRESSIVE EFFECT OF
FUTURE SALES OF COMMON STOCK; REGISTRATION RIGHTS


           Future sales of Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, or otherwise, including with respect to outstanding Class A Warrants and Class B Warrants, or the possibility of such sales in the public market, could have a material adverse affect on the market price of the securities offered hereby. Immediately following the effectiveness of this offering, there will be an aggregate of 5,181,443 shares of Common Stock and 1,822,500 Class B Common Stock outstanding (assuming no conversion of the Debentures and Increasing Rate Debentures and no exercise of the Placement Warrant and Purchase Options). In addition, an aggregate of 2,591,301 shares of Common Stock are issuable upon exercise of certain Warrants issued by the Company and upon exercise of the Warrants included in the Units sold in connection with the Offering. The 2,300,000 shares of Common Stock included as part of the Units sold pursuant to the Offering were freely tradeable without restriction under the Securities Act immediately following the Offering. All other shares of Common Stock and the shares of Class B Common Stock, are "restricted securities" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act or pursuant to a Registration Statement filed under the Securities Act. See "Description of Securities - Class B Common Stock." Of the 5,181,443 shares of Common Stock issued and outstanding as of the date of this Prospectus, 1,276,588 shares were issued to the FSAH Escrow Agent pursuant to the terms of the FSAC Escrow Agreements. In addition the Company has issued 142,918 shares of Common Stock to the prior shareholders of SA Leisure subject to a two-year lock-up period. Of the 1,822,500 shares of Class B Common Stock issued and outstanding upon the date of this Prospectus, 729,979 shares were issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. See "Certain Transactions." Such shares of Common Stock and Class B Common Stock (issued with respect to the FSAC Escrow Agreements and the FSAH Escrow Agreement) are "restricted securities" which in the future may be sold in compliance with Rule 144 or pursuant to a registration statement filed under the Securities Act. All the shares of Common Stock issued pursuant to the FSAC Escrow Agreements will be eligible for sale under Rule 144 in July 1998. All of the shares of Class B Common Stock are currently eligible for sale under Rule
144. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions and/or market-maker transactions an amount not to exceed the greater of (a) one percent (1%) of the Company's issued and outstanding Common Stock, or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period.


           As of January 24, 1997, D.H. Blair Investment Banking Corp., the Company's Underwriter in connection with its Initial Public Offering ("D.H. Blair")and certain other holders have the right to two demand registrations of the Units underlying the Unit Purchase Options. The holders of the Unit Purchase Options also will have certain piggyback registration rights. The exercise of registration rights may involve substantial expense to the Company and have a depressive effect on the market price of the Company's securities. See "Description of Securities--Shares Eligible for Future Sale."

POTENTIAL ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK

           The Company's Memorandum of Association authorizes the issuance of 5,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

LIMITED RIGHTS OF SHAREHOLDERS UNDER BERMUDA LAW AND BYE-LAWS OF THE COMPANY

           The Company's corporate affairs are governed by its Memorandum of Association and bye-laws, as well as the common law of Bermuda relating to companies and the Companies Act 1981. The Company's bye-laws limit the right of securityholders to bring an action against officers and directors of the Company. The laws of Bermuda relating to shareholder rights, protection of minorities, fiduciary duties of directors and officers, matters of corporate governance, corporate restructurings, mergers and similar arrangements, takeovers, shareholder suits, indemnification of directors and inspection of corporate records, may differ from those that would apply if the Company were incorporated in a jurisdiction within the United States. The rights of shareholders in a Bermuda company may not be as extensive as the rights of a shareholder of a United States company and, accordingly, the holders of the Company's shares of Common Stock may be more limited in their ability to protect their interests in the Company. In addition, there is uncertainty whether the courts of Bermuda would enforce judgements of the courts of the United States and of other foreign jurisdictions. There is also uncertainty whether the courts of Bermuda would enforce actions brought in Bermuda which are predicated upon the securities laws of the United

States. See "Enforceability of Civil Liabilities," "Description of Securities - Differences in Corporate Law" and "Certain Provisions of Bermuda Law."

                                 USE OF PROCEEDS

           The proceeds which may be realized by the Company upon the exercise of the Placement Warrant and the Purchase Options will be up to an amount equal to $903,750 less certain expenses with respect to the offering of such securities. No assurance can be given that any of the Placement Warrant or Purchase Options will be exercised.

           Net proceeds received from the exercise of the Placement Warrant or the Purchase Options, if any, are intended to be used for further acquisitions (70% of the net proceeds) and general corporate purposes (30% of the net proceeds).


                                 DIVIDEND POLICY

           The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain earnings, if any, to finance the growth of the Company. The Board of Directors of the Company will review its dividend policy from time to time to determine the feasibility and desirability of paying dividends, after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors deems relevant.

                                 CAPITALIZATION

           The following table sets forth the capitalization of the Company (i) at September 30, 1997; and (ii) as adjusted to give effect to the proceeds of the Increasing Rate Debenture offering net of issue costs. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                                                                                       SEPTEMBER 30, 1997
                                                                                                         (IN THOUSANDS)
                                                                                                     ACTUAL      AS ADJUSTED
                                                                                                     ------      -----------

Long term debt ...................................................................................   13,691        13,691
                                                                                                     ------        ------
Increasing Rate Debentures .......................................................................                 14,200
Minority Interest in Subsidiary ..................................................................   13,446        13,446
                                                                                                     ------        ------
Stockholders' Equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding...     --            --
    Common Stock, $0.01 par value; 23,000,000 shares authorized; 3,780,315 shares issued and
    outstanding actual(1)(2)(3) ..................................................................       38            38
    Class B Common Stock, $0.01 par value; 2,000,000 shares authorized; 1,822,500 shares issued
    and outstanding; actual and as adjusted(4) ...................................................       19            19
    Additional paid-in capital ...................................................................   24,659        24,659
    Deficit/Retained Income ......................................................................    3,792         3,792
    Foreign currency translation adjustments .....................................................    3,634         3,634
    Total Stockholders' Equity ...................................................................   24,874        24,874
                                                                                                     ------        ------
Total capitalization .............................................................................   52,011        66,211
                                                                                                     ======        ======

------------------
(1) Excludes 1,175,345 shares of Common Stock issued by the Company subsequent to the Company's Warrant Exchange offer which expired on November 25, 1997.

(2) The Common Stock and Class B Common Stock are essentially identical except that each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes. See "Description of Securities".


(3) Excludes (i) an aggregate of 2,591,301 shares of Common Stock reserved for issuance upon exercise of certain Redeemable Class A Warrants and Redeemable Class B Warrants issued by the Company ("Warrants") and upon exercise of the Warrants included in the Units offered in connection with the Company's initial public offering that was effective on January 24, 1996; (iii) 800,000 shares issuable upon exercise of the Unit Purchase Options and the Warrants included in the Units underlying the Unit Purchase Options; (iv) 850,000 shares reserved for issuance under the Company's 1995 Stock Option Plan ; (v) 500,000 shares of Common Stock reserved for issuance upon exercise of certain additional stock options granted by the Board of Directors of the Company; (vi) 1,276,588 shares of Common Stock issued to the FSAH Escrow Agent pursuant to the FSAC Escrow Agreements. See "Certain Transactions," "Management - Executive Compensation," "Management
     -  Stock  Option   Plan,"   "Description   of   Securities"   and  "Certain
     Transactions."


(4) Includes 729,979 shares of Class B Common Stock issued upon the consummation of the Offering to the FSAH Escrow Agent pursuant to the FSAH Escrow Agreement, pursuant to which such FSAH shareholders may tender their shares of FSAH Class B Stock to the FSAH Escrow Agent against payment by the FSAH Escrow Agent of the purchase price therefor, which payment may be made through the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock (which shall be automatically converted to shares of Common Stock upon such sale) and delivery of the net proceeds thereof. See "Certain Transactions - FSAH Escrow Agreements" and "Principal Shareholders."

     MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

           On January 24, 1996 , the Company's Common Stock, Units, Class A Warrants and Class B Warrants were listed for quotation on the SmallCap Market on the Nasdaq System under the symbols FSAUF, FSACF, FSAWF and FSAZF, respectively. The following table sets forth, for the periods indicated the high and low bid prices for the Common Stock, Units, Class A Warrants and Class B Warrants as reported by Nasdaq. Quotations reflect prices between dealers, without retail mark-up, mark down or commissions and may not necessarily represent actual transactions.


                                        HIGH BID                       LOW BID
                                        --------                       -------
COMMON STOCK
1996
3rd Quarter                             $ 4.75                         $ 2.88
4th Quarter                             $ 6.00                         $ 3.00

1997
1st Quarter                             $ 6.50                         $ 4.50
2nd Quarter                             $ 5.75                         $ 4.00
3rd Quarter                             $ 7.38                         $ 3.50
4th Quarter                             $ 8.75                         $ 4.63


1998
1st Quarter                             $ 8.75                         $ 7.13
2nd Quarter                             $ 8.75                         $ 6.125
3rd Quarter (through January 8, 1998)   $ 6.25                         $ 5.81


UNITS
1996
3rd Quarter                             $ 6.50                         $ 5.38
4th Quarter                             $10.00                         $ 5.25

1997
1st Quarter                             $ 9.72                         $ 6.75
2nd Quarter                             $11.00                         $ 8.25
3rd Quarter                             $ 9.75                         $ 6.75
4th Quarter                             $14.13                         $ 6.38


1998
1st Quarter                             $14.00                         $10.00
2nd Quarter                             $13.50                         $ 8.625
3rd Quarter (through January 8, 1998)   $ 9.00                         $ 8.625


CLASS A WARRANTS
1996
3rd Quarter                             $ 3.00                         $ 1.50
4th Quarter                             $ 2.87                         $ 1.58

                                        HIGH BID                       LOW BID
                                        --------                       -------

1997
1st Quarter                             $ 3.28                         $ 2.25
2nd Quarter                             $ 5.00                         $ 2.75
3rd Quarter                             $ 2.38                         $ 1.25
4th Quarter                             $ 3.88                         $ 1.06


1998
1st Quarter                             $ 3.625                        $ 2.00
2nd Quarter                             $ 3.75                         $ 1.9375
3rd Quarter (through January 8, 1998)   $ 1.9375                       $ 1.81


CLASS B WARRANTS
1996
3rd Quarter                             $ 1.62                         $  .62
4th Quarter                             $  .88                         $  .62

1997
1st Quarter                             $ 1.25                         $  .25
2nd Quarter                             $ 1.50                         $  .63
3rd Quarter                             $ 1.50                         $  .59
4th Quarter                             $ 1.94                         $  .39


1998
1st Quarter                             $ 1.625                        $ 1.00
2nd Quarter                             $ 1.75                         $ 1.25
3rd Quarter (through January 8, 1998)   $ 1.31                         $ 1.25


           As of November 25, 1997, there were approximately 1,730 shareholders both of record and beneficial, of the Company's Common Stock.

                        SELECTED HISTORICAL AND PRO FORMA
                        CONDENSED COMBINED FINANCIAL DATA

           The following selected financial data for Starpak and L.S. Pressings, the Company's predecessor, as of and for the periods presented have been derived from the combined audited financial statements of Starpak and L.S. Pressings. The unaudited financial data, in the opinion of management, contain all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of such data. The results of the interim periods are not necessarily indicative of the results of a full year. All of the financial data set forth below should be read in conjunction with the information appearing under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                         SELECTED FINANCIAL INFORMATION


[TABLE 1 OF 2]
                                             PREDECESSOR COMPANY (1)(2)
                                     ---------------------------------------


                                            YEARS ENDED FEBRUARY 28,
                                     ---------------------------------------
                                         1993          1994          1995
                                          $             $             $
                                     -----------   -----------   -----------
STATEMENT OF OPERATIONS
Net sales ........................     6,256,667     6,851,457     8,826,856
Total operating expenses .........     5,818,092     6,414,144     8,179,083
Operating income .................       438,575       437,313       647,773
Interest paid ....................       223,314       180,960       152,163
Net income before tax and
   Minority interest .............       269,251       321,319       536,440
Net income after tax .............       138,839       207,916       313,882

EARNINGS PER SHARE(7)
Basic ............................   $       .25   $       .38   $       .57
Fully diluted ....................           .25           .38           .57

Ratio of Earnings to fixed charges           2.1          1.67           4.0
                                     ===========   ===========   ===========



[TABLE 2 OF 2]
                                                                     THE COMPANY(2)
                                     ----------------------------------------------------------------------------
                                        MARCH 1,   JULY 1,1995       JULY 1,1996      JULY 1, 1996   JULY 1, 1997
                                        1995 TO         TO                TO              TO             TO
                                         JUNE          JUNE              JUNE          SEPTEMBER      SEPTEMBER
                                       30, 1995      30, 1996          30, 1997         30, 1996       30, 1997
                                     -----------   -----------       -----------      -----------    -----------
                                          $             $                 $                $              $
                                     -----------   -----------       -----------      -----------    -----------
STATEMENT OF OPERATIONS
Net sales ........................     3,297,507    14,911,097        66,575,931       11,690,884     21,461,433
Total operating expenses .........       292,806    19,833,942(3)     61,134,362       10,468,001     20,014,736
Operating income .................       334,701    (4,922,845)        5,441,569        1,222,883      1,446,697
Interest paid ....................        18,801       865,733(4)        858,067         (215,087)      (175,741)
Net income before tax and
   Minority interest .............       359,045    (5,248,942)        8,379,511(5)     1,207,706      1,865,520(6)
Net income after tax .............       213,829    (5,737,560)        6,683,165          829,135        988,626

EARNINGS PER SHARE(7)
Basic ............................   $       .39   ($     3.03)      $      1.30      $       .18    $       .18
Fully diluted ....................           .39         (1.39)             1.22              .18            .17

Ratio of Earnings to fixed charges          14.1            (A)              8.9                             .43
                                     ===========   ===========       ===========                     ===========


                               PREDECESSOR COMPANY (1)                           THE COMPANY
                        ------------------------------------   ----------------------------------------------
                                    FEBRUARY 28,                JUNE 30            JUNE 30        SEPTEMBER 30
                                    ------------                -------            --------       ------------
                            1993         1994         1995         1996               1997             1997
                             $            $            $            $                  $                $
                        ----------   ----------   ----------   ----------         ----------       ----------
BALANCE SHEET DATA
Total assets ........    3,976,769    3,976,974    5,161,709   23,604,994         64,197,149       66,072,160
Long term liabilities    1,140,244    1,112,391    1,123,665    2,361,372         13,341,758       13,690,750
Net working capital .    1,177,250    1,194,931    1,366,602    4,624,417         26,196,023       23,792,502
Stockholder's equity     1,527,356    1,580,826    1,828,656   12,792,376         23,220,014       24,872,524

-----------

(1) Represents the combined results for Starpak and L.S. Pressings, which are deemed to be the predecessor of the Company due to the Common ownership and control of such entities. The Company's fiscal year end is June 30.
(2)  No dividends were declared or paid during the periods presented.
(3) Includes a one time non cash escrow shares charge of $6,314,000 related to the release of 1.1 million shares under the terms of an Earnout Escrow Agreement between the Company, certain shareholders and the Underwriter of the Company's Initial Public Offering.
(4) Includes a non cash charge of $396,000 relating to costs incurred in connection with a November 1995 Bridge Note Financing.
(5) Includes a net gain of $3,327,478 on the sale of investment in FSA Food as well as a minority interest of $135,224.
(6)  Includes a minority interest of $430,701.

(7) For periods prior to July 1, 1995, pro forma earnings per share are presented giving effect to the Company's shares issued in exchange for the predecessor's previously outstanding shares.
(A) As a result of the loss in the fiscal year ended June 30, 1996, the Company was not able to cover the fixed charges by $6,253,280.


                         PRO FORMA FINANCIAL INFORMATION

           The pro-forma information has been prepared assuming that the acquisitions (except for Fifers Bakery (Proprietary) Limited) had taken place and that operations had commenced on July 1, 1996.

           The pro-forma information does not purport to be indicative of the results that would have been obtained if the acquisitions had occurred at the beginning of the period, nor is it indicative of future results.


                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                                   (unaudited)



                                                      PROFORMA (UNAUDITED)
                                                      --------------------

                                                          YEAR ENDED
                                                         JUNE 30, 1997
                                                               $

         Revenues                                          78,596,647
                                                          -----------

         Operating  expenses
            Cost of sales                                  46,006,407
            Selling, general and administrative costs      26,575,103
            Non cash escrow share charge                         --
                                                          -----------

                                                           72,581,510
                                                          -----------
         Operating (loss)/income                            6,015,137

         Other income                                       3,904,884
         Interest expense                                    (823,912)
                                                          -----------
         (Loss)/income before income taxes and minority
             interests                                      9,096,109
         Provision for taxes on income                     (1,834,833)
                                                          -----------
         Minority interest in consolidated subsidiary
            companies                                        (135,224)
                                                          -----------
         Net (loss)/income                                  7,136,979
                                                          ===========
         Ratio of earnings to fixed charges                       9.8

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INTRODUCTION


           The Company was incorporated in September 1995 to acquire, own and operate closely held companies in South Africa with annual sales in the range of approximately $5 million to $50 million. In this regard, the Company, through its South African subsidiaries has acquired sixteen South African companies engaged in the following industry segments.

           1. Packaging equipment and materials through Starpak, Alfapak, Pakmatic and Pacforce.
           2. Metal washers used in the fastener industry through LS Pressings and Paper and Metal.
           3. Air conditioning and refrigeration machinery components though Europair Refrigeration and First Strut.
           4. Processed foods through Piemans Pantry, Astoria Bakery, Seemanns, Gull Foods and Fifers Bakery.
           5. Lifestyle  products  through  SA  Leisure,   Republic  and
              Galactex.


           The Company has funded itself since inception primarily through the proceeds if its initial public offering completed in January 1996, the FSA Foods initial public offering, as well as the issuance of $25 million of subordinated convertible debentures.

           The annual rate of inflation in South Africa for the periods set forth below was as follows:

                      FISCAL YEAR 1996              FISCAL YEAR 1997
                      ----------------              ----------------
                           6.9%                           8.8%

           The average annual rate of inflation in South Africa in the period commencing September 30, 1996 and ending September 30, 1997 was approximately
8.6 %

           The average rate for the South African Rand against the U.S. dollar for the periods under discussion were as follows:

                       THREE MONTHS                    THREE MONTHS
                    ENDED SEPTEMBER 30              ENDED SEPTEMBER 30,
                          1996                            1997
                    ------------------              -------------------
                         $1=R4.59                        $1=R4.66
           Depreciation of 1.5%

                      FISCAL YEAR 1996              FISCAL YEAR 1997
                      ----------------              ----------------
                         $1 = R3.85                    $1 = R4.53
           Depreciation of 17.7%



           As the Company's results are reported in U.S. dollars, but revenues and earnings are primarily generated in South African Rand, the local inflation rate and the depreciation of the South African Rand against the U.S. dollar for the periods in question are important to further the understanding of the Company's results. In general, if the rate of depreciation of the South African Rand to the U.S. dollar for any comparable period is greater than the South African rate of inflation for that same period then the Company would have had to generate local revenues and earnings in excess of the South African inflation rate in order to maintain dollar parity. For the period ended June 30, 1997, the depreciation of the South African Rand to the dollar equaled 17.7% while the annual rate of inflation was 8.8%. In order for the Company to report dollar growth in revenues and earnings it would need to have generated growth of over 8.9% in inflation adjusted numbers through its local South African operations. The results, therefore, for the period indicated above as reflected in U.S. dollars, is in excess of inflation adjusted South African Rand for revenue and earnings growth.

Results of Operations

           This discussion should be read in conjunction with the Selected Historical and Pro Forma Combined Financial Data and the financial statements and notes thereto appearing elsewhere in this document. In this discussion, "Pro Forma" includes all the combined results for the Company's acquisitions that have been consummated since the Company's Initial Public Offering in January, The "Pro Forma" results may not be representative of the actual results that would have been achieved had such events actually occurred at the beginning of the periods indicated.

           Due to the lack of comparative prior financial periods, and in order to provide a meaningful reference point in the Management's Discussion and Analysis, comparative twelve month pro forma results have been added for the periods ended June 30, 1996 and 1997 respectively. These pro forma results include the results for all of the Company's acquisitions, including those made after January 24, 1996. Attention is drawn to the Management's Discussion and Analysis for the Pro Forma periods mentioned above. This section provides the most meaningful analysis of the Company's performance on a broader time scale.


                                                                  PROFORMA (UNAUDITED)            (UNAUDITED)
                                                                Year Ended    Year Ended       Three Months Ended
                                                                 June 30,      June 30,    September 30, September 30,
                                                                   1996          1997          1996         1997
                                                                   ----          ----          ----         ----
Costs of sales ..............................................     59.2%          58.5%         53.1%        59.2%
Gross profit ................................................     40.8%          41.5%         49.9%        40.8%

Selling, general and administrative expenses ................     33.1%          33.8%         36.4%        34.1%

Interest expense ............................................      2.1%           1.0%          1.8%        (0.8%)

Operating income (pre non cash escrow charge) ...............      7.7%           7.7%         10.5%         6.8%

Other income (net of other expenses) ........................      1.2%           5.0%          1.7%         1.1%
Income before income taxes( pre non cash escrow
    charge) .................................................      6.8%          11.4          10.3%         8.7%
Income before income taxes ..................................     (2.1%)         11.4%         10.3%         8.7%


Three Months Ended September 30, 1996 Compared to Three Months Ended September 30, 1997

           Sales for the three months ended September 30, 1997 increased 83.6% to $21,461,433 from $11,690,884 for the comparable period in 1996. In local currency this reflects a net increase after inflation of 76.5%. This increase is primarily due to the acquisitions the Company has completed since September 30, 1996. Included in the results for the three months ended September 30, 1996 were the operations of L.S. Pressings, Starpak, Europair, Piemans Pantry and Astoria Bakery which were the only significant operating subsidiaries of the Company as of such date.

           The results for the three months ended September 30, 1997, include the operations of L.S. Pressings, Starpak, Pakmatic, Europair and First SA Food Holdings Limited (which includes Piemans Pantry, Astoria Bakery, Seemanns, Gull Foods and Fifers Bakery) which were the only significant operating subsidiaries of the Company on such date. For the three months ended September 30, 1997, the Company's processed foods operations contributed approximately 66.9% of the Company's sales versus 56% for the comparable period in 1996. The Company's air conditioning and refrigeration operations contributed approximately 16.3% of sales for the three months ended September 30, 1997 versus 21.9% for the comparable period in 1996. The Company's packaging operations contributed approximately 11.4% of sales for the three months ended September 30, 1997 versus 12.2% for the comparable period in 1996. The Company's fastener operations contributed approximately 5.3% of sales for the three months ended September 30, 1997 versus 10% for the comparable period in 1996. Sales in all business segments increased. The overall increase can be explained in some segments by additional acquisitions, but in general the overall increase can be attributed to increasing demand for the Company's products as the middle-class base of consumers continues to grow as South Africa's transition to more broad based economic participation moves forward. In addition, the Company's subsidiaries have continued to purchase additional manufacturing capacity to take advantage of this demand.


           Cost of goods sold for the three months ended September 30, 1997 were $12,698,212, or 59.2 % of sales versus $6,213,717 or 53.1%, for the comparable period in 1996. For the three months ended September 30, 1997 the cost of goods for the Company's processed food operations were approximately 56.2% versus 48% in the comparable period in 1996. Cost of sales for the air conditioning and refrigeration operations were approximately 61.2% versus 60.1% in the comparable period in 1996. Cost of sales for the packaging operations were approximately 73.1% versus 58% in the comparable period in 1996. Cost of sales for the fastener operations were approximately 58.8% versus 60.6% in the comparable period in 1996.The overall increase in the percentage of cost of goods sold can therefore be primarily explained by increases in the cost of goods ratios in the processed food and packaging operations. The processed foods cost of goods percentage is in line with its full fiscal 1997 ratio. The increase in the packaging operations' cost of goods is due primarily to the poor performance of one company in this segment as well as a new acquisition that traditionally generates lower gross margins than those generated by the packaging operations owned by the Company during the three months ended September 30, 1996.

           Sales, general and administrative costs increased to $7,316,524 for the three months ended September 30, 1997 from $4,254,284 for the comparable period in 1996 or 34.1% of sales versus 36.4% of sales. For the three months ended September 30, 1997 SG and A expenses for the Company's processed food operations were approximately 34.2% versus 40.3% in the comparable period in 1996. SG and A expenses for the air conditioning and refrigeration operations were approximately 30% versus 31.3% in the comparable period in 1996. SG and A expenses for the packaging operations were approximately 33% versus 18% in the comparable period in 1996. SG and A expenses for the fastener operations were approximately 19% versus 20.9% in the comparable period in 1996. The Company's corporate SG and A expenses were approximately $329,000 or 1.5% of sales for the three months ended September 30, 1997 versus approximately $316,000 or 2.7% of sales for the comparable period in 1996. The overall decrease in the percentage SG and A expenses can therefore be primarily explained by decreases in the SG and A ratios in the Company's processed foods operations. SG&A costs have increased as a gross number during the three months ended September 30, 1997, compared to the three months ended September 30, 1996 due to the increase in the Company's size as a result of certain acquisitions that were completed by the

Company. Specifically, the Company acquired an additional three processed food companies in the period after September 30, 1996. These additional companies have lower SG&A ratios than the two original processed food companies owned during the comparable period in 1996. As a result, the overall ratios of the Company's processed food operations have declined and this decline has further reduced the Company's consolidated SG&A cost ratios.


           Interest received was $175,741 for the three months ended September 30, 1997 versus an interest expense of $215,087 for the comparable period in 1996. The interest income for the 1997 period is primarily attributable to interest earned on the Company's cash balances in its processed foods businesses. In addition, during the three months ended September 30, 1997, the Company incurred a net interest expense of approximately $250,000 for interest on the 9% convertible debentures issued between April and August 1997.

           Other income for the three months ended September 30, 1997 was $243,082 versus $199,909 in the comparable period in 1996. This is primarily made up of rebates and discounts earned by the Company's operating subsidiaries.

           Net profit for the three month period ended September 30, 1997 was $988,626 or a gain of $.18 a share as compared to a net profit of $829,135 or $.18 a share in the comparable period in 1996 During the period ended September 30, 1997 the Company's net earnings included a provision of $430,701 for the 30% minority interests in its publicly traded subsidiary First SA Food Holdings, Ltd. For purposes of its earning per share calculation for the three months ended September 30, 1997, the Company had 5,495,119 shares outstanding ( includes 84,751 shares to be issued in fulfilment of acquisition agreements and contingent acquisition payments entered into during the past three months) as opposed to 4,679,356 for the comparable period in 1996.

           Pro Forma Twelve Months Ended June 30, 1997 Compared to Pro Forma Twelve Months Ended June 30, 1996

           Pro-forma sales for the 12 months ended June 30, 1997 increased 10.1% to $78,596,647 from $71,374,856 for the period ended June 30, 1996. In local currency, this increase was equal to approximately 28% which reflects a net growth after inflation of approximately 19%. For the year ended June 30, 1997 the Company's processed foods operations contributed approximately 65.7% of the Company's sales versus 67.7% for 1996. Air conditioning and refrigeration segment for 1997 contributed approximately 15.8% of sales versus 12% for 1996. The packaging equipment segment for 1997 contributed approximately 12.9% of sales versus 12.8% for 1996. While the fastener segment for 1997 contributed approximately 5.6% of sales versus 7.5% for 1996. Sales in all business segments increased, except for the fastener segment. The overall increase can be attributed to increasing demand for the Company's products as the middle class base of consumers continues to grow as South Africa continues its transition to more broad based economic participation. In addition, the Company's subsidiaries have continued to purchase additional manufacturing capacity to take advantage of this demand.

           Pro-forma cost of goods sold were $46,006,407 and $42,259,173 for the twelve months ended June 30, 1997 and 1996 respectively. This represented 58.5% of sales for the twelve months ended June 30, 1997 versus 59.2 % for the corresponding period in 1996. For the year ended June 30, 1997 the pro-forma cost of goods for the Company's processed foods operations was approximately 56% versus 58% for 1996. Air conditioning and refrigeration segment for 1997 was approximately 66% versus 60% for 1996. The packaging equipment segment for 1997 was approximately 59% versus 56% for 1996. While the fastener segment for 1997 was approximately 62% versus 60% for 1996. The overall decrease can therefore be primarily explained by improved productivity in the food companies due to increased automation.

           Pro-forma sales, general and administrative costs increased to $26,575,103 from $23,636,005 for the twelve months ended June 30, 1997 and 1996 respectively. This represented 33.8% of sales for the twelve months ended June 30, 1997 versus 33.1% for the corresponding period a year earlier. For the year ended June 30, 1997 the SG and A expenses for the Company's processed foods operations was approximately 34.5% of sales versus 34.4% for 1996. Air conditioning and refrigeration for 1997 was 30% versus 33.5% in 1996. The packaging equipment segment for 1997 was 29.2% versus 31.6% in 1996. While the fastener segment for 1997 was 14.1% versus 13.2% for 1996. This increase is primarily attributable to the Company's net corporate expenses. The Company was formed in September 1995 and completed its Initial Public Offering in January of 1996. As a result the pro-forma results for fiscal 1996 do not reflect a full charge for the Company's corporate overhead. During fiscal 1996, the Company expended approximately $400,000 in corporate overhead, while in 1997 this number increased to approximately $1.4 million. In addition, under the terms of certain executive employment agreements, the Company recorded approximately $300,000 in bonuses related to the gain on the sale of 30% of First SA Food Holdings, Ltd., as part of its general SG&A expense.

           Pro-forma Interest expenses decreased to 823,912 during the twelve months ended June 30, 1997 from $1,524,827 for the twelve months ended June 30, 1996. Most of this decrease can be attributed to a non-cash charge of $396,000 that the Company took in connection with its November 1995 private placement of Bridge Notes. In addition some of the Company's operating subsidiaries generated interest on net cash balances which reduced the Company's consolidated net interest.

           Proforma other income was $3,904,884 and $872,766 for the twelve months ended June 30, 1997 and 1996, respectively. This increase is primarily attributable to a net gain of $3,327,478 on the sale of the Company's investment in First SA Food Holdings Ltd. In June 1997, the Company completed the Initial Public Offering of 5,000,000 ordinary shares of common stock of its subsidiary First SA Food Holdings, which shares are listed on the Johannesburg Stock Exchange; an institutional private placement in South Africa of 20,000,000 ordinary shares of common stock of FSA Food, and a private placement of 12,500,000 ordinary shares of common stock to management and staff. As of September 30, 1997 the Company owned 70% of FSA Food.

           The Company recorded a non-cash escrow share charge of $6,314,000 for the year ended June 30, 1996. This charge relates to the release of 1,100,000 shares of Class B Common Stock from an Earnout Escrow Agreement that the Company entered into with the underwriter of its January 24, 1996 Initial Public Offering. Under the terms of this agreement, 1,100,000 shares were deposited in escrow subject to the Company achieving certain pre-tax Pro Forma earnings results. As the pro forma results for June 30, 1996 met the earnout requirements of this agreement, the Company took this one time non-cash charge which was calculated by multiplying 1,100,000 shares by the then current bid price of the Company's Common Stock. The $6,314,000 charge was reflected as additional Capital in Excess of Par in the June 30, 1996 Balance Sheets.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - PREDECESSOR COMPANY.

           The annual rate of inflation in South Africa for the period set forth below was as follows:


         1993                    1994                   1995
         ----                    ----                   ----
         13.9%                   9.7%                   8.6%

           The average rate for the South African Rand against the U.S. dollar for the periods under discussion were as follows:


      FISCAL YEAR 1993          FISCAL YEAR 1994       FISCAL YEAR 1995
      ----------------          ----------------       ----------------
         $1 = R2.90                $1 = R3.32             $1 = R3.53
      Depreciation of                14.48%                  6.3%

           Based on these figures, in evaluating the comparable sales and expense numbers for the companies in question for the period ended February 28, 1995 versus the period ended February 28, 1994, approximately 3.5% of the increase in sales and expenses can be attributed to the net effect of the rate of inflation of South Africa. The calendar year figures are provided with the fiscal year figures as set forth above to provide an effective comparison of inflation figures for the periods in question.

           Results of Operations

           This discussion should be read in conjunction with the Selected Historical and Pro Forma Combined Financial Data and the financial statements and notes thereto appearing elsewhere in this Prospectus. In this discussion, "Historical" reflects the combined historical financial data of Starpak and L.S. Pressings. Prior to the Company's Initial Public Offering, such entities were each principally owned by FSA Stock Trust, a principal stockholder of the Company, and are therefore treated as the Company's predecessor. "Pro Forma" assumes the consummation of this Offering and the acquisition of Europair.

COMBINED RESULTS FOR STARPAK AND L.S. PRESSINGS

                                         PERIOD FROM MARCH 1, 1995
 AS PERCENTAGE OF SALES                      TO JUNE  30, 1995       1995    1994    1993
-----------------------                      -----------------       ----    ----    ----
                                                                FISCAL YEAR ENDED FEBRUARY 28,
                                                                ------------------------------
Costs of sales .................................  57.0%              57.3%   65.9%   66.0%
Gross profit ...................................  43.0%              42.7%   34.1%   34.0%
Selling, general and administrative expenses....  32.8%              35.4%   27.7%   27.0%
Interest expense ...............................    .05%              1.7%    2.6%    3.6%
Operating income ...............................  10.1%               7.3%    6.4%    7.0%
Other income (net of other expenses) ...........   1.3%               0.5%    0.9%    0.9%
Income before income taxes .....................  10.9%               6.1%    4.7%    4.3%

           Twelve Months Ended February 28, 1995 Compared to Twelve Months Ended February 28, 1994

           Historical sales for the twelve months ended February 28, 1995 increased 28.8% to $8,826,856 from $6,851,457 for the period ended February 28, 1994. As adjusted for inflation, historical sales volume increased approximately 25%. The increase included a 48% increase in sales of L.S. Pressings (or approximately 45% volume increase) and a .05% decrease (a 3% volume increase adjusting for inflation) in the sales of Starpak. The overall growth in the volume of sales of the companies can be primarily attributable to the improvement in macro-economic conditions in South Africa following the April 1994 elections, as described above.

           The Historical cost of goods sold were $5,058,749 and $4,513,384 for the twelve months ended February 28, 1995 and 1994, respectively. This represented 57.3% of sales for the twelve months ended February 28, 1995 versus 65.9% for the corresponding period a year earlier. Decreases in cost of goods sold were experienced in both Starpak and L.S. Pressings and can be attributed primarily to more efficient production that resulted from the increase in revenues, as both companies have relatively fixed manufacturing overhead costs. In addition, labor costs as a percentage of sales were reduced, as there were a number of work stoppages in support of political causes prior to the elections which negatively impacted on the cost of sales for the year ended February 28, 1994.

           Historical sales, general and administrative costs increased 64% to $3,120,334 from $1,900,760 for the twelve months ended February 28, 1995 and 1994, respectively. This represented 35.4% of sales for the twelve months ended February 28, 1995 versus 27.7% for the corresponding period a year earlier. These increases were experienced in both companies and can be attributed primarily to increased expenditures in administrative personnel as well as an increase of $213,280 in management profit sharing bonuses which resulted from an increase in operating profits.

           Historical interest expenses declined to $152,163 during the twelve months ended February 28, 1995 from $180,960 for the twelve months ended February 28, 1994. This decrease can be attributed primarily to a decline in the average level of borrowings during the year. However, in order to support expansion, the companies increased their investment in fixed assets during the last quarter of the fiscal year. As a result, despite the lower average level of borrowings during the year, the aggregate interest-bearing debt at February 28, 1995 was $1,180,000 while the corresponding balance at February 28, 1994 was $1,070,000.

           Historical other income was $40,830 and $64,966 for the twelve months ended February 28, 1995 and 1994, respectively. The decrease can be attributed primarily to a decline in other income earned by Starpak due to the release of bad debt provisions in 1994, as well as a loss on the disposal of fixed assets.

           During  fiscal  1995  the  South  African  tax  authorities   lowered
corporate income taxes from 40% to 35%. This has resulted in a 5% increase in net income for the company for the year ended February 28, 1995 as compared to the corresponding period in 1994.

Twelve Months Ended February 28, 1994 compared to Twelve
Months Ended February 28, 1993.

           Historical sales for the twelve months ended February 28, 1994 increased 9.5% to $6,851,457 from $6,256,667 for the period ended February 28, 1994. The increase included a 3.7% increase in volume sales of L.S. Pressings, and a 9.3% increase in the volume sales of Starpak.

           Historical cost of goods sold were $4,513,384 and $4,128,047 for the twelve months ended February 28, 1994 and 1993, respectively. This represented 65.9% of sales for the twelve months ended February 28, 1994 versus 66.0% for the corresponding period in the prior year.

           Historical sales, general and administrative costs increased to $1,900,760 from $1,690,045 for the twelve months ended February 28, 1994 and 1993, respectively. This represented 27.7% of sales for the twelve months ended February 28, 1994 versus 27.0% for the corresponding period in the prior year.

           Historical interest expenses declined to $180,960 during the twelve months ended February 28, 1994 from $223,314 for the twelve months ended February 28, 1993. This decrease can be attributed primarily to a decline in the level of borrowings. The reduction in interest expense for the fiscal year ended February 28, 1994 relative to fiscal year ended February 28, 1993 was due principally to a reduction in interest rates, as the prime borrowing rate was reduced from 20.25% at February 28, 1993 to 15.25% at February 28, 1994.

           Historical other income was $64,996 and $53,990 for the twelve months ended February 28, 1994 and 1993, respectively.

LIQUIDITY AND CAPITAL RESOURCES

           In January 1996, the Company raised approximately $9 million after all fees and expenses from its initial public offering. During the period of April to August 1997, the Company raised approximately $9.2 million in net proceeds from the issuance of the Debentures. Such Debentures mature on June 15, 2004 and are convertible any time prior to maturity at $6.00 a share. In June 1997, the Company's subsidiary First SA Food Holdings raised approximately $16.5 million in cash through the placement of its shares in South Africa. Of this amount, approximately $5.5 million was retained by First South African Holdings, while the remainder was retained by First SA Food Holdings. Proceeds from these offerings have been and will continue to be primarily utilized to fund the Company's acquisitions as well as to provide a certain amount of working capital to its South African subsidiaries.

           The Consolidated Balance Sheet as at September 30, 1997, shows cash on hand of $15.7 million with working capital of $23.8 million. As of September 30, 1997 the Company had a total debt of $15,196.519 of which amount $10 million related to the Debentures , with the remainder being bank debt. Of the bank debt, $1,505,759 was classified as current. The Company currently has approximately $3.4 million available in bank credit lines, which lines are unsecured and renewable on an annual basis with variable interest rates (that are generally linked to the South African prime rate).

           Cash flows provided by operating activities for the three months ended September 30, 1997 and September 30, 1996, totaled $256,646 and $2,057,056 respectively. Cash flows used in investing activities for the three months ended September 30, 1997 and September 30, 1996 totaled $5,935,490 and $2,863,464 respectively. For the three months ended September 30, 1997 $2,238,196 was utilized for the acquisition of subsidiaries and $2,886,407 for additional purchase price payments. In the comparable period in 1996 $2,673,865 was used for the acquisition of subsidiaries. Net cash provided by financing activities was $1,949,051, during the three months ended September 30, 1997 while $1,412,196 was provided in the corresponding period in the prior year. This increase is primarily attributable to proceeds of warrants exercised during the quarter.

           The Company's operating subsidiaries generally collect their receivables within 65 to 90 days and reserve approximately 5% for doubtful accounts. Historically, the companies' operating and capital needs have been met by internal cash flow and outside bank borrowings. It is management's belief that capital expenditures for the twenty-four month period following the date of this Prospectus can continue to be met by internal cash flow and outside bank borrowings. With respect to long term liquidity, the Company's management believes that each of the Company's operating subsidiaries can continue to fund itself through internal cash flow and bank loans, as they did before being acquired by the Company. The Company's management also believes that each Subsidiary's ability to fund itself has been enhanced since becoming part of the group of entities owned by the Company.

           As of September 30, 1997, the Company had cash of approximately $15.7 million. Under its various acquisition agreements, the Company anticipates having to spend approximately $2.25 million in cash for its contingent payments over the next 12 months as well as approximately $1.85 million in stock. The Company anticipates that its cash and operating cash flows will be sufficient to fully fund these payments as well as fund the capital expenditures for its various operations. Excess cash will also be utilized to fund additional acquisitions.

           The Company's operating subsidiaries engage in certain hedging transactions with respect to certain overseas purchases in order to lock in a specified exchange rate. In addition, in July 1997, the Company, through Swiss Bank Corporation, purchased a 12-month option to acquire the equivalent of $10 million in South African rand at the strike price of R5.50 to the dollar. This option has the effect of hedging $10 million of the Company's fiscal 1998 earnings, in the event the exchange rate of the South African rand falls below this strike price. The cost of such option was approximately $133,000 and is being amortized over the length of the option.

           The Company intends to continue to pursue an aggressive acquisition strategy in South Africa and anticipates utilizing a substantial portion of its cash balances and operating earnings to fund this strategy to the extent that suitable acquisition candidates can be identified.

           The Company may be required to incur additional indebtedness or equity financing in connection with future acquisitions. There is no assurance that the Company will be able to incur additional indebtedness or raise additional equity to finance future acquisitions on terms acceptable to management, if at all.

           On October 31, 1997, the Company raised an additional $15 million from the placement of senior subordinated convertible debentures (see Note 7 of the Notes to the Unaudited Consolidated Financials Statements for the Three Months Ended September 30, 1996 and September 30, 1997 - Subsequent Events). The proceeds from such placement will be used primarily to fund additional acquisitions.

                 FIRST SOUTH AFRICA CORP., ACQUISITION SCHEDULE


                  Date    Total Purchase   Payment on Closing           Second Payment     Third Payment      Fourth Payment
                Acquired     Price (1)
----------------------------------------------------------------------------------------------------------------------------
Starpak         1/24/96    $838,545        167,709 shares               N/A                N/A                N/A
----------------------------------------------------------------------------------------------------------------------------
L.S. Pressing   1/24/96    $1,900,905      380,181 shares               N/A                N/A                N/A
----------------------------------------------------------------------------------------------------------------------------
Europair        1/24/96    $1,029,206      80,000 shares                N/A                N/A                N/A
                                           (= $400,000) and $629,206
----------------------------------------------------------------------------------------------------------------------------
Paper & Metal   4/29/96    $380,000        $190,000                     $85,000 on         $85,000 on         N/A
                                                                        10/29/96           04/29/97
----------------------------------------------------------------------------------------------------------------------------
Piemans         6/03/96    $9,200,000      331,579 shares               80% pre-tax        80% pre-tax        N/A
                           (approx.)       (= $1,658,000) and           profits for year   profits for year
                                           $3,656,000                   ended February     ended February
                                                                        28, 1997 (62.5%    28, 1998 (62.5%
                                                                        cash and 37.5%     cash and 37.5%
                                                                        stock)             stock)
----------------------------------------------------------------------------------------------------------------------------
Astoria         7/01/96    $4,400,000      $1,300,000                   $1.55 million      100% pre-tax       100%  pre-tax profits
                           (approx.)       186,000 FSAH Class B         cash               profits for year   for year ended June
                                           Shares ($930,000, at price                      ended June 30,     30, 1999 (100%
                                           of $5.00 a share)                               1998 (10% cash     shares, minus the
                                                                                           and 90% shares)    lesser of the second
                                                                                                              and third installment)
----------------------------------------------------------------------------------------------------------------------------



(1) Except as otherwise indicated in this schedule, for all acquisitions involving a stock consideration component, the Company issued FSAH Class B Shares valued at the then current market price of the Company's shares of Common Stock.


                  Date    Total Purchase   Payment on Closing           Second Payment     Third Payment      Fourth Payment
                Acquired     Price (1)
----------------------------------------------------------------------------------------------------------------------------
First Strut     7/01/96    $600,000        19,230 shares                $100,000 if pre-   $125,000 if pre-   $145,000 if pre-tax
                           (approx.)       (= $96,000) and $170,000     tax profits for    tax profits for    profits for year ended
                                                                        eight months       year ended June    June 30, 1999 is
                                                                        ended June 30,     30, 1998 is        greater than $320,000
                                                                        1997 is greater    greater than
                                                                        than $81,000       $190,000
----------------------------------------------------------------------------------------------------------------------------
Alfapac         11/10/96   $300,000        $300,000 to settle all       N/A                N/A                N/A
                           (approx.)       creditor claims
----------------------------------------------------------------------------------------------------------------------------
Seemanns        11/1/96    $5,300,000      258,065 shares               110% of pre-tax    80% of pre-tax     N/A
                           (approx.)       (= $1,333,000) and           profits for the    profits for year
                                           $1,900,000                   eight months       ended June 30,
                                                                        ended June 30,     1998 (60% cash
                                                                        1997 (60% cash     and 40% shares)
                                                                        and 40% shares)
----------------------------------------------------------------------------------------------------------------------------
Gull Foods      1/1/97     $9,000,000      $3,110,000 and 245,000       64% of pre-tax     64% of pre-tax     64% of pre-tax
                           (approx.)       shares (= $1,347,500).       profits for year   profits for year   profits for year ended
                                           $890,000 (approx.) by        ended June 30,     ended June 30,     June 30, 2000 (50%
                                           September 30, 1997           1998 (50% cash     1999 (50% cash     cash and 50% shares)
                                                                        and 50% shares)    and 50% shares)
----------------------------------------------------------------------------------------------------------------------------



                  Date    Total Purchase   Payment on Closing           Second Payment     Third Payment      Fourth Payment
                Acquired     Price (1)
----------------------------------------------------------------------------------------------------------------------------
Pakmatic(2)     4/1/97     $1,228,000      $962,000                     $88,666            $88,666            $88,666
                           (approx.)
----------------------------------------------------------------------------------------------------------------------------
Fifers Bakery(2)7/1/97(3)  $2.1 million    $1.6 million in cash and     $106,000           $106,000           $106,000 (escalated
                           includes        26,000 shares (= $220,000)   (escalated if      (escalated if      if profits exceed
                           assumption of                                profits exceed     profits exceed     certain goals)
                           $425,000 debt                                certain goals)     certain goals)
----------------------------------------------------------------------------------------------------------------------------
SA Leisure      10/01/97   $8.43 million   $5.36 million in cash and $2 N/A                N/A                N/A
                           (approx)        million in FSA Leisure
                                           shares and $1.1 million in
                                           the Company's shares
----------------------------------------------------------------------------------------------------------------------------
Republic        10/01/97   $4.97 million   $4.33 million in cash and    $1.2 million       N/A                N/A
Umbrellas                  (approx)        $640,000 in shares           reduced dollar
                                                                        for dollar should
                                                                        pretax profits at
                                                                        June 30, 1998
                                                                        fall below $1.6
                                                                        million
----------------------------------------------------------------------------------------------------------------------------
Galactex        10/01/97   $3.4 million    $2.3 million in cash and     N/A                N/A                N/A
                           (approx)        $1.1 million in shares
----------------------------------------------------------------------------------------------------------------------------
Pacforce        10/01/97   $426,000        $205,000 in cash and         100% of pretax     100% of pretax     100% of pretax
                           (approx)        34,000 in shares             earnings for the   earnings for year  earnings for year
                                           (=$221,000)                  18 months ended    ended June 30,     ended June 30, 2001
                                                                        June 30, 1999      2000 (50% cash     (50% cash and 50%
                                                                        (50% cash and      and 50% stock)     stock)
                                                                        50% stock)
----------------------------------------------------------------------------------------------------------------------------


(2) Each of the payments following the applicable Closing are due on the anniversary of the closing during each of 1998, 1999 and 2000.

(3)  Effective Closing Date.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

           Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," issued in February 1997, changes the method of calculating earnings per share and will be effective for the Company's financial statements for the year ending June 30, 1998. Earlier application is not permitted. However, the Company is permitted to disclose pro forma earnings per share amounts computed using this Statement in periods prior to adoption. Upon adoption, all prior period earnings per share data presented shall be restated to conform to this Statement. The calculation of earnings per share under SFAS No. 128 is simpler than prior methods and more consistent with International Accounting Standards. Given the Company's historical losses, common stock equivalents were excluded from prior pro forma earnings per share calculations because they were anti-dilutive. Therefore, adoption of this standard is not expected to have a material impact on amounts previously reported as pro forma net loss per common share.

           As calculated under SFAS 128, pro forma basic earnings per share for the Company, on an As Adjusted basis, would be as follows:

                     Year ended June 30, 1996...........................$(0.68)
                     Year ended June 30, 1997...........................  1.38
                     Three months ended September 30, 1996..............  0.19
                     Three months ended September 30, 1997..............  0.18

           Amounts previously disclosed As Adjusted pro forma earnings per share are not materially different from diluted earnings per share as computed under SFAS 128.

           SFAS No. 130, "Reporting Comprehensive Income," issued in June 1997, will require the Company to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on available-for-sale securities. This Statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. The Company expects to adopt this Statement beginning with its 1998 financial statements.

           SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company is currently evaluating its options for disclosure and will adopt the Statement in its financial statements for the year ending June 30, 1998.

                                    BUSINESS

GENERAL


           The Company was organized to acquire, own and operate seasoned, closely held companies in South Africa with annual sales in the range of approximately $5 to $50 million. The Company has acquired through FSAH, sixteen businesses based in South Africa that are as a group engaged in the following industry segments:

           1.        Processed foods.
           2.        Lifestyle Products.
           3.        Plastic packaging materials and machinery.
           4.        Air conditioning and refrigeration machinery components.
           5.        Metal washers used in the fastener industry.

           Upon completion of its initial public offering in January 1996, the Company acquired Starpak, which is engaged in the manufacture of high quality plastic packaging machinery; L.S. Pressings, which is engaged in the manufacture of washers for use in the fastener industry; and Europair Africa, which is engaged in the manufacture and supply of air conditioning products. Starpak and LS Pressings are considered the Company's predecessor and from 1992 to their acquisition in January of 1996, had concentrated solely on the manufacture and sale of their respective products. Management of the predecessor company did not change during this period, sales grew generally in line with the South African inflation rate and no significant changes were made in the businesses during that time. Since their acquisition, these companies have continued to operate in a manner substantially similar to these past practices. In April 1996, L.S. Pressings acquired the assets and business of Paper & Metal Industries, a small manufacturer of rough washers for use in the fastener industry. In April 1996, Europair acquired the assets and business of Universal Refrigeration, an agent and supplier of refrigeration products. In June 1996, FSAH acquired Piemans Pantry, a manufacturer and distributor of high quality meat pies. In October 1996, FSAH acquired Astoria Bakery and Astoria Bakery Lesotho, manufacturers and distributors of speciality baked breads and confectionary products. In November 1996, the Company acquired the assets of Alfapak, a manufacturer of plastic film and printed plastic bags. In November 1996, Europair acquired the assets and business of First Strut, a manufacturer of electrical trunking conduits. In January 1997, FSAH acquired Seemann's, a manufacturer and distributor of a wide range of processed meat products. In March 1997, the Company acquired Pakmatic, a distributor of automatic process and packaging machinery. In April 1997, FSAH acquired the business and assets of Gull Foods, a manufacturer of value-added prepared foods. In June 1997, FSAH transferred all of the shares of Piemans Pantry, Astoria, Seemanns and Gull Foods to FSA Food and completed (i) the initial public offering, effected only in South Africa, of 5,000,000 ordinary shares of common stock of FSA Food, which shares are listed on the Johannesburg Stock Exchange, (ii) an institutional private placement in South Africa of 20,000,000 ordinary shares of common stock of FSA Food, and (iii) a private placement of 12,500,000 ordinary shares of common stock to management and staff. As of December 2, 1997, FSAH owned 70% of the issued and outstanding shares of FSA Food. In July 1997, the Company acquired Fifers, a manufacturer of confectionary products. In December 1997, the Company acquired SA Leisure, a manufacturer of a broad range of injection molded plastic furniture, household, luggage, and do-it-yourself products; Republic, an assembler and distributor of a wide variety of umbrellas and other related outdoor products; Galactex, the sole distributor of the Weber-Stephens range of outdoor products in South Africa as well as a broad range of other barbecue products; and Pacforce, a company specializing in the production and sale of plastic packaging materials.


           FSAH manages the Company's business interests in South Africa. FSAH monitors the operational performance of its subsidiaries and seeks out prospective acquisition candidates in businesses that complement or are otherwise related to the Company's existing businesses, and in other businesses that may be identified by the Company's management.

HISTORY

           The Company was founded in September 1995 in response to management's perception of a growing global interest in South Africa as an emerging market. The Company believes that the recent relaxation of trade and financial sanctions and the reintegration of South Africa into the world economic community may increase the opportunity for improved growth in the South African economy in general and more particularly in the industry segments in which the Company is engaged. See Note 18 of the Notes to the Consolidated Financial Statements with respect to certain financial information relating to industry segments of the Company.

           The following chart sets forth the corporate structure of the Company and its subsidiaries:

[TABLE 1 OF 2]

                                                FIRST SOUTH AFRICA CORPORATION, LTD.
-----------------------------------------------------------------------------------------------------
FIRST SOUTH    |
AFRICA         |                                           FIRST SOUTH AFRICAN HOLDINGS
MANAGEMENT     |                                                    SOUTH AFRICA
CORP. DELAWARE |
-----------------------------------------------------------------------------------------------------
               |                            |   FIRST SA FOOD HOLDINGS   |
-----------------------------------------------------------------------------------------------------
               |                            |       SPECIALTY FOOD       |
               |       FASTENERS GROUP      |     MANUFACTURING GROUP    |       PACKAGING GROUP
-----------------------------------------------------------------------------------------------------
               |       L.S. PRESSINGS       |       PIEMANS PANTRY*      |           STARPAK
               |    Acquired January 1996   |     Acquired June 1996     |    Acquired January 1996
               | Purchase price: $1,900,905 | Purchase price: $9,200,000 |  Purchase price: $838,545
               |                            |                            |
-----------------------------------------------------------------------------------------------------
               |        PAPER & METAL       |       ASTORIA BAKERY*      |           ALFAPAK
               |     Acquired April 1996    |     Acquired July 1996     |   Acquired November 1996
               |  Purchase price: $380,000  | Purchase price: $4,400,000 |  Purchase price: $300,000
               |                            |                            |
-----------------------------------------------------------------------------------------------------
               |                            |   SEEMANNS MEAT PRODUCTS*  |          PAKMATIC
               |                            |   Acquired November 1996   |     Acquired April 1997
               |                            | Purchase price: $5,300,000 | Purchase price: $1,228,000
               |                            |                            |
-----------------------------------------------------------------------------------------------------
               |                            |         GULL FOODS*        |         PACFORCE
               |                            |    Acquired January 1997   | Acquired December 1997
               |                            | Purchase price: $9,000,000 | Purchase Price: $3,000,000
-----------------------------------------------------------------------------------------------------
               |                            |        FIFERS BAKERY       |
               |                            |     Acquired July 1997     |
               |                            | Purchase price: $2,100,000 |
-----------------------------------------------------------------------------------------------------


[TABLE 2 OF 2]
------------------------------------------------------
                             |
                             |
                             |
                             |
------------------------------------------------------
                             | FIRST SA LIFESTYLE HOLD
------------------------------------------------------
 |    AIR CONDITIONING AND   |
 |    REFRIGERATION GROUP    |    LIFESTYLE GROUP
------------------------------------------------------
 |          EUROPAIR         |        SA Leisure
 |   Acquired January 1996   |  Acquired December 1997
 | Purchase price: $1,029,206|  Purchase price: $8.43
 |                           |        million
------------------------------------------------------
 |   EUROPAIR REFRIGERATION  |        Galactex
 |    Acquired April 1996    | Acquired December 1997
 | Purchase price: less than |  Purchase price: $3.4
 |          $100,000         |        million
------------------------------------------------------
 |        FIRST STRUT        |     Republic Umbrella
 |     Acquired July 1996    |  Acquired December 1997
 |  Purchase price: $600,000 |    Purchase price: $6.2
 |                           |         million
------------------------------------------------------
 |                           |
 |                           |
 |                           |
------------------------------------------------------
 |                           |
 |                           |
 |                           |
------------------------------------------------------


* These acquisitions include contingent payments based on a multiple of future earnings. The purchase prices reflected for these acquisitions include the Company's current estimate of the total price to be paid after all contingent payments are made. Except as otherwise stated, all subsidiaries are incorporated in South Africa.

STRATEGY

           The Company intends to continue to focus its efforts on businesses related to infrastructure development and consumer goods that the Company believes are well situated to benefit from South Africa's on-going transformation into an active participant in the global market place. The Company's strategy is to expand and improve its current operations in the industry sectors in which its operating subsidiaries are currently engaged, and in other related industry sectors, by acquiring mid-size, closely held companies in South Africa that operate efficiently, profitably and have seasoned management. The Company believes that it can acquire these types of companies at lower multiples of earnings than comparable companies would command in the United States. The Company seeks to benefit from the combination of business factors that South Africa has to offer, which includes a skilled work force, effective and expanding infrastructure and increasing access to foreign markets. The Company may also consider investments in businesses that are located in other countries, or are engaged in other industries, and in South African companies, the securities of which are publicly traded, that meet the Company's price and quality requirements. The Company has and will continue to identify potential acquisition candidates through the industry contacts of management and the managements of its subsidiaries, as well as through other general business sources. To date, the Company has financed its acquisitions through a combination of cash, issuance of shares of stock of FSAH or the Company and debt financing. The Company anticipates that it will continue to follow similar financing strategies in its future acquisitions.

DESCRIPTION OF BUSINESSES IN EACH OF THE COMPANY'S INDUSTRY SEGMENTS

VALUE ADDED SPECIALTY FOODS
PIEMANS PANTRY

           Piemans Pantry was acquired by the Company in June 1996. Piemans Pantry manufactures, sells and distributes quality meat, vegetarian and fruit pies, both in the baked and frozen, unbaked form. The business manufactures, markets and distributes from its headquarters in Krugerdorp, Gauteng and has a regional sales office in KwaZulu-Natal. Piemans Pantry strives to emphasize the highest standards of quality control and consistency of product. It's major customers are independent retail baker shops, pie shop franchises, in-store bakeries, national bread bakery groups, institutional cafeterias and convenience stores. Piemans Pantry's sales are conducted through its own employees, as well as through distributors/agents. Approximately 60% of Piemans' sales are internally generated with the remainder through agents. During the last fiscal year the Spar Group (a cooperative of independent supermarkets) accounted for 19% of the Piemans Pantry's sales, while the London Pie Company (a pie store franchise chain) contributed 15% of Piemans Pantry's sales. In the previous two fiscal years, no customer accounted for more than 20% of Piemans Pantry's sales.

           Piemans Pantry competes on the basis of quality. It faces competition from a number of manufacturers, primarily those supplying to the lower end of the market. Piemans Pantry believes that it has only one significant competitor and that its market share is currently around 20%. Piemans Pantry's business is slightly stronger in the months of July through October as well as in December. However, these increases are not significant to make this a seasonal business. Piemans Pantry manufactures to order on a daily basis. Backlog is therefore not counted, nor is it relevant in the analysis of Piemans Pantry's business.

           Piemans Pantry's principal suppliers for its pastry and filling ingredients are both local and foreign companies. All suppliers except one have immediate alternative sources. Piemans Pantry selects its suppliers on the basis of quality and price and to date it has had no difficulty in obtaining sufficient supplies.

ASTORIA BAKERY

           Astoria Bakery manufactures, sells and distributes high margin specialty breads such as special rye breads in the Republic of South Africa from its bakery in Randburg. Its major customer is Woolworths, a leading South African high-end retail chain, accounting for approximately 65% of sales. In the previous two fiscal years, Woolworths accounted for approximately 57% of Astoria's sales. Astoria strives to emphasize the highest standards of quality as well as uniqueness of product in its specialty lines. It faces competition from a number of manufacturers, however, Astoria believes that it dominates the market for specialty breads in Gauteng.

           In addition, Astoria Bakers Lesotho manufactures, sells and distributes staple bread to the Lesotho market, from its bakers in Maseru, the capital of Lesotho. In Lesotho, Astoria has one major competitor who has 40% of the Lesotho bread market. Astoria also has approximately 40% of this market and the balance is controlled by in-store bakeries.

GULL FOODS

           Gull Foods manufactures and sells a wide range of prepared food products. Gull's product line includes over 150 products ranging from hamburger patties, prepared sandwiches, salads, prepared pastas, pizzas, and flavored breads. Gull manufactures and markets from its headquarters in Bronkhorstpruit, a small town east of Pretoria. It strives to emphasize the highest standard of quality in all its product lines. Its major customer is Woolworths, (a large South African department store chain) which in Gull's last three fiscal years has accounted for approximately 86% of Gull's revenues. Gull's remaining business is derived from sales to the airline and institutional catering industries.

           Gull competes on the basis of quality and range of product. It believes that it does not face direct competition in the Gauteng area of South Africa and has a number of smaller competitors who supply to Woolworths in the South African Cape. All of the products sold to Woolworths are marketed under the Woolworths label. Gull generally sees an increase in its business during November and December, as well as a seasonal increase during the Easter period. However, these increases are not significant enough to make Gull a seasonable business.

           Gull sells its products to order and therefore does not carry a backlog. Gull's suppliers are all located in South Africa. All of Gull's suppliers have immediate alternative sources. Gull selects its suppliers on the basis of quality and price and to date has had no difficulty obtaining adequate supplies.

SEEMANNS

           Seemanns manufactures, sells, and distributes a wide range of processed meat products including products typically found in retail butcheries, as well as high margin processed and smoked meat products. Seemanns manufactures, markets and distributes from its headquarters in Randburg. It strives to emphasize the highest standard of quality in all its product lines and has become a well known brand name in its specialty areas. Its major customers are its own retail outlets, accounting for approximately 35% of its revenues, as well as the Pick n' Pay Group, one of South Africa's largest supermarket chains, which accounted for approximately 35% of Seemanns' sales in Seemanns fiscal year ending February 28, 1997. In the previous two years, Pick n' Pay accounted for more than 10% but less than 20% of Seemanns' sales. In addition, Seemanns sells to a number of institutional catering organizations, restaurant chains, and other institutional customers. Seemanns competes on the basis of quality and range of product. It faces competition from retail butchery chains, as well as supermarket groups. As a manufacturer, Seemanns believes that it has established a strong niche in the market for high quality smoked and processed meat products in the Johannesburg area. Seemanns generally sees an increase in its business during November and December, as well as a seasonal increase during the Easter period. However, these increases are not significant enough to make Seemanns a seasonable business.

           Seemanns carries significant amounts of raw meat inventory, as it purchases supplies on a market related basis. When raw materials are cheap, Seemanns typically uses its strong cash resources, to stock pile meat at favorable prices. On the manufacturing side however, Seemanns sells its processed meats on a daily basis and therefore does not carry a significant backlog of orders. Seemanns' principal suppliers are mostly local. All suppliers have immediate alternative sources. Seemanns selects its suppliers on the basis of quality and price and to date has had no difficulty obtaining adequate supplies.

PLASTIC PACKAGING MACHINERY
STARPAK

           Starpak manufactures high quality plastic packaging machinery and does business under the name of Levy and Smith. Starpak's operations are located in Johannesburg with service offices in Durban and Cape Town. Machinery manufactured by Starpak is generally used by manufacturers to provide low cost and high quality packaging for a broad spectrum of consumer goods. Its machines are used in industries such as food, baking, beverages, cosmetics, pharmaceuticals, chemicals, motor oils, printing, hardware and general trade. Starpak markets its products directly and through independent sales agents. Over 96% of Starpak's sales are generated through its in-house sales force. During the last fiscal year, no one customer accounted for more than 10% of Starpak's annual sales. Prior to such time, Albany Bakeries, which developed a new bread packaging product, and the Premier Group, which purchased a wide range of bakery packaging equipment, accounted for more than 10% of Starpak's annual sales in the previous two fiscal years.

           Starpak competes on the basis of quality. Starpak faces competition from major competitors whose machines are frequently less expensive, although Starpak believes that they are of lower quality than machines produced by Starpak. To the best of its knowledge, management estimates that the total market for shrink packaging machinery in South Africa in 1996 was approximately $11,100,000. Of this total market, Starpak has an estimated 46% share, with the remainder of the market being serviced by a number of small packaging machine manufacturing companies. In the past, Starpak has experienced a seasonal down-turn in its business during the period commencing mid-December and ending at the end of February. This down-turn appears to be due to the main summer holidays in South Africa that occur during such period. The most active period for receipt of orders has historically been from July to the beginning of December. As of October 31, 1997, Starpak's backlog of firm orders was 4,758,719 Rand (approximately $991,400) compared to approximately 3,775,132 Rand (approximately $815,365) as of October 31, 1996.

           Although Starpak's principal suppliers are foreign companies, each principal supplier is represented locally in South Africa and to date, Starpak has not experienced material difficulties or delays in obtaining products or supplies. Almost all local suppliers are on thirty-day terms, while items purchased directly from overseas suppliers require irrevocable letters of credit. Motors, which comprise approximately 5% of the cost of the machines, are imported directly from non-African sources. Other products obtained by Starpak from its suppliers include electronic controllers, pneumatics, overloads, contractors, switches and Teflon tape.

AIR CONDITIONING AND REFRIGERATION
EUROPAIR

           Europair manufactures and supplies products, parts and accessories to the heating, ventilation and air conditioning industry ("HVAC") in South Africa. Europair's operations are located in Johannesburg with branch offices in Durban, Cape Town, Port Elizabeth, East London, Nelspruit and Petersburg. Europair seeks to provide a single source of components and accessories for original equipment manufacturers, contractors and duct shops in South Africa and neighboring countries. Its products include grilles, flexible ducting, flanging, insulation, humidifiers, fire dampers and other accessory products for the air conditioning industry. Europair markets its products primarily through its sales personnel directly to air conditioning and building contractors as well as to other agents.

           Europair believes it is unique in South Africa in its increasing capacity as a full-range supplier to the HVAC industry and believes it does not currently compete directly with any supplier that offers as comprehensive a range of products. Europair does, however, have a number of competitors in each of its product groups. Increasingly, the threat of competition is presented by less expensive imports, although such imports are sometimes lower quality and the importers are generally unable to stock a broad range of products. As Europair is in the air conditioning and refrigeration business it experiences a seasonality that corresponds with the summer months in the Southern hemisphere. Typically, sales are higher in the months of October through February.
Europair's firm order backlog does not represent a material portion of its annual sales.

           Europair relies on local suppliers to provide it with aluminum extrusions, aluminum foil, fiberglass and other insulation material, fire dampers, steel and wire in the manufacturing of Europair's products and for inclusion in other products sold by Europair. The principal foreign suppliers of Europair provide it with humidifiers, glue, air valves, vinyl, polyester, access doors and fans. Ordinarily, Europair does not experience material difficulty in procuring the raw materials required for its production processes. Aluminum prices are, however, commodity driven and change frequently. The Durban factory experienced a substantial inventory shortage with respect to its aluminum requirements in October and November 1994 due to a countrywide shortage of aluminum. In response to such shortage Europair has accumulated and maintains a substantial stockpile of aluminum.

UNIVERSAL REFRIGERATION

           Universal Refrigeration has been renamed Europair Refrigeration, it is a wholly owned subsidiary of Europair engaged as an agent in the distribution and supply of various refrigeration related products. Its sales are generated through Europair's existing national sales network.

FASTENER INDUSTRY
L.S. PRESSINGS

           L.S. Pressings and its subsidiary, Paper & Metal Industries, manufacture washers for supply to distributors of nuts and bolts who in turn distribute L. S. Pressing products to end users in various industries and markets. L.S. Pressings' operations are located in Johannesburg. L.S Pressings manufactures a full range of washers to metric, capital imperial as well as U.S. specifications. In addition, it manufactures special size washers to suit customers specific requirements. Washers are manufactured from mild steel, black (heat tempered) steel, copper, brass, fiber and various plastics. Washers are used in numerous industries, including automotive, electrical, furniture and construction industries. They are also used for sealing purposes, water piping and as a non-conductive element. L.S. Pressings has no sales representatives with orders being placed directly by customers. Substantially all of the customers are distributors who resell the washers to end users.

           L.S. Pressings believes that it is the single largest supplier of washers in the South African market, although a number of competitors compete with L.S. Pressings in particular niches. L.S. Pressings' strongest competition is from importers of standard size washers manufactured in Taiwan. However, importers of Taiwanese washers generally do not offer a "one-stop" source of supply and L.S. Pressings believes it competes successfully with respect to pricing. As a result, the importers have not had a substantial impact on L.S. Pressings' sales although there can be no assurance that this will remain the case. L.S. Pressings believes that no other South African manufacturer of washers offers a comparable range of products. L.S. Pressings typically manufactures to order and delivers within approximately 10 days of order. Backlog numbers are therefore not significant for L.S. Pressings and tend to vary widely. However, as of October 31, 1997, L.S. Pressings' firm order backlog was 203,747 Rand (approximately $42,450) as compared with 458,612 Rand (approximately $99,000) on October 31, 1996.

           All of L.S. Pressings' suppliers are local companies. In the last year there has been a shortage of scrap metal in South Africa, although L.S. Pressings has had no material problems obtaining scrap required for its operations. Spring washers, which comprise approximately 10% of L.S. Pressings' annual sales, are manufactured using a different process to that adopted by L.S. Pressings. As a result, L.S. Pressings purchases spring washers from locally-represented suppliers. Apart from the month of December when its factories are closed, there is no particular seasonality to these businesses.

REGULATION

           The Company's South African business operation is subject to a number of laws and regulations governing the use and disposition of hazardous substances, air and water pollution and other activities that effect the environment. The Company's management believes that each of its subsidiaries is in substantial compliance with applicable South African law and the regulations promulgated under such law and that no violation of any such law or regulation by any such company has occurred which would have a material adverse effect on the financial condition of the Company.

EMPLOYEES


           As of January 15, 1998, in addition to its President who devotes substantially all of his business time to the Company, the Company had only one full-time salaried employee. "See Management - Employment Agreements". As of such date, FSAH had only four full-time salaried employees. The Company intends to add employees as necessary to meet management and other requirements from time to time. On July 1, 1996, FSAH entered into an employment agreement with Cornelius J. Roodt to act as its Managing Director. See "Management- Employment Agreements". As of January 15, 1998, the Company's operating subsidiaries employed approximately 2,500 people.


PROPERTIES

           The Company's principal executive offices are located at Clarendon House, Church Street, Hamilton, HM 11, Bermuda, which space is made available to the Company pursuant to a corporate services agreement entered into with a corporate services company in Bermuda.. The Company's U.S. subsidiary, First South African Management Corp. (FSAM) has its principal executive offices at 2665 South Bayshore Drive, Suite 702, Coconut Grove, Florida 33133. FSAM's offices consist of approximately 2,000 square feet of office space in an office section of Coconut Grove, Florida, which FSAM occupies pursuant to a three-year lease agreement (expiring in 1999) with a monthly rental of $2,600. FSAH's principal executive offices are located in the facilities of Europair in South Africa.

           Starpak and L.S. Pressings operate out of a facility made up of adjacent buildings owned by Levy & Smith Properties (Proprietary) Limited, a wholly-owned subsidiary of Starpak. The facility has a total lot size of approximately 30,000 square feet. The facility has three floors at 85% coverage equal to a total of 76,500 square feet. The Company anticipates that it will require additional space and is considering the rental of additional space at a nearby location. Starpak also has branches in Durban and Cape Town, South Africa.

           Europair operates from premises and facilities that it owns in Gauteng and from leased premises in KwaZulu-Natal, Western Cape and the Eastern Cape. Pursuant to an option granted by the Company, Mr. Bruce Thomas (the Chief Executive Officer of Europair) has acquired Europair's premises for $890,868 and entered into a ten year lease (expiring in 2006) with Europair with respect to such premises for an initial rental rate of $110,111 per annum. Europair believes this property is well suited to Europair's operations and can accommodate relatively large increases in manufacturing and storage. Europair's other leased properties are located in Durban, Cape Town and Port Elizabeth.

           Piemans Pantry operates from premises and facilities that it owns in Krugersdorp. The facility has two floors with a total size of 38,000 square feet. In addition, Piemans Pantry rents a retail facility in Krugersdorp, as well as an office space in KwaZulu-Natal.

           Paper & Metal Industries rents two adjacent industrial properties in Germiston, Gauteng. The total size of the facility is 8,975 square feet. Paper & Metal have a two year lease (expiring in 1998) at approximately $34,744 per annum.

           Astoria leases approximately 20,000 square feet of space in Randberg for which it pays an annual rental amount of approximately $100,000 (pursuant to a lease expiring in 2006). Astoria also leases approximately 6,000 square feet in Lesotho for which it pays an annual rental amount of approximately $7,000 (pursuant to a lease expiring in 2006).

           Gull operates from premises and facilities that it rents in Bronkhorstspruit. Such premises include approximately 52,000 square feet of space. Rental cost is approximately $44,000 per annum with a lease term of five years. In addition, Gull rents a small manufacturing and retail facility of approximately 4,000 square feet in downtown Johannesburg. Rental cost of these premises is approximately $8,000 per annum with a lease term of five years.

           Seemanns operates from premises and facilities that it owns in Randburg. These premises include the retail outlet and comprises approximately 44,000 square feet.

LEGAL PROCEEDINGS

           Neither the Company nor any of its subsidiaries are subject to any material legal proceedings.

                                  SOUTH AFRICA

           Except where otherwise indicated, sources of the statistical information contained in this section include data compiled and made public by the following South African governmental agencies: the Department of Manpower (with respect to labor and employment statistics), the Department of Customs and Excise (with respect to trade statistics), the Central Statistical Service (with respect to data on the economy) and SATOUR (South African Tourist Board with respect to data on tourism). The source for statistical information relating to investment, spending, consumption and exchange rates is information compiled and made publicly available by the South African Reserve Bank.

BACKGROUND

           The  Republic  of South  Africa  ("South  Africa")  is located on the southernmost portion of the African continent and has a land area of approximately 471,000 square miles, which is approximately one eighth the size of the United States and five times the size of the United Kingdom. The country is bounded by the Atlantic and Indian Oceans on the east, west and south, and by Zimbabwe, Mozambique, Namibia, Botswana and Swaziland to the north. In addition, the independent Kingdom of Lesotho is situated within South Africa's borders. South Africa is currently divided into nine provinces: Eastern Cape, Mpumalanga, Kwazulu/Natal, Northern Province, Northwest, Free State, Gauteng, Northern Cape and Western Cape. South Africa is a signatory to the GATT agreement and is a member of the Organization of African Unity and the Southern African Customs Union which includes Botswana, Swaziland, Lesotho and Namibia.

           According to Government estimates, the population of South Africa was approximately 45 million in October 1995. Government statistics and estimates generally are believed to be inaccurate due to significant undercounting of the black population. The last official Government census was conducted in 1996, however. as of the date of this Prospectus, official results with respect to such census have not been released.

DOMESTIC ECONOMY

           South Africa has a highly developed free market economy. The base of the economy has evolved from agriculture to mining and, more recently, to manufacturing, which accounted for approximately 24.3% (as of the second quarter of 1997) of the gross domestic product. The historic strength of the South African economy has been its extensive mineral deposits. Diamonds, gold and other metals account for a majority of South Africa's annual exports. Government incentives have been introduced in recent years to encourage greater processing and finishing by the country's industrial sector of South Africa's wealth of natural resources to add value to the economy and increase foreign export earnings. Although the country represents only 4% of the land area of the continent of Africa and accounts for just over 6% of its total population, South Africa accounted for approximately 26.4% of the continent's gross domestic product ("GDP") in 1994. Apart from manufacturing and mining, agriculture, finance, communications, transport and energy also play an important part in the South African economy. Alongside South Africa's developed economy there also exists a large informal economy which was effectively imposed by apartheid. Due to the political changes currently taking place, it is anticipated that the formal and informal economies will eventually merge.

LABOR AND SOCIAL LEGISLATION

           The economically active population in 1996 (wage and salary earners, self-employed individuals and unemployed individuals) was estimated by means of mid-year estimates at 14.3 million individuals. The total employment in the formal non-agricultural sectors in 1996 was 1,424,000 of which approximately 28% were employed in manufacturing, 12.3% in mining, 6.4% in service industries, 14.4% in the trade sector, comprised of wholesale, retail and motor trade, and 7% in the construction sector. Data for the agricultural sector is not published; only estimates are available. Total estimated employment in the formal agricultural sector in 1990 was 1,208,370.

           Approximately  21% of South  Africa's wage and salary  earners in the formal  non-agricultural  sector  were  unionized  as of  year-end  1995.  As of
December 31, 1995, 3,065,860 employees (21% of the economically active population), belonged to registered trade unions. The remaining union employees were members of unregistered trade unions. Unions must be registered with the Department of Manpower in order to operate within the framework of the Labor Relations Act, which provides procedures for arbitration and court action in industrial disputes.

           Most of the major industries in South Africa are unionized. There are well developed collective bargaining structures and many of the unions have affiliated themselves to trade union federations such as the non-racial Congress of South African Trade Unions and the National Congress of Trade Unions. A number of the trade unions and their leaderships have close links to various political parties. Similarly, many employers have become affiliated with employer organizations and federations of these organizations, such as the Steel Engineering Industries Federation of South Africa, for purposes of collective bargaining with trade unions. In some industries there are industrial councils which provide a forum for collective bargaining and which administer the collective bargaining agreements arrived at. Existing legislation requires parties to industrial disputes to endeavor, in most cases, to settle their disputes through conciliation prior to embarking on industrial action or having the dispute resolved through adjudication by the industrial court. The industrial court has a wide unfair labor practice jurisdiction intended to further the aim of maintaining industrial peace through adjudicating upon and, where possible, preventing harm arising from disputes of right such as unfair dismissals. Both the industrial court and the High Court are empowered to make orders preventing the occurrence or continuation of illegal strikes or lock-outs.

FOREIGN DIRECT INVESTMENT

           South Africa imposes restrictions on the debt-equity ratio of a foreign-owned Company, which restrictions are imposed and administered by the South African Reserve Bank. Also, if 50% or more of the shares of a South
African company are held by a foreigner, the ability of the local company to borrow from local sources is restricted. The restriction is calculated by reference to the company's so-called "effective capital" which is comprised of, among other things, share capital and share premium, foreign and local shareholders loans (local shareholders loans are only included to the extent that they are pro-rata to foreign shareholders loans) and retained earnings. The local borrowing restrictions are often waived for listed companies with dispersed shareholders. Although the current debt-equity restrictions are imposed and administered by the South African Reserve Bank, amendments to the Income Tax Act passed in July 1995 impose similar statutory thin-capitalization rules which provide that excessive interest will be treated as a dividend, disallowed for tax purposes, and subjected to secondary tax on companies at the rate of 12.5% of the disallowed interest. A safe harbor debt-equity ratio of 3:1 is generally permissible. Debt-equity ratios in excess of this will require approval from the taxation authorities. The Company intends to utilize a substantial portion of the use of proceeds from this Offering to acquire additional companies in South Africa. The Company anticipates that these acquisitions will be funded with sufficient equity infusions into FSAH so that the safe harbor debt equity ratio should be easily maintained. The Company and its auditors intend to monitor the Company's compliance with these debt/equity restrictions on an ongoing basis. The Company does not anticipate that these restrictions will significantly impact the Company's acquisition strategies or its ongoing operations.

RECONSTRUCTION AND DEVELOPMENT PROGRAMME

           The Government of National Unity has adopted a Reconstruction and Development Programme (the "RDP") to address the inequalities arising from apartheid. The RDP is intended to provide a framework for social and economic policy. The Government of National Unity wishes to implement the RDP within a framework of fiscal discipline and it is expected that much of the finance for the RDP will be made available from the reallocation of existing financial resources.

           The RDP aims to achieve numerous objectives. These include meeting the basic needs of the population (such as for housing and water), the development of human resources, building the economy, democratizing the South African state and society at large and the reform of government structures.

           In March 1996, the South African Government adopted a further plan known as "Gear" which forms part of the overall RDP and concerns the implementation of the RDP policy. Gear is premised on national growth, job creation, a responsible fiscal framework and the alleviation of poverty.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

           The officers and directors of the Company, their ages and present positions held with the Company are as follows:


    NAME            AGE             POSITIONS WITH THE COMPANY
    ----            ---             --------------------------
Michael Levy         51    Chairman of the Board of Directors
Clive Kabatznik      41    Chief Executive Officer, President, Chief Financial
                           Officer, Controller and Director
Tucker Hall          41    Secretary
Charles S. Goodwin   58    Director

Mfundiso J. Njeke    38    Director

Cornelius J. Roodt   38    Director

           The following is a brief summary of the background of each director and executive officer of the Company:

           Michael Levy is a co-founder of the Company and has served as Chairman of the Board of Directors since the Company's inception. Since 1987, Mr. Levy has been the Chief Executive Officer and Chairman of the Board of Arpac L.P., a Chicago-based manufacturer of plastic packaging machinery.

           Clive Kabatznik is a co-founder of the Company and has served as a director and its President since its inception and as its Vice Chairman, Chief Executive Officer and Chief Financial Officer since October 1995. Since June 1992, Mr. Kabatznik has served as President of Colonial Capital, Inc. a Miami-based investment banking Company that specializes in advising middle market companies in areas concerning mergers, acquisitions, private and public agency funding and debt placements. From 1989 to 1992, Mr. Kabatznik was the President of Biltmore Capital Group, a financial holding Company that he co-founded that controlled a registered NASD broker-dealer. From 1981 to 1986, Mr. Kabatznik was the Chief Financial Officer of the Learning Annex, Inc., which he co-founded. Mr. Kabatznik was born in South Africa.

           Tucker Hall has been the Secretary of the Company since its inception and is an employee of Codan Services Limited, an affiliated company of Conyers, Dill & Pearman, Bermuda counsel to the Company, and has been employed by such company as a manager since 1989.

           Charles S. Goodwin has been a director for the Company since its inception and has been Managing Director and Chief Executive Officer of Tessellar Investment, Ltd., a money management firm operating from Cape Cod, Massachusetts since 1985. Mr. Goodwin was Senior Vice President and Director of International Research of Arnhold & S. Bleichnoder, Inc., an institutional brokerage firm from 1983 to 1984. During the period 1971 to 1983, Mr. Goodwin was a Director and Vice President of Warburg Pincus Capital Corp., EMW Ventures; Senior Vice President and Director of Research for Warburg Pincus Counsellors, and a Partner and Managing Director of E.M. Warburg Pincus & Co., an investment counseling and venture capital firm. Mr. Goodwin is the author of "The Third World Century" and "A Resurrection of the Republican Ideal" published by University Press of America, Lanham, Md. in 1994 and 1995 respectively. Mr. Goodwin received his Bachelor of Arts in Russian History from Harvard College in 1961 and his Master of Business Administration - International Finance from the Columbia University Graduate School of Business in 1965.

           Mfundiso J. Njeke has been a director of the Company since December 1997. Mr. Njeke was appointed director of First South Africa Food Holdings, Ltd. in March 1997. Since June 1997, Mr. Njeke has served as Managing Director of the Kagiso Trust Investment Company (Proprietary) Limited. Prior to such time and since March 1988, he was a partner at Price Waterhouse. Mr. Njeke is also a director of Kagiso Publishers (Proprietary) Limited, Kagiso Khulani Supervision Food Services (Proprietary) Limited, Kagiso Motors (Proprietary) Limited and the Credit Guarantee Insurance Corporation of Africa Limited.


           Cornelius J. Roodt has been a director of the Company since December 1996. Mr. Roodt was appointed Managing Director and Chief Financial Officer of FSAH, on July 1, 996. Mr. Roodt is responsible for overseeing all the activities of FSAH's operations in South Africa. From 1994 to 1996 Mr. Roodt was a senior partner at Price Waterhouse Corporate Finance, South Africa. From 1991 to 1994 he was an audit partner at Price Waterhouse, South Africa. Prior to that he was a partner at the accounting firm of Wichahn Meyernel in South Africa.

OTHER KEY EMPLOYEES

           Samuel S. Smith, 41. Mr. Smith is a joint Managing Director of Starpak. Mr. Smith has been employed by Starpak and its predecessor since 1976. Mr. Smith is responsible for the technical operations of Starpak which include conceptual design of machinery, management of the factory and production processes, commissioning and installation of machinery at customers' premises.

           Rhona L. Kabatznik, 61. Ms. Kabatznik is a General Manager and Director of L.S. Pressings. Ms. Kabatznik's responsibilities include production and sales administration. Ms. Kabatznik is the mother of Clive Kabatznik, the Vice Chairman, President and Chief Executive Officer of the Company, and a first cousin of Michael Levy, the Chairman of the Company's Board of Directors.

           Raymond Shaftoe, 45. Mr. Shaftoe has been a joint Managing Director of Starpak since 1986 and has been employed by Starpak since 1980. Mr. Shaftoe has also served on the Board of Directors of Starpak since 1986. His current responsibilities include supervision of the sales and marketing of Starpak's products, administration and product development.

           Bruce Thomas, 44. Mr. Thomas is the Chief Executive Officer of Europair. He has held this position since 1991 and was the principal shareholder of Europair until its sale to the Company. Prior to that he was the Chief Financial Officer for Europair and held that position from 1976. His responsibilities include the management of Europair, product development, sales and financial oversight.

           John Welch, 48. Mr. Welch is the founder and Managing Director of Piemans Pantry, a company he established in 1982. His responsibilities include overall supervision of all aspects of the business.

           Wolfgang Burre, 55. Mr. Burre is the founder of Astoria. He is a fifth generation master baker and is responsible for overall corporate strategy, product development and quality control. Mr. Burre traditionally has devoted 50% of his time to Astoria and will continue to do so.

           Each of the above key employees, other than Bruce Thomas, John Welch, Michael Morgan, Wolfgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker has entered into a three-year service contract with their respective companies, commencing March 1, 1995. Bruce Thomas and Europair have executed a Management Agreement which shall be in effect for a three year period commencing January 24, 1996. Cornelius Roodt and FSAH entered into an employment agreement commencing July 1, 1996. John Welch and Michael Morgan have each entered into a two year employment agreement with Piemans Pantry commencing March 1, 1996. Wolfgang Burre, H. Hoffman, Wilfred Wesslau and Dagmar Blanker have each agreed to enter into three year employment agreements to be effective as of July 1, 1996.

           Mark Jericevich, 51. Mark Jericevich was the founder of Seemanns and has been a Managing Director since Seemanns' inception in 1983.

           Matthew Jericevich, 27. Matthew Jericevich has been a Managing Director of Seemanns since November 1996. For the past five years Mr. Jericevich has held a number of marketing and production positions at Seemanns. Mark Jericevich and Matthew Jericevich are jointly responsible for overall corporate strategy, as well as all financial and operational issues at Seemanns.

           Mark Jericevich and Matthew Jericevich have entered into three year service contracts with Seemanns, commencing November 1, 1996.

           Ian Store, 44. Mr. Store is a Managing Director and founder of Gull Foods. Mr. Store is responsible for all production and operational management at Gull, and together with Alan James, is jointly responsible for overall corporate strategy.

           Alan James, 45. Mr. James is a Managing Director and founder of Gull. Mr. James is responsible for Gull's marketing and sales efforts.

           Ian Store and Alan James have entered into three year service contracts with Gull Foods, commencing January 1, 1997.

           Eddie Hind, 48, is a founding and Managing Director of Fifers Bakery (Proprietary) Limited ("Fifers"). In July, 1997, the Company acquired Fifers, a manufacturer of confectionary baked products. Mr. Hind is responsible for Fifers production, marketing and sales activities. Mr. Hind has entered into a three year employment agreement with Fifers, commencing July 1997.

           All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's shareholders, and hold office until their death, until they resign or until they have been removed from office. The Company has no executive committee. Pursuant to the Underwriting Agreement, dated January 24, 1996 by and among the Company, FSA Stock Trust and D.H. Blair and executed with respect to certain provisions thereof by Messrs Clive Kabatznik and Michael Levy, the Company is required to nominate a designee of D.H. Blair of its initial public offering to the Board of Directors for a period of five years from the date of the completion of the Offering. D.H. Blair has not yet selected such a designee.

COMMITTEES OF THE BOARD


           The Board has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee is composed of Cornelius J. Roodt, Charles Goodwin and Mfundiso J. Njeke. The Audit Committee is responsible for recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Compensation Committee is composed of Michael Levy, Charles Goodwin and Mfundiso J. Njeke. These persons are intended to be Non-Employee Directors within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the Securities

Exchange Act). The responsibilities of the Compensation Committee are described below under the heading Stock Option Plan.

EXECUTIVE COMPENSATION

           The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to its Chief Executive Officer and to the Managing Director and Chief Financial Officer of the Company's
subsidiary, FSAH, during the period from July 1, 1996 through June 30, 1997. Apart from
Mr.
Kabatznik, whose annual salary is $180,000 and Mr. Roodt, whose annual salary is $150,000, no other executive officer of the Company or any subsidiary received compensation in excess of $100,000.




                             Annual Compensation                   Long Term Awards
                     --------------------------------------    ----------------------
                                                               Securities  Restricted
Name and                                       Other Annual    Underlying     Stock
Principal Position   Year  Salary     Bonus    Compensation      Options     Awards
-------------------  ----  ------     -----    ------------    ----------  ----------
Clive Kabatznik,     1997  $180,000   $195,142       --        255,000(1)       --
President and Chief  1996  $135,000        --                  205,000(2)
    Executive
Officer
    of the Company

Cornelius J. Roodt,  1997  $150,000   $195,142       --          255,000(3)     --
Managing Director
and Chief Financial
Officer of FSAH



(1) Includes (i) options granted under the Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share, and (ii) options granted by the Board of Directors to purchase 250,000 shares of Common Stock at an exercise price of $4.75 per share (of which 125,000 were immediately exercisable and 125,000 would become exercisable on June 24, 1999, if Mr. Kabatznik is still employed by the Company on such date).

(2)  See "-Stock Option Plan."

(3) Includes (i) options granted under the Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $3.75 per share, and (ii) options granted by the Board of Directors to purchase 250,000 shares of Common Stock at an exercise price of $4.75 per share (of which 125,000 were immediately exercisable and 125,000 would become exercisable on June 24, 1999, if Mr. Roodt is still employed by the Company on such date).


           Except for Mr. Levy, non-employee directors of the Company do not receive fixed compensation for their services as directors other than options to purchase 10,000 shares under the Company's stock option plan. Mr. Levy receives an annual service fee of $60,000 and options to purchase 10,000 shares of the Company's Common Stock for every year of service as a director of the Company. However, directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

EMPLOYMENT AGREEMENTS


           First South Africa Management Corp. ("FSAM"), the Company's management subsidiary, has entered into an Employment Agreement with Clive Kabatznik, the Vice Chairman, President and Chief Executive Officer of the Company and of FSAM. Under the terms of such agreement, Mr. Kabatznik shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $180,000 and options to purchase 55,000 shares of Common Stock at an exercise price of $5.00 per share. In addition, Mr. Kabatznik has been granted additional options to purchase 150,000 shares of Common Stock of the Company at the exercise price of $5.00 per share, exercisable after the seventh anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis and
(iii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The options referred to in (i) and (ii) above have vested as a result of the Company's realization of the applicable earnings per share requirements. The Company is obligated, during the term of Mr. Kabatznik's employment agreement, to pay Mr. Kabatznik an annual incentive bonus of five percent of the Minimum Pretax Income (as provided in Mr. Kabatznik's employment agreement) above $4,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Kabatznik is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.


           FSAM has entered into a consulting agreement with Mr. Levy, pursuant to which Mr. Levy serves as a consultant to FSAM. The term of the agreement is for a period of three years until January 31, 1999. Mr. Levy's compensation for such consulting services is $60,000 per annum.

           FSAH has entered into an Employment Agreement with Cornelius J. Roodt, the Managing Director and Chairman of the Board of FSAH. Under the terms of such agreement, Mr. Roodt shall devote substantially all of his business time, energies and abilities to the Company and its subsidiaries and shall receive an annual salary of $150,000 and options to purchase 150,000 shares of FSAH Class B Stock at an exercise price of Rand 13.05 per share. Mr. Roodt's salary under his Employment Agreement shall be reviewed on an annual basis. In addition, the 150,000 shares of FSAH Class B Stock are exercisable after the fifth anniversary following the grant date, provided that vesting of such options will be accelerated as follows: (i) 30,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $.75 or more on a fiscal year basis, (ii) an additional 50,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.00 or more on a fiscal year basis, (iii) an additional 70,000 options will be exercisable on such earlier date that the Company realizes earnings per share of $1.50 or more on a fiscal year basis. The options referred to in (i) and (ii) above have vested as a result of the Company's realization of the applicable earnings per share requirements. The Company is obligated, during the term of Mr. Roodt's employment agreement, to pay Mr. Roodt an annual incentive bonus of four percent of the Minimum Pretax Income (as provided in Mr. Roodt's employment agreement) above $5,000,000, as shall be reported in the Company's audited financial statements for each fiscal year in which Mr. Roodt is employed, exclusive of any extraordinary earnings or charges which would result from the release of the Earnout Escrow Shares.

STOCK OPTION PLAN


           The  Board  of   Directors   of  the  Company  has  adopted  and  the
shareholders (prior to the Company's initial public offering) approved the Company's 1995 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options (Incentive Stock Options) within the meaning of Section 422 of the Code to key employees and (ii) options not intended to so qualify (Nonqualified Stock Options) to key employees (including directors and officers who are employees of the Company), and to directors and consultants who are not employees. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 850,000 shares.


           The Stock Option Plan is to be administered by the Compensation Committee of the Board of Directors. The Committee shall determine the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

           The exercise price of Incentive Stock Options granted under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant (110% of fair market value in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the voting rights of the outstanding capital stock of the Company (or any of its subsidiaries). The term of each option granted pursuant to the Stock Option Plan shall be established by the Committee, in its sole discretion; provided, however, that the maximum term for each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years (five years in the case of an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of the outstanding capital stock of the Company (or any of its subsidiaries). Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.


           The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each non-employee director of the Company is automatically granted an option for 10,000 shares of Common Stock. Thereafter, each person who is a non-employee director of the Company following an annual meeting of shareholders will be automatically granted an option for an additional 10,000 shares of Common Stock. Each grant will have an exercise price per share equal to the fair market value of the Common Stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated for cause.


           As of the date of this Prospectus, the Company has granted options to purchase 290,000 shares of Common Stock under the Stock Option Plan, 10,000 of which have been exercised.

OPTIONS GRANTED


           The Company has granted options to management to purchase 290,000 shares of Common Stock under the Plan and additional non-plan options to purchase 500,000 shares of Common Stock as described in the table set forth below:


                                                                                    POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED ANNUAL
                                       PERCENT OF TOTAL       PER                   RATE OF STOCK PRICE
                                      OPTIONS GRANTED TO     SHARE                APPRECIATION FOR OPTION
                           OPTIONS       EMPLOYEES IN      EXERCISE   EXPIRATION        TERM
                           GRANTED     FISCAL YEAR (1)       PRICE       DATE            5%           10%
                           -------     ---------------       -----       ----     -------------------------
Michael Levy.............    5,000          .66%(*)         $5.00        (2)       $     6,900    $  15,273
                             5,000          .66%(*)          3.75        (2)             5,200       11,500
                            10,000        25.00%(**)         6.00        (2)            16,575       36,630
Clive Kabatznik..........  205,000        27.33%(*)          5.00        (3)           283,188      625,773
                             5,000          .66%(*)          3.75        (2)             5,200       11,500
                             5,000        12.50%(**)         6.00        (2)             8,285       18,315
                           250,000        33.33%(*)          4.75        (4)           328,084      724,981
Laurence M. Nestadt......    5,000          .66%(*)          5.00        (2)             6,900       15,273
Charles S. Goodwin.......    5,000          .66%(*)          5.00        (2)             6,900       15,273
                             5,000          .66%(*)          3.75        (2)             5,200       11,500
                            10,000        25.00%(**)         6.00        (2)            16,575       36,630
John Mackey..............    5,000          .66%(*)          5.00        (2)             6,900       15,273
                             5,000          .66%(*)          3.75        (2)             5,200       11,500
Cornelius J. Roodt.......    5,000          .66%(*)          3.75        (2)             5,200       11,500
                             5,000        12.50%(**)         6.00        (2)             8,285       18,315
                           250,000        33.33%(*)          4.75        (4)           328,084      724,981
Mfundiso J. Njeke........   10,000        25.00%(**)         6.00        (2)            16,575       36,630

--------------------


(1)  The numbers have been rounded for the purpose of this table.

(2) Options granted will expire five years from the date granted and are immediately exercisable.

(3) 55,000 options granted will expire five years from the date granted; 150,000 additional options will be exercisable following the seventh anniversary of the grant date and until the tenth anniversary of such date, subject to accelerated vesting upon the Company's realization of certain earnings per share targets; 100,000 additional options are currently exercisable until the tenth anniversary of the date of the grant.

(4) Non-plan options to purchase 250,000 shares of Common Stock at an exercise price of $4.75 granted by the Board of Directors to each of Mr. Kabatznik and Mr. Roodt in the fourth quarter of fiscal year 1997 (of which 125,000 were immediately exercisable and 125,000 will become exercisable on June 24, 1999, if the optionee is still employed by the Company on such date).


(*)  Options granted in Fiscal Year 1997.

(**) Options granted in Fiscal Year 1998 (through January 20, 1998).

                              CERTAIN TRANSACTIONS


           In connection with the Company's organization in September 1995, the Company sold 1,212,521 shares of Class B Common Stock to Clive Kabatznik, the President and Chief Executive Officer of the Company for a purchase price of $.01 per share, which amount was paid by Mr. Kabatznik in the form of advances made by him to pay for certain expenditures of the Company. In October 1995, Mr. Kabatznik transferred 1,002,521 of such shares, which included 670,137 shares to Mrs. Stephanie Levy as Trustee of the FSA Stock Trust, 97,210 shares to the Stopia Trust, 97,210 shares to the 2 RAS Trust, 93,307 to the Presspack Trust, 24,657 shares to the Two Year Trust and 20,000 shares to Henry Rothman. The transferees have paid Mr. Kabatznik $.0l per share for each of such shares.

FSAM MANAGEMENT AGREEMENT

           The Company and FSAM have entered into a Management Agreement pursuant to which FSAM will provide certain management and administrative services to the Company for an annual fee of $48,000 and reimbursement of FSAM's costs, other than out-of-pocket expenses, at an amount equal to cost plus 10% (including the costs of employees) incurred in providing such management and administrative services to the Company. The costs of such services that may be requested from time to time by the Company pursuant to the Management Agreement are at a rate that could reasonably be expected to be charged by an unaffiliated third party. The services to be provided by FSAM to the company under the FSAM Management Agreement include general business management and administrative services, shareholder relation services, financial services and accounting services. The Management Agreement will expire on December 31, 2005, unless sooner terminated on 90 days advance notice by either party. The Company paid FSAM a total of $53,020 in the year ended June 30, 1997.

FSAH ESCROW AGREEMENT

           The FSAH Escrow Agreement, executed in January 1996, provided for the concurrent issuance and delivery by the Company of 729,979 shares of Class B Common Stock to the FSAH Escrow Agent. The FSAH Escrow Agreement is intended to provide security for certain holders of FSAH Class B Stock, who are residents of South Africa and are prohibited by South African law from holding shares in a foreign company. The FSAH Escrow Agreement provides that the parties to such Agreement that are holders of FSAH Class B Stock will not sell such shares of stock except as provided in such Agreement. Specifically, the FSAH Escrow Agreement provides that the FSAH Class B Stock may be tendered to the FSAH Escrow Agent against payment therefor by the FSAH Escrow Agent, which payment may consist of the proceeds obtained from the sale by the FSAH Escrow Agent of an equal number of shares of Class B Common Stock of the Company, provided that the proceeds of such sale shall be delivered to the holder in exchange for his or her shares of FSAH Class B Stock. Upon the sale by the FSAH Escrow Agent of any shares of Class B Common Stock of the Company pursuant to the FSAH Escrow Agreement, the FSAH Escrow Agent will deliver to the Company the equivalent number of shares of FSAH Class B Stock tendered in connection therewith. Such shares of FSAH Class B Stock will then automatically convert into shares of FSAH Class A Stock and will be held by the Company together with the other shares of FSAH Class A Stock owned by the Company. The Company has granted certain piggyback registration rights to the FSAH Escrow Agent on behalf of the holders of the shares of FSAH Class B Stock held pursuant to the FSAH Escrow Agreement. Such shares of Class B Common Stock will be automatically converted to Common Stock of the Company upon the sale of such shares by the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement. Such shares of Class B Common Stock will be controlled by the terms of the FSAH Escrow Agreement. Michael Levy has paid the purchase price of $.01 per share for each of the shares of Class B Common Stock held pursuant to the FSAH Escrow Agreement and the FSAH Escrow Agent has granted to Michael Levy an irrevocable proxy to vote each of such shares of Class B Common Stock prior to the sale or forfeiture of such shares, as the case may be. The Company owns 25,000,000 shares of FSAH Class A Stock, or approximately 97% of the total outstanding shares of FSAH, and the remaining shares are held by the following persons in the amounts set forth below:

                                                              FSAH Class B Stock

FSA Stock Trust                                                   383,523 shares
Global Capital                                                     50,000 shares
Bruce Thomas                                                       80,000 shares
Samuel Smith                                                       58,766 shares
Raymond Shaftoe                                                    58,766 shares
Rhona Kabatznik                                                    62,472 shares
Michael Levy                                                       36,452 shares
                                                                 ---------------
                               Total:                             729,979 shares

FSAC ESCROW AGREEMENTS

           Since the consummation of the Company's IPO in January 1996, the Company has entered into a number of escrow agreements (the "FSAC Escrow
Agreements") which are comprised of a number of additional agreements with the FSAH Escrow Agent, FSAH and certain principal shareholders of the Company's subsidiaries which were acquired since January 1996. The terms of the FSAC Escrow Agreements are substantially similar to the terms of the FSAH Escrow Agreement, except that only the FSAH Escrow Agreement provided for the issuance of shares of Class B Common stock to the FSAH Escrow Agent while each of the FSAC Escrow Agreements provided for the issuance of shares of Common stock to the FSAH Escrow Agent which correspond to the following issuances of FSAH Class B Stock by FSAH:

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE PIEMANS PANTRY
ACQUISITION(1)

Heinz Andreas                                                     220,262 shares
John Welch                                                        220,262 shares
Michael Morgan                                                     48,950 shares
                                                                  --------------
                               Total:                             489,474 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ASTORIA ACQUISITION(2)

Wolfgang Burre                                                    186,407 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE SEEMANNS ACQUISITION(3)

Mark Jericevich                                                   157,596 shares
Ivan Jericevich                                                   157,597 shares
                                                                  --------------
                               Total:                             315,193 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH GULL FOODS ACQUISITION(4)

Trek Biltong                                                      238,660 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ACQUISITION OF FIRST STRUT
(PTY) LTD.(5)

The Coch Family Trust                                              19,230 shares

ADDITIONAL SHARES ISSUED IN CONNECTION WITH THE ACQUISITION OF FIFERS
BAKERY
(PROPRIETARY) LIMITED(6)

Eddie Hinde                                                        27,624 shares

--------------------

(1) The Company has issued an additional 489,474 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent, and each of Mr. Andreas, Mr. Morgan and Mr. Welch respectively, in connection with the Piemans acquisition.

(2) The Company has issued an additional 186,407 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Burre in connection with the Astoria acquisition.

(3) The Company has issued an additional 315,194 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent, and each of Mr. Mark Jericevich and Mr. Ivan Jericevich respectively, in connection with the Seemanns acquisition.

(4) The Company has issued an additional 238,660 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Biltong in connection with the Gull acquisition.

(5) The Company has issued an additional 19,230 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and The Coch Family Trust in connection with the First Strut acquisition.

(6) The Company has issued an additional 27,624 shares of Common Stock to the FSAH Escrow Agent pursuant to the terms of a certain FSAC Escrow Agreement by and among the Company, the FSAH Escrow Agent and Mr. Hinde in connection with the Fifers acquisition.

           The rights and preferences accruing to holders of FSAH Class A Stock and holders of FSAH Class B Stock are substantially identical except that (i) FSAH is required to pay dividends to holders of FSAH Class B Stock equivalent, on a pro rata basis, to the dividends paid by the Company to holders of its Common Stock, (ii) payment of the above dividends on FSAH Class B Stock must be made no later than three business days subsequent to payment of dividends by the Company on its Common Stock, (iii) accrued dividends on FSAH Class B Stock must be paid prior to payment of any declared dividends on FSAH Class A Stock and
(iv) any shares of FSAH Class B Stock acquired by the Company will automatically converted to shares of FSAH Class A Stock upon such acquisition.

J. LEVY LOAN

           In 1986, Mr. J. Levy, Michael Levy's father, extended to Starpak a loan in the principal amount of R600,000 (which equaled approximately $300,000 at the prevailing exchange rate at the time of the loan), which loan bears interest at 1% per annum below the prime bank overdraft rate and is secured by a second mortgage on certain property owned by Starpak having a book value of $767,180. The original loan contained no fixed terms of repayment. The terms of the loan were amended in January 1996 as follows: the loan will bear interest at 1% below the prime bank overdraft rate (currently 19.25% per annum) and will be repayable over a period of 30 months. The first twenty four monthly installments of $5,563 each, inclusive of principal and interest, were paid commencing October 30, 1995. The outstanding balance is expected to be repaid on or prior to April 30, 1998.

                             PRINCIPAL SHAREHOLDERS


           The following table sets forth, as of January 21, 1998, certain information as to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.



                                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
                                                                             BEFORE OFFERING                    AFTER OFFERING
                                                        CLASS B
                                                         COMMON     PERCENTAGE OF   PERCENTAGE OF    PERCENTAGE OF   PERCENTAGE OF
NAME AND ADDRESS OF                                      ------     -------------   -------------    -------------   -------------
BENEFICIAL SHAREHOLDER              COMMON STOCK      STOCK (2)(3)  OWNERSHIP (3)  VOTING POWER (3)  OWNERSHIP (3)  VOTING POWER(3)
----------------------              ------------      ------------  -------------  ----------------  -------------  ---------------

Michael Levy......................  1,296,588(4)    1,300,116(5)(6)     37.0%           54.5%            25.0%           44.0%
9511 West River Street
Shiller Park, IL 60176

Clive Kabatznik...................   340,000(7)         190,000          7.2%            8.8%             4.9%            7.2%
2665 S. Bayshore
Suite 702
Coconut Grove, FL 37137

FSA Stock Trust...................        0          383,523(5)(8)       5.5%           13.4%             3.7%           10.8%
9511 West River Street
Shiller Park, IL  60176

Charles S. Goodwin................    20,000(4)            0              *               *                *               *
801 Old Post Road
Cotuit, MA 02635

Cornelius J. Roodt................   135,000(9)            0             1.9%             *               1.3%             *
Grader Road
Spartan EXT 3
Kempton Park 1620
South Africa

Mfundiso J. Njeke(4)..............     10,000              0              *               *                *               *
Grader Road
Spartan EXT 3
Kempton Park 1620
South Africa

BT Global Credit Limited . . .      1,949,754(10)          0            26.6%           12.3%            16.2%           10.1%
c/o Bankers Trust   Luxembourg
S.A.
P.O. Box 807
14 Boulevard F.D. Roosevelt
L-2540 Luxembourg
Luxembourg

All executive officers and          1,811,588(11)      1,490,116        43.9%           62.5%            30.2%           50.1%
directors as a group (5 persons)
---------------
*          Less than 1%


(1) Beneficial ownership is calculated in accordance with Rule 13d-3 under the 1934 Act.

(2) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Class B Common Stock indicated below.

(3) For the purposes of this calculation, the Common Stock and the Class B Common Stock are treated as a single class of Common Stock. The Class B Common Stock is entitled to five votes per share, whereas the Common Stock is entitled to one vote per share.


(4) With respect to Messrs. Goodwin and Levy, includes 20,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable; with respect to Mr. Njeke, includes 10,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable, and with respect to Mr. Levy, includes 1,276,588 shares of Common Stock issued to the American Stock Transfer & Trust Company (the "FSAH Escrow Agent") for which Mr. Levy has been granted a voting proxy.


(5) For purposes of Rule 13d-3 under the Exchange Act, such individual or entity is deemed to be the beneficial owner of the shares held pursuant to the terms of an escrow agreement entered into by and among certain holders of FSAH Class B Stock, the FSAH Escrow Agent, FSAH and the Company prior to the closing of the Initial Public Offering ("IPO") consummated in January, 1996 (the "FSAH Escrow Agreement"), although such individual or entity disclaims ownership of such shares under South African law.

(6) Includes (i) 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, for which the FSA Stock Trust may be deemed the beneficial owner and for which Mr. Levy has been granted a voting proxy and (ii) 36,452 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement, which shares correspond to a like number of shares of FSAH Class B Stock purchased by Mr. Levy upon the closing of the Europair acquisition. Also includes 310,004 additional shares of Class B Common Stock issued to the FSAH Escrow Agent, for which Mr. Levy has been granted a voting proxy. Mr. Levy disclaims beneficial ownership of all shares held by the FSAH Escrow Agent for which he has been given a voting proxy. Mr. Levy's wife is the trustee, and his wife and their children are the beneficiaries, of the FSA Stock Trust. Mr. Levy disclaims ownership of all shares held by the FSA Stock Trust, as well as the additional shares held by the FSAH Escrow Agent for which he has been given a voting proxy.


(7) Includes 340,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.


(8) Includes 383,523 shares of Class B Common Stock issued to the FSAH Escrow Agent pursuant to the terms of the FSAH Escrow Agreement.


(9) Includes 135,000 shares of Common Stock issuable upon exercise of options that are immediately exercisable.

(10) Includes (i) 1,368,421 shares of Common Stock issuable upon conversion of certain Increasing Rate Debentures, (ii) 258,333 shares of Common Stock issuable upon conversion of certain 9% Senior Subordinated Convertible Debentures, and (iii) 163,000 shares of Common Stock owned by a fund that is managed by an affiliate of BT Global Credit Limited.

(11) Represents shares issuable upon exercise of options that are immediately exercisable. Does not include 250,000 shares issuable upon exercise of options not exercisable within 60 days.

                            DESCRIPTION OF SECURITIES

GENERAL

           The authorized capital stock of the Company consists of an aggregate of 23,000,000 shares of Common Stock, par value $.01 per share, 2,000,000 shares of Class B Common Stock, par value $.01 per share, and 5,000,000 shares of
Preferred Stock, par value $.01 per share. As of the date hereof, 1,822,500 shares of Class B Common Stock are outstanding. The following statements describe the material provisions of the securities being registered hereby and certain other securities of the Company. See "Antitakeover Protections" and "Differences in Corporate Law" for a description of the Company's Memorandum of Association, bye-laws and The Companies Act 1981 of Bermuda, regarding anti-takeover provisions and related matters affecting the Company. Such statements and disclosure do not purport to be complete and are qualified in their entirety by reference to the full Memorandum of Association and bye-laws which are exhibits to the Company's Registration Statement of which this Prospectus is a part.

COMMON STOCK

           Holders of Common Stock have one vote per share on each matter submitted to a vote of the shareholders and a ratable right to the net assets of the Company upon liquidation. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the shareholders, subject to the preferential rights of the Preferred Stock. All of the shares of Common Stock offered hereby are validly authorized and will be, when issued, fully paid and non-assessable.

CLASS B COMMON STOCK

           The Class B Common Stock and the Common Stock are substantially identical on a share-for-share basis, except that the holders of Class B Common Stock have five votes per share on each matter considered by shareholders and the holders of the Common Stock have one vote per share on each matter considered by shareholders, and except that the holders of each class will vote as a separate class with respect to any matter requiring class voting by The Companies Act 1981 of Bermuda.

           Each share of Class B Common Stock is automatically converted into one share of Common Stock upon (i) the death of the original holder thereof, or, if such shares are subject to a shareholders agreement or voting trust granting the power to vote such shares to another original holder of Class B Common Stock, then upon the death of such other original holder, or (ii) the sale or transfer to any person other than the following transferees: (a) the spouse of a holder of Class B Common Stock; (b) any lineal descendants of a holder of Class B Common Stock, including adopted children (said descendants, together with the holder of Class B Common Stock and his or her spouse are hereinafter referred to as "Family Members"); (c) a trust for the sole benefit of a Class B Common shareholder's Family Members; (d) a partnership made up exclusively of Class B Common shareholders and their Family Members or a corporation wholly-owned by a holder of Class B Common Stock and their Family Members, and (e) any other holder of Class B Common Stock thereof. Presently, there are 1,822,500 shares of Class B Common Stock issued and outstanding. The difference in voting rights increases the voting power of the holders of Class B Common Stock and accordingly has an anti-takeover effect. The existence of the Class B Common

Stock may make the Company a less attractive target for a hostile takeover bid or render more difficult or discourage a merger proposal, an unfriendly tender offer, a proxy contest, or the removal of incumbent management, even if such transactions were favored by the shareholders of the Company other than the holders of Class B Common Stock. Thus, the shareholders may be deprived of an opportunity to sell their shares at a premium over prevailing market prices in the event of a hostile takeover bid. Those seeking to acquire the Company through a business combination will be compelled to consult first with the holders of Class B Common Stock in order to negotiate the terms of such business combination. Any such proposed business combination will have to be approved by the Board of Directors, which may be under the control of the holders of Class B Common Stock, and if shareholder approval were required, the approval of the holders of Class B Common Stock will be necessary before any such business combination can be consummated.

PREFERRED STOCK

           The Company is authorized to issue up to 5,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue this Preferred Stock in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences, without further vote or action by the stockholders. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. Also, Preferred Stock could have preferences over the Common Stock (and other series of preferred stock) with respect to dividend and liquidation rights. The Company currently has no plans to issue any Preferred Stock.

DEBENTURES

           The Debentures were issued by the Company under an indenture (the "Indenture"), dated April 25, 1997 between the Company, as issuer, and American Stock Transfer & Trust Company, as Trustee ("the Trustee"). The following summaries of the material provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular defined terms of the Indenture are referred to, such defined terms are incorporated herein by reference.

           General. The Debentures are unsecured senior subordinated obligations of the Company, limited to $10,000,000 aggregate principal amount and maturing June 15, 2004. The Debentures bear interest at the rate of nine percent (9%) per annum, payable quarterly commencing June 15, 1997 to the persons in whose names such Debentures are registered at the close of business on the first day of the month in which the interest is to be paid (the "Interest Payment Date").
Interest is computed on the basis of a 360-day year of twelve 30-day months. Principal and interest are payable, and the Debentures may be presented for conversion, redemption, exchange or transfer, at the office of the Company or its agent maintained by the Company for such purpose. In addition, payment of interest will be made by check mailed to the address of the person entitled thereto as it appears in the register of the holders ("Holders") of the Debentures on the record date for each interest payment. The Debentures were issued in fully registered form without coupons, in authorized denominations of $1,000 and any whole multiple thereof. A Holder may transfer or exchange Debentures in accordance with the Indenture. The company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The

Company need not transfer or exchange any Debentures if such Debentures have been selected for redemption.


           Conversion Rights. The Debentures are convertible into shares of the Company's Common Stock at the option of the Holder at any time prior to maturity at a price of $6.00 per share (the "Conversion Price"). The conversion Price is subject to adjustment under certain conditions. A Holder may convert his Debentures by surrendering them to the Company in accordance with the terms of the Indenture. On conversion, no payment or adjustment for interest will be made. The Company will deliver a check for any fractional share.

           The  Conversion   Price  will  be  subject  to  adjustment  upon  the
occurrence of certain events, including, (i) the issuance of stock of the Company as a dividend or distribution on any shares of Common Stock, (ii) subdivisions, combinations and certain reclassifications of Common Stock, (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase shares of common Stock at less than the then current market price per share (as determined in the manner set forth in the Indenture), and (iv) the distribution to all holders of Common Stock of any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or other assets (including securities, but excluding any rights or warrants referred to above, excluding any dividend or distribution paid in cash out of the earned surplus of the Company). In addition the Conversion Price will be adjusted upon the issuance of Common Stock or of rights or warrants entitling holders thereof to subscribe for or purchase shares of Common Stock, or the issuance of securities convertible into or exchangeable for shares of Common Stock, at less than the then current market price of the Common Stock to equal the price offered by the Company to such holders if such subscription or purchase price is less than the then Conversion Price.


           No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect; provided, however, that any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment.

           If the Company consolidates or merges into or sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any person, and the Debentures are assumed by the successor, the Debentures will become convertible into the kind and amount of securities, cash or other assets which the Holders of the Debentures would have owned immediately after the transaction if the Holders and converted the Debentures immediately before the effective date of the transaction at the Conversion Price in effect immediately prior to such effective date.

           Redemption. The Debentures may be redeemed by the Company at any time or from time to time commencing June 15, 1999, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' notice, mailed to the registered Holders thereof at their last registered addresses, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest to the Redemption Date (and subject to the right of any record holder to receive the interest payable on the applicable Interest Payment Date that is on or prior to the Redemption Date). If redeemed during the periods indicated below, the applicable redemption percentage would be:

                    FROM                    THROUGH                PERCENTAGE
                    ----                    -------                ----------
                June 15, 1999           June 14, 2000...             109.0%
                June 15, 2000           June 14, 2001...             107.0%
                June 15, 2001           June 14, 2002...             105.0%
                June 15, 2002           June 14, 2003...             102.5%
                June 15, 2003           June 15, 2004...             100.0%

           Debentures  in  denominations  larger  than $1,000 may be redeemed in part in whole multiples of $1,000. If fewer than all the Debentures are redeemed, the Trustee will select the particular Debentures to be redeemed by such methods as the Trustee shall deem fair and appropriate and as are in accordance with the rules and regulations of the applicable self-regulatory organizations. The Company may not redeem the Debentures prior to June 15, 1998. The Company may redeem the Debentures after June 15, 1998 but prior to June 15, 1999 if the market price of the Common Stock on any 20 trading days during a period of 30 consecutive trading days shall be equaled or exceeded 150% (initially $9.00 per share) of the then Conversion Price of the Debentures (initially $6.00 per share). The applicable redemption percentage would be 109%. On and after the Redemption Date, unless the company defaults on the payment of the redemption price or on interest accrued and unpaid to the Redemption Date, interest will cease to accrue on Debentures called for redemption and all rights of Holders of the Debentures will cease except the right to receive the applicable redemption price, plus interest accrued and unpaid to the Redemption Date.

           Sinking Fund. The Debentures are redeemable, subject to the terms of the Indenture, through the operation of a mandatory sinking fund in two equal installments totaling 67% of the issue on June 15, 2002 and June 15, 2003, with the balance of the issue being retired at maturity on June 15, 2004.

SUBORDINATION OF DEBENTURES

           The payment of principal of, premium, if any, and interest on the Debentures are, to the extent set forth in the Indenture, subordinated and subject to right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Company, whether outstanding at the date of the Indenture or later incurred. In the event and during the continuation of any default in the payment of the principal of, or interest on, any Senior Indebtedness of the Company or any event of default under any Senior Indebtedness of the Company, no payment with the respect to the principal or interest on the Debentures will be made by the Company unless and until such default has been cured or waived. Upon any payment or distribution of the Company's assets to creditors upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency, receivership or other proceedings relating to the Company, whether voluntary or involuntary, the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full prior to any payment upon the principal of, premium, if any, or interest on the Debentures.

           "Senior Indebtedness" means Indebtedness of the Company outstanding at any time for money borrowed from a bank, financial company or other lending institution and Indebtedness which is at least 50% secured by assets of the Company or any subsidiary. "Indebtedness" means any debt of the Company for borrowed money, capitalized leases and purchase money obligations or evidenced by a note, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property or assets; any debt of any subsidiary of the Company described in the preceding definition which the Company has guaranteed or for which it is otherwise liable; and any amendment, renewal, extension or refunding of any such debt.

           By reason of such subordination, in the event of the insolvency of the Company, Holders of the Debentures may recover less, ratably, then holders of Senior Indebtedness of the Company.

           At September 30, 1997, the principal amount of Senior Indebtedness of the Company on a consolidated basis was approximately $5,196,509 consisting primarily of bank and other long term debt.

           Events of Default, Notice of Waiver. The Indenture provides that, if an Event of Default specified therein shall have happened and be continuing, either the Trustee or the Holders of 25% in principal amount of the Debentures then outstanding may declare the principal of all such Debentures to be due and payable; provided, however, that if any and all defaults (other than the non-payment of principal and interest on Debentures then outstanding) shall have been remedied, the Holders of a majority in aggregate principal amount of Debentures then outstanding may waive such defaults and rescind and annul such declaration and its consequences.

           "Events of Default" are defined in the Indenture as being (i) a default for ten (10) days in payment of any interest installment; (ii) a default for ten (10) days in payment of principal and premium, if any, when due and payable; (iii) a default for ten (10) days in the deposit of any sinking fund payment when and as due; (iv) a default for thirty (30) days after written notice to the company by the Trustee or to the Company and the Trustee by the Holders of 25% in principal amount of the outstanding Debentures, in the performance of any other covenant or agreement in the Indenture; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, which default shall constitute a failure to pay any portion of interest or principal when due after any applicable grace period or shall have resulted in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled; (vi) certain events of bankruptcy, insolvency and reorganization; and (vii) in the event that the Company's reporting obligations pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are suspended or terminated.

           The Indenture provides that the Trustee shall, within thirty (30) days after learning of the occurrence of a default give to the Holders of the Debentures notice of all uncured defaults known to it; provided that except in the case of default in the payment of principal and premium, if any, or interest on any of the Debentures, or failure to make a required sinking fund deposit or redemption payment, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders. The term "default" for the purposes of this provision only shall mean the happening of any of the Events of Default specified above, not including any grace period or any requirement for the giving of written notice.

           Merger and Consolidation. The Indenture provides that the Company may not be consolidated with or merged into another entity, or have transferred all or substantially all of its assets in one or more related transactions, unless
(i) the Company shall be the surviving entity, or the successor shall expressly assume by supplemental indenture all of the obligations of the Company under the Debentures and the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, (iii) the assuming corporation has a net worth not less than the consolidated net worth of the Company, and (iv) certain other conditions are met.



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           Covenants.

           (i) Dividend and Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company may not, and may not permit any of its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction, unless such encumbrance or restriction relates to presently existing Senior Indebtedness, on the ability of any subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its subsidiaries or pay any Indebtedness owed to the Company or any of its subsidiaries, (ii) make loans or advances to the Company or any of its subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its subsidiaries, except for such encumbrances or restrictions in existence on the date of the Indenture and encumbrances or restrictions existing under or by reason of (A) the Indenture and the Debentures, (B) applicable law, (C) any instrument governing Indebtedness or capital stock of a person acquired by the Company, or any of its subsidiaries, in existence at the time of such acquisition (bit not in connection with such acquisition), including any renewals, refundings or refinancings thereof, provided that the restrictions contained in such renewals, refundings, or refinancings, or refinancings are no more restrictive than those contained in such instrument at the time of such acquisition, which encumbrance or restriction is not applicable to any person, or to the properties or assets of any person, other than the person, or the property or assets of the person, so acquired or its subsidiaries, (D) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (E) with respect to clause (iii) above, purchase money obligations for property acquired in the ordinary course of business. For purposes of the covenants, a "subsidiary" shall mean any corporation in which the Company, directly or indirectly, owns more than 50% of the outstanding voting stock.

           (ii) Restriction of Payment of Dividends and Stock Repurchases. The Company may not (i) declare or pay any dividend or make any distribution on its capital stock of any class or its shareholders (other than dividends or distributions payable in shares of capital stock of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any subsidiary or other affiliate (other than any Equity Interests owned by the Company or any subsidiary and other than in connection with an acquisition of any business entity where payment includes a stock in lieu of cash component); or (iii) permit any subsidiary to declare or pay any dividend on, or make any distribution to the holders (as such), of, any shares of its capital stock except to the Company or a subsidiary (other than dividends or distributions payable in Equity Interests of it or the Company) or (iv) permit any subsidiary to purchase, redeem or otherwise acquire or retire for value any Equity Interests of such subsidiary, the Company or any affiliate of either of them (other than any such Equity Interests owned by the Company or any subsidiary), if at the time of such action a Event of Default (see above) shall have occurred and be continuing, or shall occur as a consequence thereof, or if upon giving effect to such payment the aggregate amount expended favor all such payments (the amount expended for such purposes, if other than cash, to be conclusively determined by the Board of Directors as evidenced by a Board resolution) subsequent to the date of execution of the Indenture shall exceed the sum of (1) 30% of the aggregate Consolidated Net Income of the Company accrued during fiscal quarters ending subsequent to December 31, 1996; (2) the aggregate net proceeds, including cash and the fair market value of property other than cash, received by the Company from the issue or sale after the date of execution of the Indenture of capital stock of the Company (other than Disqualified Stock) or of warrants to purchase such capita stock (other than warrants to purchase such Disqualified Stock), other than in connection with the conversion of any Indebtedness; (3) the aggregate net proceeds received by the Company subsequent to the date of the execution of the Indenture from the issue or sale of any debt securities or Disqualified Stock of the Company, if, at such time, such debt securities, or Disqualified Stock, as the case may be, have been converted into capital stock of the Company; and (4) $500,000.



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           "Consolidated Net Income" means, for any period, the aggregate of the
Net Income of the Company and its subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that (i) the Net Income of any person which is not a subsidiary or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Company or a subsidiary, and (ii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. "Net Income" of any person shall mean the net income (loss) of such person, determined in accordance with generally accepted accounting principles; excluding, however, from the determination of Net Income any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to leaseback transactions, except any gain from such leaseback transaction may be amortized into Net Income over the term of the lease) of any real property or equipment of such person which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of the Company or a subsidiary owned by such person.

           "Disqualified   Stock"  means  capital  stock  subject  to  mandatory
redemption or redemption at the option of the holder, in either case prior to the maturity of the Debentures.

           "Equity Interests" means capital stock or warrants, options or other rights to acquire capital stock.

           (iii) Restriction on Transactions with Affiliates. Neither the Company nor any of its subsidiaries may (i) engage in any transaction with an affiliate of the Company on terms less favorable to the Company or such subsidiary than that which might be obtained at the time of such transaction from unrelated entities, (ii) loan or advance any funds to any affiliate(s) (other than to the Company or any of its direct or indirect subsidiaries) in excess of $100,000 in the aggregate outstanding at any time, or (iii) purchase less than all of the securities of an affiliate or an entity controlled by any affiliate; provided, however, that any such purchase of all securities shall be deemed fair to the Company as evidenced by an opinion rendered by an investment banker selected by independent directors of the Company.

           (iv) Plan of Liquidation. The Company may not adopt any plan of liquidation (other than a plan of liquidation incident to a permitted merger, consolidation, sale of assets or other transaction described above) which provides for, contemplates or the effectuation of which is preceded by, (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety and (ii) the distribution of all the proceeds of such sale, lease, conveyance or other disposition unless the Company redeems the Debentures at the then redemption price.

           Modification of the Indenture and Waiver. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in the aggregate principal amount of the outstanding Debentures, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Debentures, provided that no such supplemental indenture may (i) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of each Holder of the Debentures so affected, (ii) modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders or alter the provisions of the Indenture with respect to the sinking fund, without the consent of the Holders of all of the outstanding Debentures, or (iii) reduce the aforesaid percentage of Debentures, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all the outstanding Debentures. The Holders of a majority in aggregate principal amount of outstanding Debentures may waive any past default under the Indenture, except a default in the payment of principal (and premium, if any) or interest or default with respect to certain covenants under the Indenture.



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           Direction  of Trustee by Holders of  Debentures.  In  addition to the rights of the Holders of the Debentures to take certain action previously described, the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding, subject to the provision of the Indenture relating to the duties and rights of the Trustee, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any trust or power conferred on the Trustee. However, the Trustee will have the right to decline to follow any such direction, if the Trustee determines that the action requested may not be lawfully taken, would subject the Trustee to liability, or would be unduly prejudicial to the other Holders of the Debentures. As a requisite to taking any such action, the Trustee may require the Holders of the Debentures requesting the same to provide it with reasonable security or indemnity against the cost, expenses and liabilities which may be incurred in connection with such action. The Holders of at least 10% in aggregate principal amount of Debentures may call a meeting of the Holders of the Debentures if the Trustee fails to do so within twenty (20) days after receiving the request.

           The Trustee. The Trustee will also act as the paying and conversion agent with respect to the payments under the conversion of the Debentures in accordance with the terms of the Indenture, subject to the Trustee's right to resign.


INCREASING RATE DEBENTURES

           On October 31, 1997, the Company consummated the private placement and sale of 15,000 Increasing Rate Debentures of the Company due October 31, 2001, at a purchase price of $1,000 per Increasing Rate Debenture, to two offshore investors including BT Global Credit Limited as the lead investor (the "Offering") pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, (the "Act") under Regulation S promulgated thereunder. The Increasing Rate Debentures are subject to the terms of an Indenture dated October 29, 1997 by and between the Company and the American Stock Transfer & Trust Company, as Trustee (the "Increasing Rate Indenture"). Interest payable on the Increasing Rate Debentures is 4% per annum for the year ending October 31, 1998, 4.5% per annum for the two years ending October 31, 2000, and 5% per annum for the year ending October 31, 2001, payable on a quarterly basis. In the event the Increasing Rate Debentures shall not have been redeemed or converted pursuant to the terms thereof and the Increasing Rate Indenture prior to the due date, the Company shall pay each registered holder of the Increasing Rate Debentures an additional amount equal to 22.25% of the principal amount of Increasing Rate Debentures held by each such registered holder. The Increasing Rate Debentures are convertible at any time (subject to prior redemption) into shares of Common Stock at the initial conversion price of $9.50 per share of Common Stock, subject to adjustment in certain events. The Increasing Rate Debentures are redeemable after one year if the Company's Common Stock trades at more than $14.25 per share, subject to adjustment in certain events, during an agreed upon period of time (30 consecutive market days ending on the market day prior to the date on which the notice of redemption is first given). The redemption value of the Increasing Rate Debenture is 122.25% of the principal amount. The Company has paid Bankers Trust Company ("BTC") a fee equal to 4.5% of the total offering amount and has agreed to reimburse BTC for its reasonable legal expenses with respect to such transaction up to an amount of $50,000.


PLACEMENT WARRANTS

           The Company issued to Value Investing Partners, Inc. (the "Placement Agent") a Placement Warrant to purchase up to 135,000 shares of Common Stock at any time up to the close of business on August 1, 2007 at an exercise price of $6.00 per share. The Placement Warrant provides for demand and Piggyback registration rights of the securities underlying such warrant. The exercise price and the number and kind of shares to be issued on exercise of the Placement Warrant is subject to adjustment in certain events including (i) payment of dividends or making of distributions in shares of Common Stock; (ii) subdivision,


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reclassification  or recapitalization of outstanding Common Stock into a greater number of shares; (iii) combination, reclassification or recapitalization of outstanding Common Stock into a smaller number of shares; and (iv) certain issuances of rights, options or warrants. The foregoing description is subject to the provisions of the Placement Warrant which has been filed as an exhibit to the Registration Statement, a copy of which this prospectus forms a part, and reference is made to such exhibit for a detailed description thereof.

PURCHASE OPTIONS

           The Company granted to Barretto Pacific Corporation (the "Option Holder") an option to purchase 25,000 shares of Common Stock at the purchase price of $3.75 per share which option shall expire 180 days after the date of this Prospectus. Subject to the terms of the applicable Stock Option Agreement, if the Company is reorganized or consolidated or merged with another corporation, the Option Holder, shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same portion, at an equivalent price, and subject to the same conditions as the Purchase Options. The foregoing description is subject to the provisions of the Stock Option Agreement which has been filed as an exhibit to the Registration Statement, a copy of which this Prospectus forms a part and reference is made to such exhibit for a detailed description thereof.

ANTI-TAKEOVER PROTECTIONS

           The voting provisions of the Common Stock and Class B Common Stock and the broad discretion conferred upon the Board of Directors with respect to the issuance of series of Preferred Stock (including with respect to voting rights) could substantially impede the ability of one or more shareholders (acting in concert) to acquire sufficient influence over the election of directors and other matters to effect a change in control or management of the Company, and the Board of Directors' ability to issue Preferred Stock could also be utilized to change the economic and control structure of the Company. As a result, such provisions, together with certain other provisions of the bye-laws summarized in the succeeding paragraph, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in such shareholder's best interest, including attempts that might result in a premium over the market price for the Common Stock held by shareholders.

           The bye-laws establish an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors at annual general meetings of shareholders. In general, notice of intent to nominate a director at such meeting must be received by the Company not less than 90 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matter to be brought before the meeting and concerning the shareholder submitting the proposal.

DIFFERENCES IN CORPORATE LAW


           The Companies Act 1981 of Bermuda differs in material respects from laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of significant provisions of The Companies Act (including any modifications adopted pursuant to the Company's bye-laws) applicable to the Company, which differ in general material respects from provisions of Delaware corporate law. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to the Company and its shareholders.


           Interested Directors. The bye-laws provide that any transaction entered into by the Company in which a director has an interest is not voidable by the Company nor can such director be liable to the Company for any profit realized pursuant to such transaction provided the nature of the interest is disclosed


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at the first  opportunity  at a  meeting  of  directors,  or in  writing  to the directors. Under Delaware law no such transaction would be voidable if (i) the material facts as to such interested directors' relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the stockholders or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for any transaction for which such director derived an improper personal benefit.

           Merger and Similar Arrangements. The Company may amalgamate (merge) with another Bermuda exempted company or a company incorporated outside Bermuda and carry on such business when it is within the objects of the Company's Memorandum of Association. See "Description of Securities - Certain Provisions of Bermuda Law." A shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote.
Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such stockholder (as determined by a court or by agreement of the corporation and the stockholder) in lieu of the consideration such stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. Under Bermuda law, the Company's shareholders have the right to vote on (i) any compromise or arrangement between the Company and its shareholders, (ii) a take-over scheme for 100% of the Company's shares enabling the compulsory acquisition of a 10% minority interest (iii) an amalgamation (merger) of the Company and (iv) the discontinuance of the Company from Bermuda.

           Takeover. Bermuda law provides that where an offer is made for shares of another Company and, within four months of the offer the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any 90% or more owned subsidiary. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

           Shareholder's Suit. The rights of shareholders under Bermuda law are not as extensive as the right of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Company to remedy a wrong done to the Company where the act complained of is alleged to be beyond the corporate power of the Company or is illegal or would result in the violation of the Memorandum of Association and bye-laws. (The Company's bye-laws limit the right of securityholders to bring an action against officers and directors of the Company.)


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Furthermore,  consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Company's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys fees incurred in connection with such action. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorney fees incurred in connection with such action.

           Indemnification of Directors. The Company may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may adopt a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for breaches of the director's duty of loyalty, for acts or omission not in good faith or which involve intentional misconduct or knowing violations of law, for improper payment of dividends or for any transaction from which the director derived an improper personal benefit. Delaware law has provisions and limitations similar to Bermuda regarding indemnification by a corporation of its directors or officers, except that under Delaware law the statutory rights to indemnification may not be as limited.

           Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of the Registrar of Companies in Bermuda which will include the Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to an increase, reduction or other alteration of the Company's share capital. The shareholders have the additional right to inspect the bye-laws, minutes of general meetings and audited financial statements of the Company, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Company is also open to inspection by shareholders without charge, and to members of the public for a fee. The Company is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder.

CERTAIN PROVISIONS OF BERMUDA LAW

           In a September 1, 1995 letter to the Company's Bermuda counsel, the Bermuda Monetary Authority approved the Company's application for "non-resident" status in Bermuda for exchange control purposes. The Bermuda Monetary Authority has granted permission for the issuance of the Debentures and shares of Common Stock of the Company. Prior to the Offering, this Prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law.

           In granting such permission and in accepting this Prospectus for filing, neither the Bermuda Monetary Authority, nor the Registrar of Companies in Bermuda accepts any responsibility for the financial soundness of the Company or of the correctness of any of the statements made or opinions expressed in this Prospectus.

           The transfer of securities between persons regarded as resident outside Bermuda for exchange control purposes and the issue of securities after the completion of the Offering to such persons may be effected without specific consent under the Exchange Control Act 1972 and regulations thereunder. Issues and transfers of securities involving any person regarded as resident in Bermuda for exchange control purposes require specific prior approval under the Exchange Control Act 1972.

           Consequently, owners of the Company's shares of Common Stock who are non-residents of Bermuda for Bermuda exchange control purposes are not restricted in the exercise of the rights to hold or vote their shares. Because the Company has been designated as a non-resident for Bermuda exchange control purposes there are no restrictions on its ability to transfer funds in and out of Bermuda or to pay dividends to United States residents who are holders of the Company's Common Stock, other than in respect of local Bermuda currency.

           In accordance with Bermuda law, securities certificates are only issued in the names of corporations, partnerships or individuals. In the case of an applicant acting in a special capacity (for example as a trustee), certificates may, at the request of the applicant, record the capacity, in which the applicant is acting. Notwithstanding the recording of any such special capacity the Company is not bound to investigate or incur any responsibility in respect of the proper administration of any such trust.

           The Company will take no notice of any trust applicable to any of its securities whether or not it had notice of such trust. Specifically, the Company has no obligation under Bermuda law to ensure that a Trustee who is holding shares of the Company subject to a trust is properly carrying out the terms of such trust.

           As an  "exempted  Company",  the Company is exempt from  Bermuda laws which restrict the percentage of share capital that may be held by non-Bermudians, but as an exempted Company the Company may not participate in certain business transactions including: (1) the acquisition or holding of land in Bermuda (except that required for its business and held by way of lease or tenancy for terms of not more than 21 years); (2) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister of Finance of Bermuda; or (3) the carrying on of business of any kind in Bermuda, except in furtherance of the business of the Company carried on outside Bermuda or under a license granted by the Minister of Finance of Bermuda.

TRANSFER AGENT, WARRANT AGENT AND TRUSTEE

           The Company's transfer and warrant agent for the Units, Common Stock and Warrants, and the trustee and paying agent with respect to the Debentures, is American Stock Transfer & Trust Company, New York, New York.

                             SELLING SECURITYHOLDERS


           An aggregate of up to 10,000 Debentures and up to 3,405,615 shares of Common Stock underlying the Debentures, the Increasing Rate Debentures, Placement Warrant and the Purchase Options may be offered for resale by the Selling Securityholders.

           The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities. To the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years, except that Value Investing Partners Inc. was the placement agent for the Company's Private Placement, Barretto Pacific Corporation provided certain public relations services for the Company during the first half of 1997, and Bankers Trust Company (an affiliate of BT Global Credit Limited) received a fee with respect to the sale of the Increasing Rate Debentures.


                                          Number of Debentures
                                           Beneficially Owned     Number of Shares of Common Stock
                                           and Maximum Number      Beneficially Owned and Maximum
     Selling Securityholders                 to be Sold (1)         Number to be Sold (1)(2)(3)
     -----------------------                 ---------------       ----------------------------

Michelangelo L.P.                                 200                         33,333
Angelo Eurdon's Co. L.P.                          100                         16,666
Raphael L.P.                                      200                         33,333
EP Opportunity Fun L.L.C.                         700                        116,666
Weghsteen & Driege                                200                         33,333
Ferri S.A.                                        250                         41,666
Chase Manhattan Bank                              250                         41,666
L.I.P. Select Fund Ltd.                           100                         16,666
Reverse Convertible Securities Fund               450                         74,999
G.E. Pension Trust                                157                         26,166
Global Developing Markets Fund                    126                         20,999
U.S. West Pension Trust                           217                         36,166
RCB Trust New Africa                              359                         59,833
Leonard Loventional Trust U/A/B 9/24/92            25                          4,166
BT Global Credit Limited                        1,000                        166,666
First National Nominees Pty. Ltd.               2,500                        416,666
Jeffries Int'l Ltd.                             1,000                        166,666
Starlight & Co.                                 1,000                        166,666
Calver New African Fund                           141                         23,499
Bank Sal Oppenheimer Jr.                           50                          8,333
Ellis AG                                           50                          8,333
Cogefin (Bermuda) Limited                         100                         16,666
Waveland Partners, L.P.                           500                         83,333
Paul Pardon                                        50                          8,333
LA Investments LDC                                150                         24,999
De Martelaere                                      25                          4,166
Van Moer Santelle Luxembourg SA                    50                          8,333
Bankers Trust                                      50                          8,333
Value Investing Partners Inc.                     n/a                        135,000
Barretto Pacific                                  n/a                         25,000
BT Global Credit Limited                          n/a                      1,368,421
Koch International Financial Services
  Limited                                         n/a                        210,527
                                            ---------                     ----------
                               Total:          10,000                      3,405,615

---------------


(1) Except for BT Global Credit Limited, none of the Selling Securityholders will beneficially own in excess of 1% of the outstanding shares of Common Stock after this Offering, if the maximum amount of Debentures and shares are sold.

(2)  Assumes  the  conversion  of  all  the  Debentures,   the  Increasing  Rate
     Debentures and the exercise of all the Placement and Purchase Options by the Selling Securityholders.


(3) The Company will not issue fractional shares of Common Stock upon conversion of the Debentures and, in lieu thereof, will pay a cash adjustment based upon the last reported sale price of the Common Stock on NASDAQ (or on such National Securities exchange or automated trading system on which the Common Stock is then primarily traded) on the last trading day prior to the date of conversion.


                              PLAN OF DISTRIBUTION

           The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

           The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).


           The SEC adopted Regulation M on March 4, 1997, which replaced Rule 10b-6 and certain other rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Regulation M prohibits any person engaged in the distribution of the securities to be sold by the Selling
Securityholders from simultaneously engaging in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (one to five business days) prior to the commencement of such distribution. In addition, each Selling Securityholder desiring to sell securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by a Selling Securityholder.


           The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                               TAX CONSIDERATIONS

           The following discussion is a summary of general material tax consequences of the operations of the Company and of an investment in the Common Stock under Bermuda tax laws and South African tax laws and United States federal income tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Debentures and Common Stock. In particular, the discussion does not address the tax consequences under state, local and other (e.g., non-United States federal, non-Bermuda, non-South African) tax laws. In addition, this discussion does not address all consequences that might result to each particular investor due to their individual circumstances.
Accordingly,
each prospective investor should consult his or her tax advisor regarding the tax consequences of an investment in the Debentures and Common Stock. The discussion is based upon laws and relevant interpretation thereof in effect as of the date of this Prospectus, all of which are subject to change.


BERMUDA TAXATION


           The following discussion is a summary of general material tax consequences to the Company with respect to this offering and with respect to ownership of shares of Common Stock and Debentures under Bermuda law. The Company will not obtain an opinion of tax counsel with respect to tax consequences under
Bermuda law.


           At the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company, or its stockholders or holders of Debentures other than stockholders or holders of Debentures ordinarily resident in Bermuda. The Company is not subject to stamp or other similar duty on the issue, transfer or redemption of the Common Stock or holders of Debentures.

           The Company has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertaking Tax Protection Act 1966 that, in the event there is enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital assets, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not be applicable to the Company or to its operations, or to the shares, debentures or other obligations of the Company until March 28, 2016 except insofar as such tax applies to persons ordinarily resident in Bermuda and holding such shares, debentures or other obligations of the Company or any real property or leasehold interests in Bermuda owned by the Company. No reciprocal tax treaty affecting the Company exists between Bermuda and the United States.

           As an exempted Company, the Company is liable to pay in Bermuda a registration fee based upon its authorized share capital and the premium on its issued shares at a rate not exceeding $25,000 per annum.

SOUTH AFRICAN TAXATION


           The following discussion is a summary of general material tax consequences to the Company with respect to this offering and with respect to ownership of the Common Stock and Debentures under South African law.


           Taxation of the Company. Dividends received by the Company will not be subject to South African withholding tax. Interest received by the Company will not be subject to South African tax provided the Company is not managed and controlled in South Africa and provided that such interest income is not effectively connected with any business carried on by the Company in South Africa. It is intended that the Company will not be managed and controlled in South Africa. Royalties received by the Company from South Africa will be subject to a flat rate of taxation equivalent to 10.5% of the gross value of such royalties.

Taxation of FSAH

           Income Tax. Income tax is levied in South Africa on income which is classified as being of a "revenue" nature. Income of a capital nature is not currently subject to tax. The current corporate income tax rate is 35%. Dividends to be received by FSAH from its subsidiaries will be exempt from income tax. Interest received by FSAH will be subject to income tax. No assurance can be given that proceeds derived by FSAH from the sale of its investments in underlying companies will not be subject to South African corporate income tax at a rate of 35%. Although an exemption from tax is available under the South African Income Tax Act, an application by the Company to take advantage of such exemption was not granted. Based on this denial, the Company's income may be subject to South African income tax at a rate of 35%. However, the denial of the application is not dispositive of the ultimate tax treatment of the Company's realization gains, and although no assurance can be given as to the tax treatment of such gains, the Company believes that based on its investment policy of acquiring, owning and operating closely-held South African companies, its realization gains will be held to be of a capital nature. South Africa does not currently impose any tax on capital gains. However, no assurance can be given that a capital gains tax will not be introduced in the future.

           Secondary Tax on Companies. A Company declaring a dividend becomes liable to an additional tax known as secondary tax on companies ("STC"). STC is levied at the rate of 12.5% on the difference between dividends declared by a Company and dividends received by that Company in any given "dividend cycle." An exemption from STC is available in respect of dividends declared by one South African Company which is a wholly owned subsidiary of another South African Company, where the subsidiary derives at least 90% of its profits from its sources within South Africa and has notified the Commissioner for Inland Revenue that it is availing itself of the exemption. The exemption will be available in respect of dividends declared by wholly-owned subsidiaries of FSAH to FSAH. Dividends declared by FSAH to the Company will be subject to STC.

           Marketable Securities Tax and Stamp Duty. Any listed securities purchased by FSAH through a stockbroker will be subject to marketable securities tax. The current rate of marketable securities tax is 0.25% of the acquisition price. Unlisted securities are subject to the payment of stamp duty at the rate of 0.25% of the greater of the acquisition price or market value.

           General. Effective July 1, 1997, exchange control restrictions on South African resident individuals were relaxed to permit such persons to invest a limited amount abroad. South African residents may therefore lawfully acquire debentures offered by the Company within the financial limits imposed by the South African Reserve Bank.

           Coupled with the relaxation in exchange controls new Section 9C was introduced into the Income Tax Act with effect from July 1, 1997. In essence, this section extends the source of South African deemed source income to include "Investment Income." "Investment Income" includes interest and would encompass interest paid on the debentures. Section 9C(2) provides that any investment income received by or accrued to any South African resident from any country other than the Republic of South Africa shall be deemed to have been received by or accrued to such resident from a South African source and will hence be subject to South African tax.

           Debenture Interest will, unless a South African resident taxpayer may avail itself of any exemption, be deemed to be from a South African source and will be taxable at 35% after allowable deductions.

UNITED STATES FEDERAL INCOME TAXATION


           The following is a summary of general material United States federal income tax consequences to a United States citizen or resident individual, a United States corporation, a Untied States partnership, a trust in which one or more United States fiduciaries have the authority to control all substantial decisions of the trust and a United States court is able to exercise primary supervision over the administration of the trust, or an estate subject to United States federal income tax on all of its income regardless of source (each a "United States Investor"), who purchases a Debenture, or acquires shares of Common Stock by purchase or upon conversion of a Debenture that was purchased, subsequent to the Registration hereunder and who holds such Debentures and/or shares of Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. This summary is provided for general information only and does not purport to address all the United States federal income tax consequences that may be relevant to a United States Investor, including without limitation the treatment of certain types of United States Investors (e.g., persons who own, directly or constructively, at least 10% of the voting power or value of the Company's outstanding stock, qualified plans, financial institutions, insurance companies, tax-exempt organizations or other persons subject to special treatment under United States federal income tax laws) or persons other than United States Investors, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, it does not discuss any state, local, foreign or minimum income or other United States federal tax considerations. The discussion is based upon the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.

           THE FOLLOWING DISCUSSION OF GENERAL MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES IS NOT TAX ADVICE. EACH PERSON CONSIDERING THE PURCHASE OF A DEBENTURE OR OWNERSHIP OF COMMON STOCK SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE DEBENTURE OR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAXES INCOME OR OTHER TAX LAWS, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS.


Taxation of the Company and its Subsidiaries

           In general, the Company and its foreign subsidiaries will be subject to United States federal corporate income tax only to the extent they have income which has its source in the United States or is effectively connected with a United States trade or business. It is not anticipated that either the Company or any of its foreign subsidiaries will be engaged in a trade or business in the United States.

           The United States subsidiary of the Company will be subject to United States federal income taxation on its worldwide income (subject to reduction by allowable foreign tax credits, if any), and distributions by such United States subsidiary to the Company generally will be subject to United States withholding taxes. There is no income tax treaty between the United States and Bermuda.

Conversion of Debentures

           Except as otherwise indicated below, no gain or loss will be recognized upon the conversion of Debentures into Common Stock pursuant to the conversion feature in the Debentures. Cash paid in lieu of fractional shares of Common Stock will be taxed as if the fractional shares of Common Stock were issued and then redeemed for cash, resulting in either sale treatment or dividend treatment depending upon whether the redemption is considered "not essentially equivalent to a dividend." The tax basis of the Common Stock received upon conversion will be equal to the tax basis of the Debentures converted reduced by the portion of such basis, if any, allocable to any fractional share interest deemed to have been exchanged for cash. The holding period of the Common Stock received upon conversion will include the holding period of the Debentures converted.

           A distribution to the United States Investor which has the effect of preventing dilution of the treatment of the United States Investor will not be taxable. However, a distribution which increases a United States Investor's proportionate interest in the Company's earnings and profits or assets will be treated as a taxable dividend.

Distributions on Common Stock

           Distributions paid with respect to shares of Common Stock will be includible in the gross income of the United States Investor as ordinary income to the extent such distribution is paid from current or accumulated earnings and profits of the Company, as determined under United States federal income tax principles. Such distribution will be treated as foreign source dividend income and will not be eligible for the dividends received deduction allowed to United States corporations. Distributions in excess of the Company's current and accumulated earnings and profits will be treated as a non-taxable return of basis to the extent thereof, and then as a gain from the sale of Common Stock.

Dispositions

           A United States Investor will recognize gain or loss upon the sale or other disposition of the Debenture or Common Stock in an amount equal to the difference between the amount realized and the United States Investor's tax basis in such Debenture or Common Stock. Such gain or loss will be long-term capital gain or loss if the Debenture (subject to the discussion below under "Market Discount") or the Common Stock, as the case may be, has been held for more than one year at the time of sale or other disposition.

Market Discount

           A United States Investor is required to include the stated interest derived from a Debenture in income in accordance with his or her method of accounting. In addition, if a United States Investor purchases a Debenture at a market discount, any gain recognized on a disposition of the Debenture (or the Common Stock into which such Debenture is converted) is treated as ordinary interest income to the extent it does not exceed the accrued market discount on such Debenture. Gain may also be required to be recognized to the extent of accrued market discount upon certain dispositions which would otherwise be nonrecognition transactions.

           Market discount is defined as the excess of the Debenture's stated redemption price at maturity over the United States Investor's tax basis in the Debenture immediately after its acquisition. If the market discount is less than 1/4 of 1% of the stated redemption price at maturity multiplied by the number of complete years remaining to maturity at the time the Untied States Investor acquires the Debenture, the market discount is considered to be zero. Unless a United States Investor elects to use a constant rate method, market discount accrues ratably each day. If a United States Investor that acquires a Debenture at a market discount receives a partial principal payment on the Debenture prior to maturity, that payment is treated as ordinary income to the extent of the accrued market discount on the Debenture at the time payment is received. When the United States Investor subsequently disposes of the Debenture, the accrued market discount at that time is reduced by the amount of the partial principal payment already included in income.

           Alternatively, a United States Investor may elect to include the market discount in income as the discount accrues, either on a ratable basis, or if elected, on a constant interest rate basis. Once made, the current inclusion election applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

           In addition, the United States Investor who does not elect to currently accrue the market discount may deduct his or her net direct interest expense incurred or continued to purchase or carry a Debenture acquired at a market discount only to the extent it exceeds the portion of market discount allocable to the days during such year the Debenture is held by the United States Investor. The net direct interest expense is the excess of interest paid or accrued to purchase or carry such Debenture over the interest includible in the United States Investor's gross income for the taxable year. Any net direct interest expense that is not deductible is deferred and deducted in the year of disposition, or if an election is made, in any year prior to disposition. In the year of such an election and for any subsequent year, if the United States Investor's interest income exceeds his or her net direct interest expense for the taxable year, the United States Investor may deduct any deferred net direct interest expense in an amount equal to such excess.

Bond Premium

           If, as a result of a purchase of a Debenture at a premium, a United States Investor's tax basis (for determining loss on a subsequent sale or exchange) in a Debenture exceeds the amount payable at the Debenture's maturity or, if it results in a smaller amortizable bond premium, on an earlier call date, the United States Investor may elect to amortize any such excess under the constant interest rate method as an offset against interest income earned on the Debenture. The premium does not include any amount attributable to the conversion feature. If the United States Investor is required to amortize bond premium by reference to a call date and the Debenture is not in fact called on such date, the remaining unamortized premium must be amortized by reference to the next succeeding call date or maturity.

           An election to amortize bond premium applies to all taxable bonds held by the United States Investor at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Investor and is irrevocable without the consent of the Internal Revenue Service. A United States Investor's tax basis in a Debenture must be reduced by the amortization of the bond premium. Upon conversion of the Debenture into Common Stock, any remaining unamortized bond premium is included in the basis of the Common Stock received in the conversion. (See "Conversion of Debentures").

Backup Withholding and Other Rules

           To prevent United States federal "backup withholding" equal to 31% of any payment of (i) principal, premium, if any, and interest on the Debentures,
(ii) proceeds from the sale or redemption of the Debentures, (iii) dividends on the Common Stock and (iv) proceeds from the sale or redemption of the Common Stock, the United States Investor must either (a) qualify as a payee exempt from backup withholding and demonstrate this fact when required, or (b) provide a taxpayer identification number to the payor (or certify that it has applied for a taxpayer identification number), certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. Any amounts paid as backup withholding with respect to the Debentures or Common Stock will be credited to the income tax liability of the United States Investor receiving the payment from which such amount was withheld. United States Investors should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. A United States Investor that is otherwise required to but does not provide the Company with a correct taxpayer identification number may be subject to penalties imposed by the Code.

           A United States Investor who owns or acquires 5% or more in value of the Company's stock on or before December 31, 1997 and 10% or more in value or vote thereafter may be required to file certain additional reports with respect to the Company with the United States Internal Revenue Service.

                         SHARES ELIGIBLE FOR FUTURE SALE


           On the date of this Prospectus, the Company has outstanding an aggregate of 5,181,443 shares of Common Stock and 1,822,500 shares of Class B Common Stock, which shares of Class B Common Stock are held by 8 holders. In addition, an aggregate of 2,584,962 shares of Common Stock are issuable upon exercise of the Class A and Class B Warrants included in the Units and the exercise of certain other Class A Warrants and Class B Warrants. Immediately following the effectiveness of this offering, there will be an aggregate of 5,181,443 shares of Common Stock and 1,822,500 Class B Common Stock outstanding (assuming no conversion of the Debentures and Increasing Rate Debentures and no exercise of the Placement Warrant and Purchase Options). The 2,300,000 shares included in the Units sold in connection with the Offering are freely transferable without restriction under the Securities Act except for any shares purchased by any person who is or thereby becomes an "affiliate" of the Company, which shares will be subject to the resale limitations contained in Rule 144 promulgated under the Securities Act. In addition, the Company has issued 142,918 shares of Common Stock to the prior shareholders of SA Leisure subject to a two-year lock-up period. 1,276,588 shares of Common Stock currently held by the Escrow Agent are "restricted securities" and may not be sold unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. None of the shares of Common Stock held by the Escrow Agent will be eligible for sale under Rule 144 until July 1998. All of the 1,822,500 shares of Class B Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined under Rule 144 and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 or another exemption from registration. See "Certain Transactions." See "Certain Transactions - FSAH Escrow Agreements." All of the shares of Class B Common Stock issued prior to the Company's initial public offering are currently eligible for sale under Rule 144.


           In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) may sell within any three-month period a number of restricted shares beneficially owned for at least one year which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares beneficially owned for at least two years by a person who is not an affiliate of the Company without regard to the volume or other resale limitations. For shares issued in consideration of an unsecured or non-recourse promissory note, the holding period does not commence until the note is paid in full. The above is a brief summary of Rule 144 and is not intended to be a complete description of the Rule.

           D.H. Blair also has demand and piggyback registration rights with respect to the securities underlying the Unit Purchase Options.

           No predictions can be made of the effect, if any, that sales of Common Stock or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock or other securities of the Company in the public market could adversely affect prevailing market prices.

                                  LEGAL MATTERS

           The validity of the shares of Common Stock and Debentures offered hereby has been passed upon for the Company by Conyers, Dill & Pearman, Bermuda counsel for the Company. Certain legal matters have been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York, United States counsel for the Company. A partner of Parker Chapin Flattau & Klimpl, LLP owns shares of the Company's Class B Common Stock. Certain other legal matters have been passed on by Webber Wentzel Bowens, Johannesburg, South Africa, South African counsel for the Company.

                                     EXPERTS

           The Consolidated Balance Sheets of the Company at June 30, 1996 and 1997, the Consolidated Statements of Income and Cash Flows for the year ended February 28, 1995, the period March 1 to June 30, 1995, and the years ended June 30, 1996 and 1997, and the Consolidated Statements of Changes in Stockholders' Investment for the period February 28, 1994 to June 30, 1997, appearing in this Prospectus and Registration Statement have been audited by Price Waterhouse, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                       ENFORCEABILITY OF CIVIL LIABILITIES

           The Company is organized under the laws of Bermuda. Certain of the directors and officers of the Company, and the South African experts named herein, are or may be residents of Bermuda or South Africa and all or a substantial portion of the assets of the Company and such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. The Company understands that the United States does not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters with Bermuda or South Africa and that there is doubt (i) whether a final judgment for the payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated upon the civil liability provisions of the United States federal securities laws, would be enforceable in Bermuda or South Africa against the Company or certain of the Company's officers and directors, and (ii) whether an action could be brought in Bermuda or South Africa against the Company or certain of the Company's officers and directors in the first instance on the basis of liability predicated solely upon the provisions of the United States federal securities laws.

                             ADDITIONAL INFORMATION

           The Company has filed with the Commission, Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company, reference is hereby made to the Registration Statement, and exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Branch of the Commission, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, at prescribed rates. Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Commission at such address. The Company is an electronic filer and registration statements and other filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http:\\www.sec.gov.).

                         FIRST SOUTH AFRICA CORP., LTD.
                          INDEX TO FINANCIAL STATEMENTS


I.    FIRST SOUTH AFRICA CORP., LTD.

A.    Annual Financial Statements



Report of the independent auditors                                           F-5

Consolidated Balance Sheets at June 30, 1996 and 1997                        F-6

Consolidated  Statements  of Income for the year ended  February 28,
1995,  the period March 1 to June 30, 1995, and the years ended June
30, 1996 and 1997                                                            F-8


Consolidated Statements of Cash Flows for the year ended February
28, 1995, the period March 1 to June 30, 1995, and the years ended
June 30, 1996 and 1997                                                       F-9

Consolidated Statement of Changes in Stockholders' Investment for
the period February 28, 1994 to June 30, 1997                               F-11

Notes to the Consolidated Financial Statements for the year ended
February 28, 1995, the period March 1 to June 30, 1995, and the
years ended June 30, 1996 and 1997                                          F-12

B.    Interim Financial Statements


First South Africa Corp., Ltd.

Consolidated Balance Sheets at June 30 and September 30, 1997 - Unaudited   F-33

Consolidated Statements of Income for the three months ended
September 30, 1996 and 1997 - Unaudited                                     F-35

Consolidated Statements of Cash Flows for the three months
ended September 30, 1996 and 1997 - Unaudited                               F-36

Consolidated Statement of Changes in Stockholder's Investment
for the period June 30, 1997 to September 30, 1997                          F-37

Notes to the Consolidated Financial Statements for the
three months ended September 30, 1996 and 1997                              F-38

C.    Pro Forma Financial Information


Pro Forma Consolidated Statements of Income for the year
ended June 30, 1997 - Unaudited                                             F-45

Notes to the Pro Forma Consolidated  Financial  Statements
for the year ended June 30, 1997 - Unaudited                                F-46

II.   ASTORIA BAKERY CC AND ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

A.    Interim Financial Statements


Combined Balance Sheet at June 30, 1996 - Unaudited                         F-47

Combined Statements of Income for the four months ended
June 30, 1995 and 1996 - Unaudited                                          F-48

Combined Statements of Cash Flows for the four months
ended June 30, 1996 and 1995 - Unaudited                                    F-49

Notes to the unaudited Combined Financial Statements for
the four months ended June 30, 1995 and 1996                                F-50



B.    Annual Financial Statements



Report of the Independent Auditors                                          F-51

Audited Combined Balance Sheet at February 29, 1996                         F-56

Audited Combined Statements of Income for the years
ended February 28, 1995 and February 29, 1996                               F-57

Audited Combined Statements of Cash Flows for the years
ended February 28, 1995 and February 29, 1996                               F-58

Audited Combined Statements of Changes in Stockholders'
Investment for the years ended February 28, 1995 and
February 29, 1996                                                           F-59

Notes to the Audited Combined Financial Statements for
the years ended February 28, 1995 and February 29, 1996                     F-60



III.  GULL FOODS CC

A.    Interim Financial Statements



Unaudited Balance Sheet at December 31, 1996                                F-67

Unaudited Statements of Income for the ten months ended
December 31, 1995 and 1996                                                  F-68

Unaudited Statements of Cash Flows for the ten months
ended December 31, 1995 and 1996                                            F-69

                         FIRST SOUTH AFRICA CORP., LTD.
                          INDEX TO FINANCIAL STATEMENTS




Notes to the Unaudited Financial Statements for the ten
months ended December 31, 1995 and 1996                                     F-70



B.    Annual Financial Statements



Report of the Independent Auditors                                          F-71

Audited Balance Sheet at February 29, 1996                                  F-74

Audited Statements of Income for the years ended
February 28, 1995 and February 29, 1996                                     F-75

Audited Statement of Cash Flows for the years ended
February 28, 1995 and February 29, 1996                                     F-76

Audited Statements of Change in Stockholders' Investment
for the years ended February 28, 1995 and February 29, 1996                 F-77

Notes to the Audited Financial Statements for the years
ended February 28, 1995 and February 29, 1996                               F-78



IV.   PIEMANS   PANTRY   (PROPRIETARY)   LIMITED   AND   SURFS  UP   INVESTMENTS
      (PROPRIETARY) LIMITED

A.    Interim Financial Statements



Unaudited Combined Balance Sheets at May 31, 1996                           F-85

Unaudited Combined Statements of Income for the Quarter
Ended May 31, 1995 and 1996                                                 F-86

Unaudited Combined Statements of Cash Flows for the
quarter Ended May 31, 1995 and 1996                                         F-87

Notes to the Unaudited Combined Financial Statements for
the Quarter Ended May 31, 1996                                              F-88



B.    Annual Financial Statements



Reports of the  Independent  Auditors                                       F-89

Audited Combined Balance Sheets at February 28, 1995 and
February 29, 1996                                                           F-94

Audited Combined Statements of Income for the Year Ended
February 28, 1994, February 28, 1995 and February 29, 1996                  F-95

                         FIRST SOUTH AFRICA CORP., LTD.
                          INDEX TO FINANCIAL STATEMENTS




Audited Combined Statements of Cash Flows for the Years
Ended February 28, 1994, February 28, 1995 and February
29, 1996                                                                    F-96

Audited Combined Statements of Changes in Stockholders
Investment for the Years Ended February 28, 1994,
February 28, 1995, and February 29, 1996                                    F-97

Notes to the Combined Annual Financial Statements for
the Years Ended February 28, 1994, February 28, 1995 and
February 29, 1996                                                           F-98

                         FIRST SOUTH AFRICA CORP., LTD.

                       REPORT OF THE INDEPENDENT AUDITORS




To the Board of Directors
of First South Africa Corp., Ltd.


           In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, of cash flow and of changes in stockholders' investment present fairly, in all material respects, the financial position of First South Africa Corp., Ltd. and its subsidiaries at June 30, 1997 and 1996, and the results of their operations and their cash flows for the years ended June 30, 1997 and 1996, the period March 1 to June 30, 1995 and the year ended February 28, 1995 in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





Price Waterhouse
Sandton, South Africa
September 19, 1997

                         FIRST SOUTH AFRICA CORP., LTD.

              CONSOLIDATED BALANCE SHEETS AT JUNE 30, 1996 AND 1997




                                     ASSETS
                                                       June 30,       June 30,
                                                         1996           1997
                                                          $              $
                                                     -----------    -----------
Current assets
        Cash on hand                                   4,682,035     19,889,111
        Trade accounts receivable                      5,833,542     12,000,224
        Less: Allowances for bad debts                  (402,333)      (696,279)
                                                     -----------    -----------
                                                       5,431,209     11,303,945
        Inventories (net)                              2,510,868      7,219,960
        Prepaid expenses and other current assets       451, 551        934,263
        Deferred charges (net)                              --          838,439
                                                     -----------    -----------
                  TOTAL CURRENT ASSETS                13,075,663     40,185,718

Property, plant and equipment                          9,000,334     16,197,605
Less: Accumulated depreciation                        (2,119,912)    (4,849,396)
                                                     -----------    -----------
                                                       6,880,422     11,348,209
Intangible assets (net)                                3,363,923     12,620,822
Other assets                                              84,768         42,730
Loan to shareholder                                      126,668           --
Deferred income taxes                                     73,550           --
                                                     -----------    -----------
                                                      23,604,994     64,197,479
                                                     ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

              CONSOLIDATED BALANCE SHEETS AT JUNE 30, 1996 AND 1997


                    LIABILITIES AND STOCKHOLDERS' INVESTMENT
                                                              JUNE 30,       JUNE 30,
                                                                1996           1997
                                                                 $              $
                                                            -----------    -----------
CURRENT LIABILITIES
       Bank overdraft payable                                   745,724           --
       Current portion of long term debt                      2,101,799      1,673,712
       Trade accounts payable                                 2,162,257      6,755,823
       Other provisions and accruals                          1,923,371      3,184,428
       Other taxes payable                                         --          654,653
       Income tax payable                                     1,518,095      1,721,079
                                                            -----------    -----------
              TOTAL CURRENT LIABILITIES                       8,451,246     13,989,695
Long term debt                                                2,361,372     13,341,758
Deferred income taxes                                              --          358,446
                                                            -----------    -----------

                                                             10,812,618     27,689,899
                                                            -----------    -----------

Minority shareholders' investment                                  --       13,287,566

STOCKHOLDERS' INVESTMENT

Capital stock:

      Common Stock, $0.01 par value - authorized
      23,000,000 shares, issued and outstanding in 1996
      2,200,000 shares and in 1997 3,516,115 shares              22,000         35,161

      Class B Common Stock, $0.01 par value - authorized
      2,000,000 shares, issued and outstanding in 1996
      1,942,500 shares and in 1997 1,842,500 shares              19,701         18,891

      Preferred stock, $0.01 par value, - authorized
      5,000,000 shares, issued and outstanding nil shares          --             --

      Capital in excess of par                               18,518,986     22,891,093

Retained earnings                                            (3,880,100)     2,803,065
Foreign currency translation adjustments                     (1,888,211)    (2,528,196)
                                                            -----------    -----------
                                                             23,604,994     64,197,479
                                                            ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

              CONSOLIDATED STATEMENTS OF INCOME FOR THE YEAR ENDED
               FEBRUARY 28, 1995, FOUR MONTHS ENDED JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


                                                 YEAR ENDED       MARCH 1,      YEAR ENDED     YEAR ENDED
                                                 FEBRUARY 28,   TO JUNE 30,      JUNE 30,       JUNE 30,
                                                     1995           1995           1996           1997
                                                      $              $              $              $
                                                 -----------    -----------    -----------    -----------
Revenues                                           8,826,856      3,297,507     14,911,097     66,575,931
                                                 -----------    -----------    -----------    -----------
Operating expenses
     Cost of sales                                 5,058,749      1,881,686      8,385,511     37,869,755
     Selling, general and administrative costs     3,120,334      1,081,120      5,134,431     23,264,607
     Non cash compensation charge                       --             --        6,314,000           --
                                                 -----------    -----------    -----------    -----------
                                                   8,179,083      2,962,806     19,833,942     61,134,362
                                                 -----------    -----------    -----------    -----------
Operating income/(loss)                              647,773        334,701     (4,922,845)     5,441,569
Gain on disposal of subsidiary stock                    --             --             --        3,327,478
Other income                                          40,830         43,145        539,636        468,531
Interest expense                                    (152,163)       (18,801)      (865,733)      (858,067)
                                                 -----------    -----------    -----------    -----------
Income/(loss) from consolidated companies
Before income taxes and minority interests           536,440        359,045     (5,248,942)     8,379,511
Provision for taxes on income                       (222,558)      (145,216)      (488,618)    (1,572,049)
                                                 -----------    -----------    -----------    -----------
                                                     313,882        213,829     (5,737,560)     6,807,462
Minority interest in consolidated subsidiary
companies                                               --             --             --         (135,224)
                                                 -----------    -----------    -----------    -----------
Net income/(loss) from consolidated companies        313,882        213,829     (5,737,560)     6,672,238
Equity in net earnings of affiliated companies          --             --             --           10,927
                                                 -----------    -----------    -----------    -----------
Net income/(loss)                                    313,882        213,829     (5,737,560)     6,683,165
                                                 ===========    ===========    ===========    ===========
Basic earnings/(loss) per share                  $       .57    $       .39    ($     3.03)   $      1.30

Fully diluted earnings per share                 $       .57    $       .39    ($     1.39)   $      1.22
Weighted average number of shares outstanding
       Basic earnings per share                      547,890        547,890      1,893,463      5,139,855
       Fully diluted earnings per share              547,890        547,890      4,142,500      5,594,912

                         FIRST SOUTH AFRICA CORP., LTD.

               CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR
            ENDED FEBRUARY 28, 1995, FOUR MONTHS ENDED JUNE 30, 1995
                 AND THE TWO YEARS ENDED JUNE 30, 1996 AND 1997


                                                         Year ended      March 1,      Year ended     Year ended
                                                        February 28,   to June 30,      June 30,       June 30,
                                                            1995           1995           1996           1997
                                                             $              $              $              $
                                                        -----------    -----------    -----------    -----------
Cash flows from operating activities:

    Net income/(loss)                                       313,882        213,829     (5,737,560)     6,683,165
    Adjustments to reconcile net income/(loss) to net
    cash provided by operating activities:
           Non-cash compensation charge                        --             --        6,314,000           --
           Depreciation and amortization                     92,746         50,678        395,757      2,011,354
           Deferred income taxes                            (69,295)          --          (90,559)       349,543
           Net (gain)/loss on sale of assets                 19,636          1,320        (22,523)      (198,473)
           Net gain on sale of investment in
               First SA Food Holdings Limited                  --             --             --       (3,327,478)
           Effect of changes in current assets
               and current liabilities                      (23,012)       (94,090)        10,185     (2,922,764)
           Minority interest in consolidated
               subsidiary companies                            --             --             --          135,224
           Assets acquired at a discount                       --             --            7,307           --
                                                        -----------    -----------    -----------    -----------
Net cash provided by operating activities                   333,957        171,737        876,607      2,730,571
                                                        -----------    -----------    -----------    -----------
Cash flows from investing activities:

    Proceeds on disposal of investment in First
        SA Food Holdings Limited                               --             --             --       16,479,827
    Additions to property, plant and equipment             (327,039)      (166,124)      (453,768)    (3,325,153)
    Proceeds on disposal of property, plant and
        equipment                                              --             --             --        1,182,199
    Additional purchase price payments                         --             --             --       (2,023,835)
    Other assets acquired                                    22,053        (16,502)      (704,117)       (42,676)
    Decrease in loans to related companies                   45,241           (280)       145,823         80,969
    Acquisitions of subsidiaries (net of cash
        of $985,410)                                           --             --       (4,498,043)   (11,431,059)
                                                        -----------    -----------    -----------    -----------
Net cash used in investing activities                      (259,745)      (182,906)    (5,510,105)       920,272
                                                        -----------    -----------    -----------    -----------

                         FIRST SOUTH AFRICA CORP., LTD.

               CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR
            ENDED FEBRUARY 28, 1995, FOUR MONTHS ENDED JUNE 30, 1995
                 AND THE TWO YEARS ENDED JUNE 30, 1996 AND 1997


                                                YEAR ENDED      MARCH 1,      YEAR ENDED     YEAR ENDED
                                               FEBRUARY 28,   TO JUNE 30,      JUNE 30,       JUNE 30,
                                                   1995           1995           1996           1997
                                                    $              $              $              $
                                               -----------    -----------    -----------    -----------
Cash flows from financing activities:

    Net (repayments)/borrowings in bank
        overdrafts                                 (26,269)       119,473        135,941     (1,155,094)
    Borrowings of long term debt                    93,618         93,202           --       10,601,298
    Repayments of long term debt                      --             --       (1,525,613)      (985,630)
    Increase in deferred debt issue costs             --             --             --         (853,683)
    Repayments in loans from related parties          --             --         (880,034)          --
    Borrowings in loans from related parties        30,473           --             --             --
    Borrowings in loans from stockholders             --             --          137,656           --
    Borrowings in short term debt                   81,972           --        1,954,673        689,682
    Repayments in short term debt                     --             --             --         (921,810)
    Proceeds on stock issues                          --             --        9,197,446      4,384,458
                                               -----------    -----------    -----------    -----------
Net cash provided in financing activities          179,794        212,675      9,020,069     11,759,221
                                               -----------    -----------    -----------    -----------
Effect of exchange rate changes on cash            (16,573)        (9,783)      (448,787)      (202,988)
                                               -----------    -----------    -----------    -----------
Cash generated by operations                       237,433        191,723     3,937, 784     15,207,076
Cash on hand at beginning of period                315,095        552,528        744,251      4,682,035
                                               -----------    -----------    -----------    -----------
Cash on hand at end of period                      552,528        744,251      4,682,035     19,889,111
                                               ===========    ===========    ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS INVESTMENT
                FOR THE PERIOD FEBRUARY 28, 1994 TO JUNE 30, 1997

[TABLE 1 OF 2]

                                           FIRST SOUTH   FIRST SOUTH                   CAPITAL STOCK  CAPITAL STOCK
                                          AFRICA CORP.,  AFRICA CORP.,   CAPITAL IN    LS PRESSINGS      STARPAK
                                           LTD. COMMON   LTD. CLASS B     EXCESS OF       (PTY)          (PTY)
                                              STOCK      COMMON STOCK        PAR           LTD.            LTD.
                                                 $             $              $              $              $
                                            -----------   -----------    -----------    -----------    -----------
Balance at February 28, 1994                       --            --             --          460,978          1,010
Net income                                         --            --             --             --             --
Translation adjustment                             --            --             --             --             --
                                            -----------   -----------    -----------    -----------    -----------
Balance at February 28, 1995                       --            --             --          460,978          1,010
Net income                                         --            --             --             --             --
Translation adjustment                             --            --             --             --             --
                                            -----------   -----------    -----------    -----------    -----------
Balance at June 30, 1995                           --            --             --          460,978          1,010
Issuance of stock to acquire predecessor
   Starpak and LS Pressings                        --             150      1,208,628       (460,978)        (1,010)
Issuance of stock to acquire subsidiary
   companies                                       --              98      1,840,365           --             --
Other stock issues                                 --              28        260,024           --             --
Proceeds on First South Africa Corp, Ltd.
   stock issues                                  22,000        19,425      9,896,646           --             --

Share issue expenses written off                   --            --       (1,000,677)          --             --
Escrow stock released                              --            --        6,314,000           --             --
Subsidiary assets acquired at a discount           --            --             --             --             --
Net loss                                           --            --             --             --             --
Translation adjustment                             --            --             --             --             --
                                            -----------   -----------    -----------    -----------    -----------
Balance at June 30, 1996                         22,000        19,701     18,518,986           --             --
Issuance of stock to FSAH escrow agent           11,915          --             --             --             --
Issuance of stock to acquire subsidiaries           190        (1,010)     4,357,228           --             --
Proceeds on warrants exercised                      246          --          159,879           --             --
Stock issue expenses written off                   --            --         (145,000)          --             --
Net income for the year                            --            --             --             --             --

Translation adjustment                             --            --             --             --             --
                                            -----------   -----------    -----------    -----------    -----------
Balance at June 30, 1997                         35,361        18,691     22,891,093           --             --
                                            ===========   ===========    ===========    ===========    ===========


[TABLE 2 OF 2]

                                             CAPITAL IN                      FOREIGN
                                          A EXCESS OF PAR                   CURRENCY
                                            STARPAK (PTY)   RETAINED       TRANSLATION
                                                LTD.        EARNINGS       ADJUSTMENTS      TOTAL
                                                 $              $              $              $
                                            -----------    -----------    -----------    -----------
Balance at February 28, 1994                    746,790      1,322,442       (950,394)     1,580,826
Net income                                         --          313,882           --          313,882
Translation adjustment                             --             --          (66,052)        66,052
                                            -----------    -----------    -----------    -----------
Balance at February 28, 1995                    746,790      1,636,324     (1,016,446)     1,828,656
Net income                                         --          213,829           --          213,829
Translation adjustment                             --             --          (24,488)       (24,488)
                                            -----------    -----------    -----------    -----------
Balance at June 30, 1995                        746,790      1,850,153     (1,040,934)     2,017,997
Issuance of stock to acquire predecessor
   Starpak and LS Pressings                    (746,790)          --             --             --
Issuance of stock to acquire subsidiary
   companies                                       --             --             --        1,840,463
Other stock issues                                 --             --             --          260,052
Proceeds on First South Africa Corp, Ltd.
   stock issues                                    --             --             --        9,938,071

Share issue expenses written off                   --             --             --       (1,000,677)
Escrow stock released                              --             --             --        6,314,000
Subsidiary assets acquired at a discount           --            7,307           --            7,307
Net loss                                           --       (5,737,560)          --       (5,737,560)
Translation adjustment                             --             --         (847,277)      (847,277)
                                            -----------    -----------    -----------    -----------
Balance at June 30, 1996                           --       (3,880,100)    (1,888,211)    12,792,376
Issuance of stock to FSAH escrow agent             --             --             --           11,915
Issuance of stock to acquire subsidiaries          --             --             --        4,357,418
Proceeds on warrants exercised                     --             --             --          160,125
Stock issue expenses written off                   --             --             --         (145,000)
Net income for the year                            --        6,683,165           --        6,683,165
                                                                                         -----------
Translation adjustment                             --             --         (639,985)      (639,985)
                                            -----------    -----------    -----------    -----------
Balance at June 30, 1997                           --        2,803,065     (2,528,196)    23,220,014
                                            ===========    ===========    ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

1.       PRINCIPAL ACTIVITIES OF THE GROUP

         The principal activities of the group include the following:

         ENGINEERING INTERESTS
         The business of manufacturing, servicing and selling packaging machines, receiving commission income, receiving rental income, manufacture of washers for use in the fastener industry, manufacture and supply of air-conditioning products.

         FOOD INTERESTS
         The manufacture, sale and distribution of both ready to eat and ready for bake off pastry related food products, the manufacture, sale and distribution of high margin speciality breads and staple breads, the manufacture and sale of a wide range of prepared food products and the manufacture, sale and distribution of a wide range of processed meat products.

2.       ORGANIZATION

         First South Africa Corp., Ltd. (the "Company") was founded on September 6, 1995. The purpose of the Company is to acquire and operate in South African companies. Prior to an initial public offering completed on January 24, 1996, the predecessor company consisted of two companies, Starpak (Proprietary) Limited and L.S. Pressings (Proprietary) Limited, under common control. Prior to the initial public offering the financial statements reflect the combined results for Starpak and L.S. Pressings which had a February 28 year end. Subsequent to the initial public offering, the Company changed its fiscal year end to June 30.


         The following subsidiaries/businesses acquired, were accounted for using the purchase method of accounting. The acquired Companies are included in the Financial Statements for the "Date Acquired" as set forth below. The assets and liabilities were recorded at fair market value as determined by management:

                                                                                   Purchase
                                                                                     price
                                                                                 consideration
SUBSIDIARY/BUSINESS                                          DATE ACQUIRED             $
-------------------                                          -------------       -------------
Astoria Bakery CC and Astoria Bakery Lesotho (Pty) Ltd.      July 1, 1996          2,344,123
First Strut (Pty) Ltd                                        July 1, 1996            175,836
Seemann's Quality Meat Products (Pty) Ltd. and             November 1, 1996        2,989,077
Hammer Street Investments CC
Gull Foods CC and Trek Biltong CC                           January 1, 1997        5,288,629
Pakmatic Company (Pty) Ltd. and                              March 1, 1997           924,379
Pakmatic Spares and Service (Pty) Ltd.                                            ----------
                                                                                  11,722,044
                                                                                  ==========

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

2.       ORGANIZATION (continued)

         The purchase consideration has been decreased to give effect to the debt ceded to the holding company in the acquisition of all subsidiaries/businesses with the exception of Gull Foods CC and Trek Biltong CC, which has no debt ceded to the holding company.




                                                                   COMBINED
                                                                   PURCHASE
                                                                 CONSIDERATION
                                                                AND ALLOCATION
                                                                       $
                                                                  ----------
Acquisition costs
    Stock issued in lieu of cash                                   3,685,866
    Cash consideration (net of debt ceded to holding company)      7,897,235
    Other direct expenses                                            138,943
                                                                  ----------
 PURCHASE PRICE TO BE ALLOCATED                                   11,722,044
Summary allocation of purchase price
    Current assets                                                 6,138,945
    Property, plant and equipment                                  3,974,294
    Recipes and other intellectual property                        7,131,434
    Goodwill                                                         694,108
                                                                  ----------
TOTAL ASSETS ACQUIRED                                             17,938,781
    Current liabilities                                            4,055,918
    Long term debt                                                 1,387,301
    Deferred income taxes                                             79,093
    Debt ceded to holding company                                    694,425
TOTAL LIABILITIES ASSUMED                                          6,216,737
                                                                  ----------
    EXCESS OF ASSETS OVER LIABILITIES ASSUMED                     11,722,044
                                                                  ==========


         The Company may be required to make additional purchase price payments to the former owners based on a multiple of pre-tax earnings. These payments are to be made by the issue of stock and cash over the next two to three years. In fiscal 1997, the Company paid $2,023,835 in cash and stock under these contingent consideration arrangements. The contingent consideration will be capitalized as additional cost of the acquired company and recorded as goodwill which will be amortized over 25 years.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


2.       ORGANIZATION (continued)

         The unaudited pro forma financial information presented below has been prepared assuming that all of the acquisitions which occurred prior to June 30, 1997 but subsequent to July 1, 1995 had taken place and the operations had commenced on July 1, 1995.

                                                              Year ended      Year ended
                                                               June 30,        June 30,
                                                                 1996            1997
                                                                   $              $
                                                              -----------    -----------
Revenues                                                       71,374,856     78,596,647
                                                              ===========    ===========
Net income/(loss) before minority interests in consolidated    (3,534,890)     7,281,276
companies
Minority interest in consolidated subsidiary companies               --         (185,224)
                                                              -----------    -----------
Net income/(loss) from consolidated companies                  (3,534,890)     7,126,052
Equity in net earnings of affiliated companies                       --           10,927
                                                              -----------    -----------
Net income/(loss)                                              (3,534,890)    (7,136,979)
                                                              ===========    ===========
Basic earnings (loss) per share                               ($      .66)   $      1.34
Fully diluted earnings per share                                     --      $      1.25


                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

3.       SUMMARY OF ACCOUNTING POLICIES

         The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and incorporate the following significant accounting policies.

         Consolidation
         First South Africa Corp., Ltd., consolidates its majority owned subsidiaries. The consolidated financial statements include the accounts of the company, First South Africa Corp., Ltd. and its subsidiaries. Minority interests have been taken into account when determining the net income due to the Company. Material intercompany transactions have been eliminated on consolidation.

         Accounting estimates
         Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Earnings per share
         Earnings per share on common shares is based on net income and reflects dilutive effects of any stock options and warrants which exist at year end.


         Intangible assets
         Goodwill resulting from acquisitions, recipes and trademarks are being amortized on a straight line basis over a period of twenty to twenty five years. If facts and circumstances were to indicate that the carrying amount of goodwill and recipes is impaired, the carrying amount would be reduced to an amount representing the discounted future cash flows to be generated by the operation.


         Also included in intangible assets are non competition agreements relating to the Europair acquisition which are being amortized on a straight line basis over the six year term of the agreements.

         The company has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". No impairments in long-lived assets has taken place.

         Foreign currency translation
         The functional currency of the underlying companies is that of South African Rands. Accordingly, the following rates of exchange have been used for translation purposes:

         o Assets and liabilities are translated into United States Dollars using the exchange rates at the balance sheet date.

         o Common stock and capital in excess of par are translated into United States Dollars using historical rates at date of issuance.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

3.       SUMMARY OF ACCOUNTING POLICIES (continued)

         o Revenue, expenses, gains and losses are translated into United States Dollars using the weighted average exchange rates for each year.

         The resultant translation adjustments are reported in the component of shareholders' investment designated as "Foreign currency translation adjustment".

         Foreign assets and liabilities
         Transactions in foreign currencies arise as a result of inventory purchases from foreign countries and intercompany funding transactions between the subsidiaries and First South Africa Corp., Ltd. Transactions in foreign currencies are accounted for at the rates ruling on transaction dates. Exchange gains and losses are charged to the income statement during the period in which they are incurred. Foreign assets and liabilities of the group which are not denominated in United States Dollars are converted into United States Dollars at the exchange rates ruling at the financial year end or at the rates of forward cover purchased. Forward cover is purchased to hedge the currency exposure on foreign liabilities.

         Inventories
         Inventories are valued at the lower of cost and net realizable value, using both the first-in, first-out and the weighted average methods. The value of work-in-progress and finished goods includes an appropriate portion of manufacturing overheads. A valuation reserve has been established to reduce the values of certain identified inventories (determined to be obsolete or otherwise impaired) to their estimated net realizable values (market or selling price less costs to dispose).

         Property, plant and equipment
         Land  is  stated  at  cost  and  is  not  depreciated.   Buildings  are
         depreciated on the straight line basis over estimated useful lives of 20 years.


         Plant and equipment, and motor vehicles are written off on the straight line basis over their estimated useful lives of 5 to 10 years.


         Income taxes
         Income tax expense is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxes are measured by applying currently enacted tax laws.

         Fair value of financial instruments
         As at June 30 1997, the carrying value of accounts receivable, accounts payable and investments approximate their fair value. The carrying value of long term debt approximates fair value, as the debt, other than convertible debentures, interest rates are keyed to the prime lending rate. The convertible debentures are believed to approximate fair market due to their recent issuance in June 1997.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

3.       SUMMARY OF ACCOUNTING POLICIES (continued)



         Revenues
         Revenues comprise net invoiced sales of washers, manufactured packaging machines, spares and service charges, food products, air conditioning systems, fans and related accessories, and rental income. Combined revenues exclude sales to group companies. The company recognizes revenues on an accrual basis when services are rendered or merchandise is shipped.


         Revenues are stated net of allowances granted to customers and trade discounts. Returns of defective products are offset against revenues. Due to the low incidence of warranty returns, where warranties are provided to customers, the warranty costs are charged to cost of goods sold as and when incurred. The Company's warranty costs historically have been immaterial.


         Gain on disposal of subsidiary stock
         Subsidiary stock disposed of during the period is recognized as a gain in the statement of income and is separately disclosed as a non operating gain.


4.   INVENTORIES

     Inventories consist of the following:


                                                     JUNE 30,          JUNE 30,
                                                      1996              1997
                                                       $                 $
                                                   ----------        ----------
      Finished goods                                2,077,679         4,032,523
      Work in progress                                272,377           532,144
      Raw materials and ingredients                   501,562         2,365,213
      Supplies                                         93,055           716,081
                                                   ----------        ----------
      Inventories (Gross)                           2,944,673         7,645,961
      Less:  Valuation allowances                    (433,805)         (426,001)
                                                   ----------        ----------
       Inventories (Net)                            2,510,868         7,219,960
                                                   ==========        ==========

5.   DEFERRED CHARGES

     Represents the debt issue costs of the 9% convertible debentures amounting to $853,683. This charge is being amortized over the tenure of the debenture issue (Refer note 9). The charge for the current year is $15,244.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

6.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:


                                                   JUNE 30,            JUNE 30,
                                                    1996                1997
                                                     $                   $
                                                -----------         -----------
     Land and buildings                           2,713,473           2,650,410
     Plant and equipment                          3,463,121          10,376,002
     Vehicles                                     1,789,905           3,153,985
     Capital work in progress                     1,033,835              17,208
                                                -----------         -----------
     Total cost                                   9,000,334          16,197,605
     Accumulated depreciation                    (2,119,912)         (4,849,396)
                                                -----------         -----------
     Net book value                               6,880,422          11,348,209
                                                ===========         ===========
     Depreciation charge                            345,884           1,481,824
                                                ===========         ===========

     Certain   assets  of  the  company  are  encumbered  as  security  for  the liabilities of the group (Refer note 9).

7.   INTANGIBLE ASSETS

     Intangible assets consist of the following:


                                                   JUNE 30,            JUNE 30,
                                                    1996                1997
                                                     $                   $
                                                -----------         -----------
     Recipes                                      2,858,011          11,264,035
     Trademarks                                        --               359,521
     Goodwill arising from acquisitions             414,610           1,099,475
     Non competition agreements                     115,842             331,575
                                                -----------         -----------
     Total cost                                   3,388,463          13,054,606
     Accumulated amortization                       (24,540)           (433,784)
                                                -----------         -----------
                                                  3,363,923          12,620,822
                                                ===========         ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


8.   BANK OVERDRAFT FACILITIES

     The group has general short term banking facilities of $3,537,000 available. These facilities bear interest at the prime lending rate, which is currently 20,25%, and are repayable on demand. The terms of these facilities are generally less than twelve months, the facilities are secured by a cession over book debts, and have no covenants, renewable annually.

9.   SHORT AND LONG TERM DEBT


                                                    JUNE 30,          JUNE 30,
                                                      1996              1997
                                                       $                 $
                                                  -----------       -----------
     LONG TERM DEBT
           9% Convertible debentures                     --          10,000,000
          Mortgage loans                            1,508,870         1,025,406
          Equipment notes                           1,904,980         3,990,064
          Unsecured notes                             125,214              --
                                                  -----------       -----------
                                                    3,539,064        15,015,470
      Less:  Current portion                       (1,177,692)       (1,673,712)
                                                  -----------       -----------
          TOTAL LONG TERM DEBT                      2,361,372        13,341,758
                                                  ===========       ===========
     SHORT TERM DEBT
     Current portion of long term debt              1,177,692         1,673,712
     Trade finance loan                               924,107              --
                                                  -----------       -----------
                                                    2,101,799         1,673,712
                                                  ===========       ===========


     9% Convertible debentures
     Convertible debentures issued in June 1997 are unsecured, senior, and subordinated, bearing interest at 9% per annum, payable quarterly. The debentures are convertible into shares of common stock at any time prior to maturity at a price of $6,00 per share (fair market value at debenture issue date). The debentures may be redeemed at the option of the Company from June 15, 1999 through June 14, 2003 at a redemption premium ranging from 109% to 102.5% of face value, depending on the redemption date.

     The debentures have mandatory sinking fund payments due in two equal installments totaling 67% of the outstanding fair value on June 15, 2002 and June 15, 2003, with the balance of the issue due at maturity on June 15, 2004.

     The Company has filed an S-1 Registration Statement for the shares issuable upon conversion.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


9.   SHORT AND LONG TERM DEBT (CONTINUED)

     The following covenants are in existence:

     o A restriction has been placed on the ability of the Company to pay any dividends and to repurchase stock.

     o A restriction has been placed on transactions with affiliates, whereby all transactions must be no less favorable than those on normal commercial terms.

     o    The Company may not adopt any plan of liquidation (bankruptcy).

     Mortgage loans
     Mortgage loans are collateralized by first and second mortgage bonds over property with a net book value of $2,504,855. These loans are repayable in equal monthly installments of $18,909 and equal annual installments of $17,684 over periods ranging from five to twenty years and bear interest at rates ranging from 14,5% to 18,59%. Generally these interest rates are linked to the prime lending rate which is currently at 20,25%.

     Equipment notes
     Equipment notes are collateralized over movable assets with a net book value of $3,611,203. These loans are generally repayable in equal monthly installments over a maximum period of five years. These loans bear interest at rates ranging from 7% to 1,75% above the prime lending rate, which is currently 20,25%.

     The following is a schedule of repayments of long term debt by year of repayment:


          YEAR ENDED JUNE 30,                                         $
                                                                  ----------
           1998                                                    1,673,712
           1999                                                    1,903,670
           2000                                                      646,655
           2001                                                      329,237
           Thereafter                                             10,462,196
                                                                  ----------

10.  RETAINED EARNINGS

     Included in retained earnings is an amount of $7,307 which represents the excess of assets acquired over liabilities assumed in the purchase of the assets and liabilities of operating entities. This amount is not distributable until such time as the assets so acquired are disposed.

11.  OPERATING LEASES

     The group has several operating leases over land and buildings. These leases generally expire within the next five years. These leases generally contain renewal options at the fair market value at the date of renewal.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


11.      OPERATING LEASES (continued)


         In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases.

         The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of June 30, 1997:


           Year ended June 30,                                       $
           -------------------                                    -------
           1998                                                   634,295
           1999                                                   685,880
           2000                                                   614,060
           2001                                                   573,914
           Thereafter                                             631,270
                                                                  -------

         The following schedule shows the composition of total rental expense for all operating leases except those with terms of a month or less:


                         Year ended      March 1,      Year ended     Year ended
                        February 28,   to June 30,      June 30,       June 30,
                            1995           1995           1996           1997
                            $              $                $              $


    Minimum rentals       78,730         25,562          415,815        614,450
                          ======         ======          =======        =======


12.      GAIN ON DISPOSAL OF SUBSIDIARY STOCK


         The Company has a policy in accordance with Staff Accounting Bulletin Topic 5-H to recognize the gains and losses upon the sale of the stock of its subsidiaries.


         During 1997, the Company formed First SA Food Holdings Limited ("FSA Food") to own all of its food interest companies.

         In June 1997, the Company sold an effective 30% interest in FSA Food through a private placement and subsequent public listing on The Johannesburg Stock Exchange.

         The gain on disposal recognized in the Statement of Income is made up as follows:

                                                                    Year ended
                                                                     June 30,
                                                                       1997
                                                                        $

      Proceeds received                                             16,479,827
      Less: Net carrying value of shares of FSA Food               (13,152,349)
                                                                   -----------
      Net gain on sale of investment in subsidiary company           3,327,478
                                                                   ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

13.  OTHER INCOME

     Other income includes profit on disposal of assets, proceeds from insurance claims and commissions received.


                              YEAR ENDED     MARCH 1,     YEAR ENDED    YEAR ENDED
                             FEBRUARY 28,   TO JUNE 30,    JUNE 30,      JUNE 30,
                                 1995          1995          1996          1997
                                   $             $             $             $
                              ----------    ----------    ----------    ----------
Profit on disposal of assets        --            --            --         198,473
Insurance claims and
    commissions received          40,830        43,145       539,696       270,058
                              ----------    ----------    ----------    ----------
                                  40,830        43,145       539,696       468,531
                              ==========    ==========    ==========    ==========


14.  INCOME TAXES

     Income taxes are accounted for under Statement of Financial Standards No. 109 "Accounting for Income Tax" ("SFAS 109"), an asset and liability method. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent realization of such benefit is more likely than not.

     The provision for income taxes charged to continuing operations was as follows:


                                    YEAR ENDED    MARCH 1,   YEAR ENDED   YEAR ENDED
                                   FEBRUARY 28,  TO JUNE 30,  JUNE 30,     JUNE 30,
                                       1995         1995        1996         1997
                                        $            $           $            $
                                    ---------    ---------   ---------    ---------
Current:
    South African normal taxation     291,858      145,216     848,006    1,161,998
    Foreign normal taxation              --           --          --         62,345
                                    ---------    ---------   ---------    ---------
           TOTAL CURRENT TAXES        291,858      145,216     848,006    1,224,343
                                                             ---------    ---------
Deferred:
    South African normal taxation     (69,300)        --      (359,388)     347,706
                                    ---------    ---------   ---------    ---------
          TOTAL DEFERRED TAXES        (69,300)        --      (359,388)     347,706
                                    ---------    ---------   ---------    ---------
PROVISION FOR TAXES ON INCOME         222,558      145,216     488,618    1,572,049
                                    =========    =========   =========    =========

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

14.  INCOME TAXES (CONTINUED)

     Deferred tax liability/(asset) at June 30, is comprised of the following:

                                                          JUNE 30,     JUNE 30,
                                                            1996         1997
                                                              $            $
                                                          --------     --------
Property, plant and equipment                              346,961      765,624
Prepaid expenditure                                         12,245        7,036
                                                          --------     --------
         Gross deferred tax liabilities                    359,206      772,660
                                                          --------     --------
Accruals                                                  (372,447)    (371,148)
Deposits received on equipment sales                       (60,309)     (42,813)
Assessable losses                                             --           (253)
                                                          --------     --------
         Gross deferred tax assets                        (432,756)    (414,214)
                                                          --------     --------
NET DEFERRED TAX LIABILITY/(ASSET)                         (73,550)     358,446
                                                          ========     ========

     The provision for taxes on income differs from the amount of income tax determined by applying the applicable South African statutory income tax rate to pre-tax income from continuing operations as a result of the following differences:

     The Company reflects a taxable income of $8,892,317 after eliminating expenditure of $512,806 which is not allowable for tax purposes as this represents expenditure incurred in Bermuda, where no taxation laws are in existence. After eliminating the disallowable expenditure incurred in Bermuda, the tax rate reconciliation is as follows:

                                          YEAR ENDED     MARCH 1,   YEAR ENDED    YEAR ENDED
                                         FEBRUARY 28,  TO JUNE 30,   JUNE 30,      JUNE 30,
                                             1995         1995         1996          1997
                                               %            %            %             %
                                          ----------   ----------   ----------    ----------
South African statutory tax rate                35           35.0         35.0          35.0
Disallowable expenditures                        1.0          5.0          0.7           1.3
Creation/utilization of assessable losses       --           --           (1.0)          3.2
Non taxable income - profit on sale of
   investment                                   --           --           --           (12.9)
Non taxable income                              --           --           --            (1.1)
Foreign tax rate differential                   --           --           --            (0.9)
Tax rate adjustment                              1.0         --           --            --
Transitional levy                               (2.0)        --           --            --
Capital allowances                              --           --           (2.0)         (6.5)
 Other                                           6.0         --           --            (0.4)
                                          ----------   ----------   ----------    ----------
                                                41.0         40.0         32.7          17.7
                                          ==========   ==========   ==========    ==========

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997

15.  CASH FLOWS

     The changes in assets and liabilities consist of the following:

                                                      YEAR ENDED       MARCH 1,     YEAR ENDED     YEAR ENDED
                                                     FEBRUARY 28,    TO JUNE 30,     JUNE 30,       JUNE 30,
                                                         1995           1995           1996           1997
                                                          $              $              $              $
                                                     -----------    -----------    -----------    -----------
(Increase)/decrease in trade accounts                   (989,374)        36,382       (756,684)    (2,788,051)
  receivable                                              13,759       (357,614)       146,179     (3,158,181)
(Increase)/decrease in inventories
(Increase)/decrease in prepaid expenses                   15,906       (146,445)      (134,650)      (368,252)
and                                                         --             --             --           (9,990)
  other current assets                                    97,479         91,094        360,265      1,872,035
Increase in income taxes prepaid
Increase in trade accounts payable                       659,078        127,573        (38,785)     1,096,189
Increase/(decrease) in other provisions and                 --             --             --          656,088
  accruals                                               180,140        154,920        433,860       (222,602)
                                                     -----------    -----------    -----------    -----------
Increase in other taxes payable
(Decrease)/increase in income taxes
payable
                                                         (23,012)       (94,090)        10,185     (2,922,764)
                                                     ===========    ===========    ===========    ===========
Supplemental disclosure of cash flow information:
Acquisition of subsidiaries is reconciled to
  the purchase consideration of the
   subsidiaries/businesses as follow:
Purchase consideration of subsidiaries/
  businesses                                                --             --       (4,502,789)   (11,722,044)
Add:  Debts assumed                                         --             --             --         (694,425)
Less: Cash acquired                                         --             --            4,746        985,410
                                                     -----------    -----------    -----------    -----------
                                                            --             --       (4,498,043)   (11,431,059)
                                                     ===========    ===========    ===========    ===========
Interest paid                                            152,163         18,801        865,733        858,067
                                                     ===========    ===========    ===========    ===========

Taxes paid/(refunded)                                    118,834         (9,704)      (239,962)     1,513,166
                                                     ===========    ===========    ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


16.  EMPLOYMENT BENEFITS

     The group participates in various retirement benefit funding plans and health plans for the benefit of its employees.

     All of the retirement benefit funds are defined contribution plans and by nature of the funds there can be no unfunded obligations or responsibility on the employer. The only obligation of the group is the contribution to these plans which generally ranges from 6% to 9% of the employees' annual earnings.

     Amounts charged to pension costs and contributed by the Company to the funds were as follows:


                         YEAR ENDED     MARCH 1,     YEAR ENDED    YEAR ENDED
                        FEBRUARY 28,   TO JUNE 30,    JUNE 30,     JUNE 30,
                            1995          1995          1996          1997
                             $             $             $             $
Pension costs              84,438        37,440        99,028       497,788
                          =======       =======       =======       =======


     The group and employees participate in various health plans which provide medical cover for employees on an annual basis. Neither the health plan nor the group are liable for post retirement medical costs. The contributions to the health plan are borne equally by the employee and the group except for a few salaried employees where the Company is responsible for 100% of the contribution. The Company has no liability for employees' medical costs in excess of the contributions to the health plan.

     Amounts charged to health plan costs and contributed by the Company were as follows:


                           YEAR ENDED    MARCH 1,    YEAR ENDED   YEAR ENDED
                          FEBRUARY 28,  TO JUNE 30,   JUNE 30,     JUNE 30,
                              1995         1995         1996         1997
                               $            $            $            $
Health plan costs           123,233       42,366      242,186      336,706
                            =======      =======      =======      =======

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


17.  PROFIT SHARE

     Management receive an annual bonus, determined at the discretion of the board of directors. The amounts paid to management were as follows:


                    YEAR ENDED      MARCH 1,      YEAR ENDED    YEAR ENDED
                   FEBRUARY 28,    TO JUNE 30,     JUNE 30,      JUNE 30,
                       1995           1995           1996          1997
                        $              $              $             $
Profit share bonus   294,307           --          140,828       390,284
                     =======        =======        =======       =======


18.  BUSINESS SEGMENT INFORMATION

     The Company's operations have been classified into four business segments: packaging machinery, fastener industry, air conditioning and refrigeration components and processed foods. The packaging machinery segment includes the manufacture, import and distribution of packaging machinery. The fastener industry includes the manufacture and distribution of fasteners. The air conditioning and refrigeration components segment includes the manufacture, import and distribution of air conditioning and refrigeration related products. The processed foods segment includes the manufacture, processing and distribution of food related products for resale to wholesalers and retailers.

     Summarized financial information by business segment for the years ending June 30, 1997 and 1996 is presented. (Information prior to this date if not available)


                                                     YEAR ENDED     YEAR ENDED
                                                    JUNE 30, 1996  JUNE 30, 1997
                                                          $              $
--------------------------------------------------------------------------------
Net sales:
      Packaging machinery                              5,102,597      7,838,872
      Fastener industry                                4,458,636      4,399,591
      Air conditioning and refrigeration components    3,778,976     12,409,404
      Processed foods                                  1,570,888     41,928,064
                                                     -----------    -----------
                                                      14,911,097     66,575,931
                                                     -----------    -----------
--------------------------------------------------------------------------------
Operating income:
      Packaging machinery                                364,695        605,948
      Fastener industry                                  826,086        685,873
      Air conditioning and refrigeration components      297,049        355,408
      Processed foods                                    137,483      4,782,675
      Corporate                                       (6,548,158)      (988,335)
                                                     -----------    -----------
                                                      (4,922,845)     5,441,569
                                                     -----------    -----------
--------------------------------------------------------------------------------

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


                                                    YEAR ENDED       YEAR ENDED
                                                  JUNE 30, 1996    JUNE 30, 1997
                                                         $                $
--------------------------------------------------------------------------------
Total assets:
      Packaging machinery                             2,660,370        4,979,316
      Fastener industry                               2,649,505        2,846,135
      Air conditioning and refrigeration components   3,491,366        4,041,505
      Processed foods                                 6,085,800       41,037,271
      Corporate                                       8,717,953       11,293,252
                                                     ----------       ----------
                                                     23,604,996       64,197,479
                                                     ----------       ----------
--------------------------------------------------------------------------------
Depreciation and amortization:
      Packaging machinery                               150,797          183,376
      Fastener industry                                  65,440           76,223
      Air conditioning and refrigeration components      95,371          282,276
      Processed foods                                    56,692        1,311,669
      Corporate                                          27,457          157,810
                                                     ----------       ----------
                                                        395,757        2,011,654
                                                     ----------       ----------
--------------------------------------------------------------------------------
Capital expenditure:
      Packaging machinery                                96,617        1,103,386
      Fastener industry                                  89,532           43,362
      Air conditioning and refrigeration components     133,217          508,018
      Processed foods                                    45,201        1,652,677
      Corporate                                           9,396           17,710
                                                     ----------       ----------
                                                        453,768        3,325,153
                                                     ----------       ----------
--------------------------------------------------------------------------------

19.  EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with two key employees. In terms of the agreements the two employees will devote substantially all of their business time to the group and receive annual salaries of $180,000 and $150,000 per annum. The salaries payable will not increase until thirteen months after the closing of the offering. The Company intends to pay the key employees an annual incentive bonus based on pre-tax profits. The option prices of $5.00 per share of Common Stock of the Company and
     13.05 Rand per share of First South Africa Holdings (Proprietary) Limited Class B Common Stock granted in connection with various employment agreements represent the price of the respective shares of stock on the grant dates.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997



20.  STOCK OPTION PLAN

     The board of directors have adopted the Company's 1995 Stock Option Plan. The Stock Option Plan provides for the grant of i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the code to key employees and ii) options not so intended to qualify ("Nonqualified Stock Options") to key employees (including directors and officers who are employees of the Company, and to directors and consultants who are not employees). The total number of shares of common stock for which options may be granted under the Stock Option Plan is 350,000 shares.

     The Stock Option Plan is to be administered by the Compensation Committee of the board of directors. The committee shall determine the terms of the options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No options granted under the Stock Option Plan are transferable by the optionee other than by the will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee or his legal representatives.

     The exercise price of Incentive Stock Options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant (110% of fair market value in the case of an optionee who owns or is deemed to own more than 10% of the voting rights of the outstanding capital stock of the Company or any of its subsidiaries). The maximum term for each Incentive Stock Option granted is ten years (five years in the case of an optionee who owns or is deemed to own more than 10% of the voting rights of the outstanding capital stock of the Company or any of its subsidiaries). Options shall be exercisable at such times and in such installments as the committee shall provide in the terms of each individual option. The maximum number of shares for which options may be granted to any individual in any fiscal year is 210,000.

     The Stock Option Plan also contains an automatic option grant program for the non-employee directors. Each person who is a non-employee director of the Company following an annual meeting of shareholders will automatically be granted an option for an additional 5,000 shares of common stock. Each grant will have an exercise price per share equal to the fair market value of the common stock on the grant date and will have a term of five years measured from the grant date, subject to earlier termination if an optionee's service as a board member is terminated for cause.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997



20.  STOCK OPTION PLAN (CONTINUED)

     The company has granted options to purchase 750,000 shares of common stock under the Plan as described in the table set forth below:

-------------------------------------------------------------------------------------------------
                                                 PER SHARE
                                       OPTIONS    EXERCISE
                                       GRANTED     PRICE    EXPIRATION DATE         EXERCISABLE
-------------------------------------------------------------------------------------------------
Stock options granted during 1996 (1)   75,000     $5.00    January 24, 2001          Immediately


                                       150,000     $5.00                                  100,000
                                                                                  immediately and
                                                                                    50,000 on the
                                                                              seventh anniversary
                                                                               subject to earlier
                                                                                          vesting
-------------------------------------------------------------------------------------------------
Stock options granted during 1997       25,000     $3.75                              Immediately
                                       500,000     $4.75                                  250,000
                                                                                     Immediately,
                                                                              250,000 on June 24,
                                                                                            1999.
                                       750,000
                                       =======
-------------------------------------------------------------------------------------------------

     Options exercisable at June 30, 1997 totalled 450,000.


(1) Does not include options to purchase 150,000 shares of FSAH Class B Shares granted to a Director of the Company (75,000 of which are immediately exercisable and 75,000 of which are exercisable on the seventh anniversary of grant (subject to earlier vesting conditions). The Company intends to issue up to 150,000 shares of Common Stock in the FSAH Escrow Agent upon the exercise of such options. Subject to the terms of escrow agreement to be negotiated by and among the Company, the FSAH Escrow Agent and the director.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997


21.  WARRANTS OUTSTANDING

     In connection with the initial public offering, consummated in January 1996, the Company issued 2,300,000 units. Each unit issued consisted of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant. In addition, an additional 100,000 warrants were issued to the underwriter pursuant to the underwriting agreement. Concurrently with the initial public offering the selling security holder offered 650,000 selling security holder warrants, 650,000 selling security holder Class B warrants issuable upon exercise of the selling security holder warrants and 1,300,000 shares of common stock issuable upon exercise of these selling security holder warrants and selling security holder Class B warrants. These selling security holder warrants are identical to the Class A warrants, except that there are certain restrictions imposed upon the transferability of these warrants.

     In consideration for the debenture offering the Company issued warrants over 135,000 shares of common stock at an exercise price of $6.00 per share, the fair market price at date of issuance.

     Class A warrants over 24,635 shares were exercised during the fiscal year resulting in proceeds to the Company of $160,125.

     Warrants outstanding at June 30, 1997 were as follows:


                     NUMBER OF     EXERCISE   EXPIRY
WARRANT              WARRANTS      PRICE      DATE            ENTITLEMENT
-------              --------      --------   ------            -----------

Class A Redeemable   2,925,365    $6.50    January 24, 2001  One share of common
warrants                                                     stock and one Class
                                                             B warrant

Class B Redeemable   5,250,000    $8.75    January 24, 2001  One share of common
warrants                                                     stock

Debenture warrants     135,000    $6.00    July 31, 2007     One share of common
                                                             stock

     The Class A Warrants are redeemable beginning January 24, 1997, or earlier at the option of the Company with the underwriters consent, at a redemption price of $0.05 per Class A Warrant, if the "closing price" of the Company's common stock trades at an average price in excess of $9.10 per share for any consecutive 30 trading day period, ending within 15 days of the notice of redemption. All Class A Warrants are to be redeemed if any are to be redeemed.

     The Class B Warrants are redeemable beginning January 24, 1997, or earlier at the option of the Company with the underwriters consent, at a redemption price of $0.05 per Class A Warrant, if the "closing price" of the Company's common stock trades at an average price in excess of $12.25 per share for any consecutive 30 trading day period, ending within 15 days of the notice of redemption. All Class B Warrants are to be redeemed if any are to be redeemed.

     The Company subsequent to year end, has indicated that it will make an offer to its warrant holders to redeem all Class A Warrants and Class B Warrants under the following terms and conditions:

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997



21.  WARRANTS OUTSTANDING (CONTINUED)

     o Two shares of common stock for three Class A and Class B Warrants surrendered

     o    Two shares of common stock in exchange for five Class A Warrants

     o    Two shares of common stock in exchange for ten Class B Warrants


22.  FIRST SOUTH AFRICAN HOLDINGS ESCROW AGREEMENT

     The FSAH Escrow Agreement was executed prior to the closing of the offering and provided for the concurrent issuance and delivery of 729,979 shares of Class B common stock to the FSAH Escrow Agent. The FSAH Escrow Agreement is intended to provide security for certain holders of FSAH Class B common stock, who are residents in South Africa and who are subject to exchange controls which prevent them from holding shares in a foreign company. The FSAH Escrow Agreement provides that the parties to this agreement that are holders of FSAH Class B common stock will not sell such shares of stock, but may tender the shares to the FSAH Escrow Agent against payment therefore by the escrow agent, which payment may consist of the proceeds obtained from the sale of an equal number of Class B common stock of the company, provided that the proceeds of the sale will be delivered to the holder of the Class B common stock in exchange for the shares in FSAH. These shares will be tendered to the company and they will be immediately converted to FSAH Class A common stock.

     Since the consummation of the Company's initial public offering in January 1996, the Company has entered into FSAC Escrow Agreements with the FSAH escrow agent, FSAH and certain principal shareholders of the Company's subsidiaries which were acquired since January 1996. The terms of the FSAC Escrow Agreement are substantially similar to the terms of the FSAH Escrow Agreement, except that only the FSAH Escrow Agreement provided for the issue of shares of Class B common stock to the FSAH escrow agent while the FSAC Escrow Agreements provide for the issue of shares of common stock to the FSAH escrow agent which correspond to the issuances of FSAH Class B common stock by FSAH.

     A further 1,191,840 shares of common stock were issued to the FSAH escrow agent in terms of FSAC Escrow Agreements entered into during the fiscal year in connection with the acquisitions of Piemans Pantry, Astoria Bakery, Seemanns' Quality Meat Products, Gull Foods and First Strut.

     The FSAC Escrow Agreements are intended to provide security for certain holders of FSAH Class B stock who are residents of South Africa and who are subject to exchange controls which prevent them from holding shares in a foreign company. in closing acquisitions of South African entities it follows that the South African residents are not entitled to FSAC common stock in lieu of cash consideration paid for the business. Therefore a vehicle has been created where the South African residents are issued FSAH Class B common stock, FSAH being a registered South African entity, in lieu of FSAC common stock. The disposal of FSAH Class B common stock by these South African residents may only be made to the FSAC escrow agent who in turn will dispose of the FSAC common stock held by it in escrow, who will then pass the disposal proceeds on to the holders of the FSAH Class B common stock in exchange for their FSAH B Class Shares.

                         FIRST SOUTH AFRICA CORP., LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED FEBRUARY 28, 1995,
                      THE PERIOD MARCH 1, TO JUNE 30, 1995
                   AND THE YEARS ENDED JUNE 30, 1996 AND 1997



23.  EARNOUT ESCROW SHARES

     In terms of the underwriting agreement, the Company arranged with the president and chief executive officer to contribute a total of 1,100,000 shares into escrow in terms of the earnout escrow agreement. These shares were to be released based on the attainment of a pre-set Net income before income taxes target. If the targets were not attained the earnout escrow shares would have been canceled. This target was attained based on the unaudited proforma profit and loss resulting in the release of these shares from escrow and resulted in a non-cash compensation charge to the profit and loss account for the period ended June 30, 1996 of $6,314,000. The profit and loss charge was made at the market price of the shares at the date that the shares were earned. This was a fourth quarter event after the acquisition of the business combination of Piemans Pantry (Pty) Ltd and Surfs-Up Investments (Pty) Ltd.

24.  CONTINGENT LIABILITIES



     South African Secondary Tax on companies at 12.5 percent is payable on all future dividends declared out of distributable reserves.


25.  EVENTS SUBSEQUENT TO BALANCE SHEET DATE (Unaudited)


     Effective July 1, 1997 the Company completed negotiations to acquire Fifers Bakery (Proprietary) Limited ("Fifers"), subject to the satisfactory outcome of a due diligence investigation to be performed by Price Waterhouse. Fifers will fit into the Company's Bakery and Confectionery interests under First SA Food Holdings Limited, in which the Company holds an effective 70% interest.

                         FIRST SOUTH AFRICA CORP., LTD.

                    UNAUDITED CONSOLIDATED BALANCE SHEETS AT
                         JUNE 30 AND SEPTEMBER 30, 1997



                                     ASSETS
                                                       JUNE 30,    SEPTEMBER 30,
                                                         1997           1997
                                                          $              $
                                                     -----------    -----------
CURRENT ASSETS
         Cash on hand                                 19,889,111     15,709,781
         Trade accounts receivable                    12,000,224     12,233,595
         Less: Allowances for bad debts                 (696,279)      (625,591)
                                                     -----------    -----------
                                                      11,303,945     11,608,004
         Inventories (net)                             7,219,960      8,217,416
         Prepaid expenses and other current assets       934,263      1,318,041
         Deferred charges (net)                          838,439        763,046
                                                     -----------    -----------
                           TOTAL CURRENT ASSETS       40,185,718     37,616,288
Property, plant and equipment                         16,197,605     17,060,233
Less: Accumulated depreciation                        (4,849,396)    (5,346,616)
                                                     -----------    -----------
                                                      11,348,209     11,713,617
Intangible assets (net)                               12,620,822     16,663,164
Other assets                                              42,730         79,091
                                                     -----------    -----------
                                                      64,197,479     66,072,160
                                                     ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                    UNAUDITED CONSOLIDATED BALANCE SHEETS AT
                         JUNE 30 AND SEPTEMBER 30, 1997



                    LIABILITIES AND STOCKHOLDERS' INVESTMENT
                                                               JUNE 30,     SEPTEMBER 30,
                                                                1997           1997
                                                                  $              $
                                                             -----------    -----------
CURRENT LIABILITIES
         Bank overdraft payable                                     --             --
         Current portion of long term debt                     1,673,712      1,505,759
         Trade accounts payable                                6,755,823      7,630,538
         Other provisions and accruals                         3,184,428      2,667,183
         Other taxes payable                                     654,653        281,138
         Income tax payable                                    1,721,079      1,739,168
                                                             -----------    -----------
                           TOTAL CURRENT LIABILITIES          13,989,695     13,823,786
Long term debt                                                13,341,758     13,690,750
Deferred income taxes                                            358,446        239,496
                                                             -----------    -----------
                                                              27,689,899     27,754,032
                                                             -----------    -----------
Minority shareholders' investment                             13,287,566     13,445,605
STOCKHOLDERS' INVESTMENT

Capital stock:

     A class common stock, $0.01 par value - authorized
     23,000,000 shares, issued and outstanding at June 30
     3,516,115 Shares and at September 30 3,780,315 shares        35,361         37,803

     B class common stock, $0.01 par value - authorized
     2,000,000 shares, issued and outstanding at
     June 30 1,842,500 shares  and at September 30
     1,822,500 shares                                             18,691         18,711


     Preferred stock, $0.01 par value, - authorized
     5,000,000 shares, issued and outstanding nil shares      22,891,093     24,658,766

         Capital in excess of par
Retained earnings                                              2,803,065      3,791,691
Foreign currency translation adjustments                      (2,528,196)    (3,634,448)
                                                             -----------    -----------
                                                              64,197,479     66,072,160
                                                             ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

                 UNAUDITED CONSOLIDATED STATEMENTS OF INCOME FOR
               THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997



                                                             1996           1997
                                                              $              $
                                                         -----------    -----------
Revenues                                                  11,690,884     21,461,433
                                                         ===========    ===========
Operating expenses
    Cost of sales                                          6,213,717     12,698,212
    Selling, general and administrative costs              4,254,284      7,316,524
                                                         -----------    -----------
                                                          10,468,001     20,014,736
                                                         -----------    -----------
Operating income                                           1,222,883      1,446,697
Other income                                                 199,910        243,082
Interest income/( expense)                                  (215,087)       175,741
                                                         -----------    -----------
Income from consolidated companies before income taxes     1,207,706      1,865,520
Provision for taxes on income                               (378,571)      (446,193)
                                                         -----------    -----------
                                                             829,135      1,419,327
Minority interest in consolidated subsidiary companies          --         (430,701)
                                                         -----------    -----------
Net income                                                   829,135        988,626
                                                         ===========    ===========
Basic earnings per share                                        0.18           0.18

Fully diluted earnings per share                                0.18           0.17
Weighted average number of shares outstanding
    Basic earnings per share                               4,679,356      5,495,119

    Fully diluted earnings per share                       4,679,356      7,337,754



                         FIRST SOUTH AFRICA CORP., LTD.

               UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                                                                         1996           1997
                                                                                          $              $
                                                                                     -----------    -----------
Cash flows from operating activities:

     Net income                                                                          829,135        988,626
     Adjustments to reconcile net income to net cash provided by operating activities:
               Depreciation and amortization                                             334,878        594,612
               Deferred income taxes                                                     (11,688)      (111,706)
               Net loss on sale of assets                                                   --           20,162
               Effect of changes in current assets and current liabilities               904,731     (1,665,749)
               Minority interest in consolidated subsidiary companies                       --          430,701
                                                                                     -----------    -----------
Net cash provided by operating activities                                              2,057,056        256,646
                                                                                     -----------    -----------
Cash flows from investing activities:

    Additions to property, plant and equipment                                          (144,745)      (681,483)
    Proceeds on disposal of property, plant and equipment                                   --           18,083
    Additional purchase price payments                                                      --       (2,886,407)
    Other assets acquired                                                                (44,854)      (147,487)
    Acquisitions of subsidiaries (net of cash of $33,856)                             (2,673,865)    (2,238,196)
                                                                                     -----------    -----------
Net cash used in investing activities                                                 (2,863,464)    (5,935,490)
                                                                                     -----------    -----------
Cash flows from financing activities:

    Net (repayments)/borrowings in bank overdrafts                                     2,049,273        (10,217)
    Borrowings of long term debt                                                       1,365,585        308,179
    Reduction in deferred debt issue costs                                                  --           46,000
    Repayments in short term debt                                                     (2,002,662)      (165,041)
    Proceeds on stock issues                                                                --        1,770,130
                                                                                     -----------    -----------
Net cash provided in financing activities                                              1,412,196      1,949,051
                                                                                     -----------    -----------
Effect of exchange rate changes on cash                                                    4,931       (449,537)
Cash (used) generated by operations                                                      610,719     (4,179,330)
Cash on hand at beginning of period                                                    4,682,035     19,889,111
                                                                                     -----------    -----------
Cash on hand at end of period                                                          5,292,754     15,709,781
                                                                                     ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.

     UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' INVESTMENT
               FOR THE PERIOD JUNE 30, 1997 TO SEPTEMBER 30, 1997



                                            CAPITAL STOCK                               FOREIGN
                                             FIRST SOUTH   CAPITAL IN                  CURRENCY
                                            AFRICA CORP.,  EXCESS OF      RETAINED    TRANSLATION
                                                 LTD.         PAR         EARNINGS    ADJUSTMENTS      TOTAL
                                                 $             $             $             $             $
                                            -----------   -----------   -----------   -----------    -----------
Balance at June 30, 1997                         54,052    22,891,093     2,803,065    (2,528,196)    23,220,014
Issuance of stock to FSAC escrow agent              847          --            --            --              847
Issuance of stock to acquire subsidiaries            20       699,414          --            --          699,434
Proceeds on warrants exercised                    1,595     1,068,259          --            --        1,069,854
Net income                                         --            --         988,626          --        1,023,689
Translation adjustment                             --            --            --      (1,106,252)    (1,106,252)
                                            -----------   -----------   -----------   -----------    -----------
Balance at September 30, 1997                    56,514    24,658,766     3,791,691    (3,634,448)    24,907,586
                                            ===========   ===========   ===========   ===========    ===========

                         FIRST SOUTH AFRICA CORP., LTD.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

1.     PRINCIPLE ACTIVITIES OF THE GROUP

       The principle activities of the group include the following:

       FOOD INTERESTS
       The manufacture, sale and distribution of both ready to eat and ready for bake off pastry related food products, the manufacture, sale and distribution of high margin speciality breads and staple breads, the manufacture and sale of a wide range of prepared food products and the manufacture, sale and distribution of a wide range of processed meat products.

       ENGINEERING INTERESTS
       The business of manufacturing, servicing and selling packaging machines, receiving commission income, receiving rental income, manufacture of washers for use in the fastener industry, manufacture and supply of air-conditioning products.

2.     ORGANIZATION

       First South Africa Corp., Ltd. (the "Company") was founded on September 6, 1995. The purpose of the Company is to acquire and operate South African companies. Prior to an initial public offering completed on January 24, 1996, the predecessor company consisted of two companies, Starpak (Proprietary) Limited and L.S. Pressings (Proprietary) Limited, under common control. Prior to the initial public offering the financial statements reflect the combined results for Starpak and L.S. Pressings which had a February 28 year end. Subsequent to the initial public offering, the Company changed its fiscal year end to June 30.

       The following subsidiaries/businesses acquired, were accounted for using the purchase method of accounting. The acquired Companies are included in the Financial Statements for the "Date Acquired" as set forth below. The assets and liabilities were recorded at fair market value as determined by management:



                                                                                PURCHASE
                                                                                  PRICE
                                                                              CONSIDERATION
SUBSIDIARY/BUSINESS                                         DATE ACQUIRED           $

Astoria Bakery CC and Astoria Bakery Lesotho (Pty) Ltd.     July 1, 1996        2,344,123
First Strut (Pty) Ltd                                       July 1, 1996          175,836
Seemann's Quality Meat Products (Pty) Ltd. and            November 1, 1996      2,989,077
Hammer Street Investments CC
Gull Foods CC and Trek Biltong CC                          January 1, 1997      5,288,629
Pakmatic Company (Pty) Ltd. and                             March 1, 1997         924,379
Pakmatic Spares and Service (Pty) Ltd.                                         ----------
                                                                               11,722,044
                                                                               ==========

                         FIRST SOUTH AFRICA CORP., LTD.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997



2.     ORGANIZATION (continued)


       On July 1, 1997 the Company acquired 100% of the common stock of Fifers Bakery (Proprietary) Limited for an aggregate net purchase price of $ 1,844,890. The acquisition was accounted for using the purchase method of accounting. The assets and liabilities were recorded at fair market value as determined by management.

       The purchase consideration has been decreased to give effect to the debt ceded to First South African Holdings Corp.
       (Pty) Ltd. in the acquisition.


                                                                 Fifers Bakery
                                                                     (Pty)
                                                                      Ltd
                                                                       $
                                                                   ---------
Acquisition costs
       Stock issued in lieu of cash                                  699,434
       Cash consideration (net of debt ceded to holding company)   1,145,456
                                                                   ---------
                                                                   1,844,890
                                                                   =========
Purchase price to be allocated

Summary allocation of purchase price                                 565,354
       Current assets                                                461,560
       Property, plant and equipment                                  33,238
       Other assets                                                1,796,136
                                                                   ---------
       Goodwill                                                    2,856,288
                                                                   ---------

Total assets acquired
                                                                     425,390
       Current liabilities                                           154,685
       Long term debt                                                  4,161
       Deferred income taxes                                         427,162
                                                                   ---------
       Debt ceded to holding company                               1,011,398
                                                                   ---------

Total liabilities assumed                                          1,844,890
                                                                   =========

                         FIRST SOUTH AFRICA CORP., LTD.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

3.     SUMMARY OF ACCOUNTING POLICIES

       The consolidated financial statements should be read in conjunction with the consolidated financial statements included with the Company's Form 10K which has been prepared in accordance with US generally accepted accounting principles and incorporate the following significant accounting policies:

       Consolidation
       First South Africa Corp., Ltd., consolidates its majority owned subsidiaries. The consolidated financial statements include the accounts of the Company, First South Africa Corp., Ltd. and its subsidiaries. Minority interests have been taken into account when determining the net income due to the Company. Material intercompany transactions have been eliminated on consolidation.

       Accounting estimates
       Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Interim Financial Statements
       The unaudited financial statements reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the consolidated financial statements for an interim period. All such adjustments are of a normal, recurring nature. The operating results may not be indicative of the results for a full fiscal year.

       Earnings per share
       Earnings per share on common shares is based on net income and reflects dilutive effects of any stock options and warrants which exist at year end.


       Intangible assets
       Goodwill, recipes and other intellectual property, and trademarks are being amortized on a straight line basis over a period of twenty to twenty five years. If facts and circumstances were to indicate that the carrying amount of goodwill and recipes is impaired, the carrying amount would be reduced to an amount representing the discounted future cash flows to be generated by the operation.


       Also  included  in  intangible  assets  are  non-competition   agreements
       relating to the Europair acquisition which are being amortized on a straight line basis over the six year term of the agreements.

       The company has adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". No impairments in long-lived assets has taken place.

       Foreign currency translation
       The functional currency of the underlying companies is that of South African Rand. Accordingly, the following rates of exchange have been used for translation purposes:

o Assets and liabilities are translated into United States Dollars using the exchange rates at the balance sheet date.

o Common stock and capital in excess of par are translated into United States Dollars using historical rates at date of issuance.

o Revenue, expenses, gains and losses are translated into United States Dollars using the weighted average exchange rates for each year.

       The resultant translation adjustments are reported in the component of stockholders' investment designated as "Foreign currency translation adjustment".

                         FIRST SOUTH AFRICA CORP., LTD.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

3.     SUMMARY OF ACCOUNTING POLICIES (continued)

       Foreign assets and liabilities
       Transactions in foreign currencies arise as a result of inventory purchases from foreign countries and intercompany funding transactions between the subsidiaries and First South Africa Corp., Ltd. Transactions in foreign currencies are accounted for at the rates ruling on transaction dates. Exchange gains and losses are charged to the income statement during the period in which they are incurred. Foreign assets and liabilities of the group which are not denominated in United States Dollars are converted into United States Dollars at the exchange rates ruling at the financial year end or at the rates of forward cover purchased. Forward cover is purchased to hedge the currency exposure on foreign liabilities.

       Inventories
       Inventories are valued at the lower of cost and net realizable value, using both the first-in, first-out and the weighted average methods. The value of work-in-progress and finished goods includes an appropriate portion of manufacturing overheads. A Valuation reserve has been established tp reduce the values of certain identified inventories (Determined to be obsolete or otherwise impaired) to their estimated net realizable values (market or selling price less costs to dispose).

       Property, plant and equipment
       Land is stated at cost and is not depreciated. Buildings are depreciated on the straight line basis over estimated useful lives of 20 years.


       Plant  and  equipment,   and  motor  vehicles  are  written  off  on  the
       straightline basis over their estimated useful lives of 5 to 10 years.


       Income taxes
       Income tax expense is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary differences between the amounts of assets and liabilities recognised for financial reporting purposes and such amounts recognised for tax purposes. Deferred taxes are measured by applying currently enacted tax laws.

       Fair value of financial instruments

       As at September 30 1997, the carrying value of accounts receivable, accounts payable and investments approximate their fair value. The carrying value of long term debt approximates fair value, as the debt, other than convertible debentures, interest rates are keyed to the prime lending rate. The convertible debentures are believed to approximate fair market due to their recent issuance from April through August 1997.


       Revenues
       Revenues comprise net invoiced sales of washers, manufactured packaging machines, spares and service charges, food products, air conditioning systems, fans and related accessories, and rental income. Combined revenues exclude sales to group companies. The Company recognizes revenues on an accrual basis when services are rendered or merchandise is shipped.

       Revenues are stated net of allowances granted to customers and trade discounts. Returns of defective product are offset against revenues. Due to the low incidence of warranty returns, where warranties are provided to customers, the warranty costs are charged to cost of goods sold as and when incurred. The Company's warranty costs historically have been immaterial.


       Gain on disposal of subsidiary stock
       Subsidiary stock disposed of during the period is recognized as a gain in the statement of income and is separately disclosed as a non operating gain.

                         FIRST SOUTH AFRICA CORP., LTD.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

4.   INVENTORIES

     Inventories consist of the following:


                                                    JUNE 30,       SEPTEMBER 30,
                                                      1997              1997
                                                       $                 $
                                                   ----------        ----------
Finished goods                                      4,032,523         4,576,602
Work in progress                                      532,144           109,113
Raw materials and ingredients                       2,365,213         2,931,945
Supplies                                              716,081         1,034,383
                                                   ----------        ----------
Inventories (Gross)                                 7,645,961         8,652,043
Less: Valuation allowances                           (426,001)         (434,627)
                                                   ----------        ----------
Inventories (Net)                                   7,219,960         8,217,416
                                                   ==========        ==========


5.   PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information tabled below has been prepared assuming that all of the acquisitions which occurred subsequent to September 30, 1996 had taken place and that operations had commenced on July 1, 1996, an adjustment has been made to eliminate the minority interest in the net income of consolidated subsidiaries assuming that the disposal of an effective 30% interest in First SA Food Holdings Limited had taken place on July 1, 1996.


                                                                    JULY 1, TO
                                                                   SEPTEMBER 30,
                                                                        1996
                                                                         $
                                                                    -----------
Revenues                                                             19,393,376
                                                                    -----------
Net income before minority interest in consolidated subsidiaries      1,273,192
Minority interest in consolidated subsidiary companies                 (243,250)
                                                                    -----------
Net income                                                            1,029,942
                                                                    -----------
Basic earnings per share                                                   0.19
Weighted average number of shares in issue                            5,495,119


6.   COMMITMENTS

     The Company is required to make additional contingent payments to the former owners of certain companies that it has acquired based on a multiple of pre tax earnings. These payments are to be made by the issue of stock and cash over the next two to three years. Under its various acquisition agreements, the Company anticipates having to spend approximately $2.25 million in cash for its contingent payments over the next 12 months as well as approximately $1.85 million in stock. The Company anticipates that its cash and operating cash flows will be sufficient to fully fund these payments as well as fund the capital expenditures for its various operations. Excess cash will also be utilized to

                         FIRST SOUTH AFRICA CORP., LTD.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

7.         SUBSEQUENT EVENTS

           Effective July 1, 1997 the Company completed negotiations to acquire Fifers Bakery (Proprietary) Limited ("Fifers"), subject to the satisfactory outcome of a due diligence investigation to be performed by Price Waterhouse. Fifers will fit into the Company's Bakery and Confectionery interests under First SA Food Holdings Limited, in which the Company holds an effective 70% interest.

           On October 31, 1997, First South Africa Corp., Ltd. a Bermuda corporation (the "Company"), consummated the private placement and sale of 15,000 Increasing Rate Senior Subordinated Convertible Debentures of the Company due October 31, 2001 (the "Debentures"), at a purchase price of $1,000 per Debenture, to two offshore investors including BT Global Credit Limited as the lead investor (the "Offering") pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, (the "Act") under Regulation S promulgated thereunder. The Debentures are subject to the terms of an Indenture dated October 29, 1997 by and between the Company and the American Stock Transfer & Trust Company, as Trustee. Interest payable on the Debentures is 4% per annum for the year ending October 31, 1998, 4.5% per annum for the two years ending October 31, 2000, and 5% per annum for the year ending October 31, 2001, payable on a quarterly basis. In the event the Debentures shall not have been redeemed or converted pursuant to the terms thereof and the Indenture prior to the due date, the Company shall pay each registered holder of the Debentures an additional amount equal to 22.25% of the principal amount of Debentures held by each such registered holder. The Debentures are convertible at any time (subject to prior redemption) into shares of Common Stock at the initial conversion price of $9.50 per share of Common Stock, subject to adjustment in certain events. The Debentures are redeemable after one year if the Company's Common Stock trades at more than $14.25 per share, subject to adjustment in certain events, during an agreed upon period of time (30 consecutive market days ending on the market day prior to the date on which the notice of redemption is first given). The redemption value of the debenture is 122.25% of the principal amount. The Company has paid Bankers Trust Company ("BTC") a fee equal to 4.5% of the total offering amount and has agreed to reimburse BTC for its reasonable legal expenses with respect to such transaction up to an amount of $50,000.

           On November 25, 1997, the Company closed an offer that it had made to exchange common stock for all its outstanding Class A and Class B Warrants. Holders of the Company's Class A and Class B Warrants were offered the opportunity to convert 3 A and 3 B Warrants for 2 shares of common stock. Holders of only A Warrants were offered the opportunity to convert 5 A Warrants for 2 shares of common stock. Holders of only B Warrants were offered the opportunity to convert 10 B Warrants for 2 shares of common stock. A total of 1,807,891 A Warrants and 1,740,456 B Warrants were tendered for exchange. The Company has issued approximately 1,172,144 new shares to complete the exchange. There are currently 884,749 A Warrants and 814,803 B Warrants outstanding.


           In December 1997, First SA Lifestyle Holdings acquired SA Leisure, a manufacturer of a broad range of injection molded plastic furniture, household, luggage and do-it-yourself products. The terms of the acquisition call for a payment of approximately $5.36 million in cash and 142,918 shares of common stock as well as an additional $2 million in shares of First SA Lifestyle Holdings.

           In December 1997, First SA Lifestyle Holdings also acquired Republic Umbrella Manufacturers, an assembler and distributor of a wide variety of umbrellas and other related outdoor products. The terms of the acquisition call for a payment of approximately $4.33 million in cash as well as an additional $640,000 in shares of First SA
           Lifestyle Holdings. An additional payment, the value of which is contingent on future performances, shall be made over the next year.

           In December 1997, First SA Lifestyle Holdings also acquired Galactex Outdoor (Pty) Ltd., the sole distributor of the Weber-Stephens range of outdoor products in South Africa as well as a broad range of other barbecue products. The terms of the acquisition call for a payment of approximately $2.3 million in cash as well as an additional $1.1 millin in shares of First SA Lifestyle Holdings.

           In December 1997, First South Africa Corp. also acquired Pacforce, a company specializing in the production and sale of plastic packaging materials. The terms of the acquisition call for an initial payment of approximately $205,000 in cash, and approximately 34,000 shares of stock. Additional payments contingent upon future performance shall be made over the next three and a half years.

                         FIRST SOUTH AFRICA CORP., LTD.
                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                                   (unaudited)



7.         SUBSEQUENT EVENTS (Continued)


           The following pro forma consolidated statements of income are prepared assuming that the acquisition of Seemann's Quality Meat Products (Pty) Ltd (purchased November 1, 1996), Gull Foods (Pty) Ltd (purchased January 1, 1997, Pakmatic Company (Pty) Ltd (purchased March 1, 1997) and Fifers Bakery (Proprietary) Limited (purchased on July 1, 1997) all occurred on July 1, 1996 (the first day of the fiscal year ended June 30, 1997). The pro forma consolidated statements of income combine the historical operating results of the Company for the year ended June 30, 1997 with:

o The operating results of Seemann's Quality Meat Products (Pty) Ltd for the four months ended October 31, 1996;

o The operating results of Gull Foods (Pty) Ltd for the sic months ended December 31, 1996;

o The operating results of Pakmatic Company (Pty) Ltd for the eight months ended February 28, 1997.


o The operating results of Fifers Bakery (Pty) Ltd. for the twelve months ended June 30, 1997.


           The unaudited pro forma consolidated statement of income also includes pro forma adjustments to give effect to the issuance of 496,728 shares of Class B Common Stock and $2,500,000 of the $10 million 9% Senior Subordinated Convertible Debentures issued in connection with the acquisitions. The pro forma adjustments are based upon available information and certain assumptions that management believe are reasonable.

           The unaudited pro forma consolidated statements of income are presented for informational purposes only and do not purport to be indicative of the operating results that actually would have occurred if the acquisitions and related financing had been consummated on July 1, 1996. Additionally, the unaudited pro forma consolidated statements of income should be read in conjunction with the historical financial statements of the Company and Gull Foods (Pty) Ltd included elsewhere in this Prospectus.

           The pro forma information has been prepared assuming that the acquisitions prior to September 30, 1997 had taken place and that operations had commenced on July 1, 1996.

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                                   (Unaudited)


[TABLE 1 OF 2]

                                                                         Seemann's
                                                         Actual Year    Quality Meat    Gull Foods      Pakmatic
                                                          Ended June   Products (Pty)     (Pty)       Company (Pty)
                                                           30, 1997         Ltd.           Ltd.           Ltd.
                                                              $              $              $              $
                                                         -----------    -----------    -----------    -----------
Revenues                                                  66,575,931      3,472,590      6,247,121      2,301,005
                                                         -----------    -----------    -----------    -----------
Operating expenses
           Cost of Sales                                  37,869,755      2,649,351      3,739,753      1,747,549
           Selling general and administrative costs       23,269,607        741,174      2,067,018        462,140
                                                         -----------    -----------    -----------    -----------
                                                          61,134,362      3,390,525      5,806,771      2,209,689
                                                         ===========    ===========    ===========    ===========

Operating income (loss)                                    5,441,569         82,065        440,350         91,316
Gains on disposal of subsidiary stock                      3,327,478           --             --             --
Other income                                                 468,531           --          108,877           --
Interest (expense)/income                                   (858,067)          (998)        30,806          4,347
                                                         -----------    -----------    -----------    -----------
Income (loss) from consolidated companies before
income taxes and minority interests                        8,379,511         81,067        580,033         95,663
Provision for taxes on income                             (1,572,049)       (43,773)      (200,336)       (18,675)
                                                         -----------    -----------    -----------    -----------

                                                           6,807,462         37,294        379,697         76,988
Minority interest in consolidated subsidiary companies      (135,224)      (135,224)
                                                         -----------    -----------    -----------    -----------
Net income (loss) from consolidated companies              6,672,238         37,294        379,697         76,988
Equity in net earnings of affiliated companies                10,927           --             --             --
                                                         -----------    -----------    -----------    -----------
Net income (loss)                                          6,683,165         37,294        379,697         76,988
                                                         ===========    ===========    ===========    ===========
Basic earnings (loss) per share
Weighted average number of shares outstanding



[TABLE 2 OF 2]

                                                          Fifers Bakery    Pro Forma       Pro Forma
                                                              (Pty)      Consolidation  for Year Ended
                                                               Ltd.       Adjustments    June 30, 1997
                                                                $              $              $
                                                           -----------    -----------    -----------
Revenues                                                     3,167,476           --       81,764,123
                                                           -----------    -----------    -----------
Operating expenses
           Cost of Sales                                     2,418,667           --       48,425,075
           Selling general and administrative costs            531,926        111,905     27,178,770
                                                           -----------    -----------    -----------
                                                             2,950,593        111,905     75,603,845
                                                           ===========    ===========    ===========

Operating income (loss)                                        216,883       (111,905)     6,160,278
Gains on disposal of subsidiary stock                             --             --        3,327,478
Other income                                                    38,008           --          615,416
Interest (expense)/income                                      (55,438)      (378,000)    (1,257,350)
                                                           -----------    -----------    -----------
Income (loss) from consolidated companies before
income taxes and minority interests                            199,453       (489,905)     8,845,822
Provision for taxes on income                                  (18,267)       171,467     (1,681,633)
                                                           -----------    -----------    -----------

                                                               181,156       (318,438)     7,164,189
Minority interest in consolidated subsidiary companies
                                                           -----------    -----------    -----------
Net income (loss) from consolidated companies                  181,186       (318,438)     7,028,965
Equity in net earnings of affiliated companies                    --             --           10,927
                                                           -----------    -----------    -----------
Net income (loss)                                              181,186       (318,438)     7,039,892
                                                           ===========    ===========    ===========
Basic earnings (loss) per share                                                          $      1.32
Weighted average number of shares outstanding                                              5,345,178

                         FIRST SOUTH AFRICAN CORP., LTD
            NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                            YEAR ENDED JUNE 30, 1997
                                   (UNAUDITED)



1.   AMORTIZATION OF INTANGIBLES

     Amortization of other intangibles which represents the rights to intangible knowledge acquired from the selling stockholders. Amortized over a twenty five year period.

     Amortization not included in actual results for the
     year ended June 30, 1997                                         $111,905
                                                                      --------

     Taxation effect at 35%, the South African Statutory
     tax rate for the year ended June 30, 1997                          39,167
                                                                        ------

2.   INTEREST COST OF DEBENTURES ISSUED

     The $10,000,000 9% senior, subordinated debentures were raised to fund the following:

     o    The acquisition of Gull Foods (Pty) Ltd - 3,200,000

     o Additional purchase price payments for Piemans Pantry (Pty) Ltd, representing a delayed purchase price consideration in terms of profit warranty arrangements -- $1,200,000

     o Additional purchase price payments for Seemann's Quality Meat Products Pantry (Pty) Ltd, representing a delayed purchase price consideration in terms of profit warranty arrangements -- $710,000

     o    The acquisition of Pakmatic (Pty) Ltd--$1,000,000

     o The balanced of the net proceeds after issue costs were retained as working capital.

     Due to the fact that the additional purchase price payments and working capital funding does not give rise to any additional revenue, these amounts have been excluded in the calculation of pro forma interests adjustments.

     Funds used to fund acquisitions $4,200,000

     Debentures interest at 9% for the year ended June 30, 1997         $378,000
                                                                        --------

     Taxation effect at 35%, the South African statutory tax
     rate for the year ended June 30, 1997                              $132,300
                                                                        --------

3.   CALCULATION OF WEIGHTED AVERAGE NUMBER OF SHARES IN ISSUE

     Weighted average number of shares in issue at June 30, 1997       5,139,855
     Additional shares to give effect to the acquisition of
     Seemann's Quality Meat Products (Pty) Ltd and Gull Foods
     (Pty) Ltd from July 1, 1996                                         205,323
                                                                       ---------

                                                                       5,345,178
                                                                       =========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               UNAUDITED COMBINED BALANCE SHEET AT JUNE 30, 1996
--------------------------------------------------------------------------------


                                                                 JUNE 30,
                                                                  1996
                                                                    $
                                                               ----------
                                     ASSETS
CURRENT ASSETS
        Cash on hand                                              282,614
        Receivables                                               429,518
        Allowances for bad debts                                     --
                                                               ----------
                                                                  429,518
Inventories (note 2)                                              151,418
Prepaid expenses and other current assets                          70,193
               Total current assets                               933,743
Property, plant and equipment                                   2,665,807
Less : Accumulated depreciation                                (1,144,250)
                                                               ----------
                                                                1,521,557
Goodwill                                                            5,191
Loans to stockholders                                             116,027
                                                               ----------
                                                                2,576,518
                                                               ==========
                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES
    Bank overdraft payable                                        435,822
    Trade accounts payable                                        543,449
    Other provisions and accruals                                 546,054
    Income taxes payable                                           48,751
                                                               ----------
            Total current liabilities                           1,574,076

Long term debt                                                    294,155
Loans from stockholders                                              --

Total liabilities                                               1,868,231
Stockholders' investment
    Capital stock
    Astoria Bakery:  Members' contribution                             96
    Astoria Bakery Lesotho: Common stock, M1 par value -
                            authorised 1,000 shares, issued
                            100 shares in 1996 and 1995                32
    Retained earnings                                             881,502
    Foreign currency translation adjustments                     (173,343)
                                                               ----------
                                                                2,576,518
                                                               ==========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                     UNAUDITED COMBINED STATEMENTS OF INCOME
                FOR THE FOUR MONTHS ENDED JUNE 30, 1995 AND 1996
--------------------------------------------------------------------------------




                                                       JUNE 30,      JUNE 30,
                                                        1995          1996
                                                         $             $
                                                     ----------    ----------
Revenues                                              2,337,179     2,085,260

Operating expenses
         Cost of sales                                1,038,098       927,450
         Selling, general and administrative costs    1,178,696       967,165
                                                     ----------    ----------
                                                      2,216,794     1,894,615
                                                     ----------    ----------
Operating income                                        120,385       190,645
Other income                                             15,420        16,074
Interest expenses                                       (16,183)      (10,748)
                                                     ----------    ----------

Income before income taxes                              119,622       195,971
Provision for taxes on income                            (4,120)      (22,850)
                                                     ----------    ----------

Net income                                              115,502       173,121
Retained earnings at beginning of the period            640,569       708,381
                                                     ----------    ----------

Retained earnings at end of period                      756,071       881,502
                                                     ==========    ==========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                   UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
                FOR THE FOUR MONTHS ENDED JUNE 30, 1995 AND 1996
--------------------------------------------------------------------------------


                                                                               FOR          FOR
                                                                             JUNE 30,     JUNE 30,
                                                                               1995         1996
                                                                                 $            $
                                                                             --------     --------
Cash flows from operating activities:
         Net income                                                           115,502      173,121
         Adjustments to reconcile net income to cash provided by operating activities:
         Depreciation                                                         139,739      137,942
         Effect of changes in assets and liabilities                          137,873      467,205
                                                                             --------     --------

Net cash provided by operating activities                                     393,114      778,268
                                                                             --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
Net additions to fixed assets                                                (481,668)    (726,062)
                                                                             --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Net borrowings/(repayments) in bank overdraft                       (222,978)     231,907
         Net proceeds of long term debt                                        37,371       86,682
         Net (repayments)/borrowings in loans from stockholders               285,602     (256,433)
         Net repayments in short term debt                                    (55,375)     (40,138)
                                                                             --------     --------
         Net cash provided by financing activities                             44,620       22,018
                                                                             --------     --------

Effect of exchange rate changes on cash                                        (2,828)     (28,399)
                                                                             --------     --------
Net increase/(decrease) in cash on hand                                       (46,762)      45,825
Cash on hand at beginning of period                                           317,081      236,789
                                                                             --------     --------
Cash on hand at end of period                                                 270,319      282,614
                                                                             ========     ========


                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

              NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS
                FOR THE FOUR MONTHS ENDED JUNE 30, 1995 AND 1996
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited combined financial statements of the company have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Article 10 Regulation S-X. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim combined financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the company at June 30, 1996 and the results of operations and cash flows for the periods presented.

Results for interim periods are not necessarily indicative of results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes included in the Form 10-K for the period ended June 30, 1996.

2.   INVENTORY

Inventory for the period ended June 30, consists of the following:


                                                               June 30,
                                                                1996
                                                                  $
                                                             -----------
Ingredients and work in progress                               132,585
Packaging                                                       12,976
Fuel                                                             5,857
                                                               -------
                                                               151,418
                                                               =======


3.   CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividend declarations.

4.   EVENTS SUBSEQUENT TO JUNE 30, 1996

Subsequent to June 30, 1996 an agreement was reached to dispose of 100 percent of the equity of Astoria Bakery Lesotho (Proprietary) Limited and the business of Astoria Bakery CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

Price Waterhouse

                                  [Letterhead]



                      REPORT OF THE INDEPENDENT ACCOUNTANTS



           To the Board of Directors of Astoria Bakery Lesotho (Proprietary) Limited and to the members of Astoria bakery CC:

           The financial statements of Astoria Bakery Lesotho (Proprietary) Limited and Astoria Bakery CC at February 29, 1996 and February 28, 1995 were audited by other auditors whose reports dated January 2, 1997 and September 29, 1995 respectively, expressed unqualified opinions on those statements prepared in conformity with South African statutory accounting principles.

           We have audited the adjustments to combine the financial statements of Astoria Bakery Lesotho (Proprietary) Limited and Astoria Bakery CC for the years ended February 29, 1996 and February 28, 1995, and to convert the financial statements from South African statutory accounting principles to generally accepted principles in the United States. In our opinion, such adjustments and conversion are appropriate and have been properly applied.



/s/Price Waterhouse

February 25, 1997
Sandton, South Africa

                               KANA AND ASSOCIATES

                                  [Letterhead]





ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

ANNUAL FINANCIAL STATEMENTS AS AT 29 FEBRUARY 1996

REPORT OF THE INDEPENDENT AUDITORS

We have audited the annual financial statements of ASTORIA BAKERY LESOTHO (PROPRIETY) LIMITED for the year ended 29 February 1996 which are not presented separately herein. The financial statement are the responsibility of the directors of the company. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that in all material aspects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence that supports the amounts included in the financial statements, an assessment of the reasonableness of significant estimates made by management and a consideration of appropriateness of the overall financial statement presentation and disclosures. We consider that our auditing procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion the financial statements fairly present the financial position of the company at 29 February 1996 and the results of its operations for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Companies Act (as amended).





/S/ KANA AND ASSOCIATES
KANA AND ASSOCIATES
CHARTERED ACCOUNTANTS (S.A.)


DATE  January 2, 1997

RANDBURG, SOUTH AFRICA

                               KANA AND ASSOCIATES

                                  [Letterhead]





ASTORIA BAKERY CC

CK 92/04279/23

FINANCIAL STATEMENTS AS AT 29 FEBRUARY 1996

REPORT OF THE INDEPENDENT AUDITORS

We have audited the annual financial statements of ASTORIA BAKERY CC for the year ended 29 February 1996 which are not presented separately herein. The financial statements are the responsibility of the directors of the company. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that in all material aspects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence that supports the amounts included in the financial statements, an assessment of the reasonableness of significant estimates made by management and a consideration of appropriateness of the overall financial statement presentation and disclosures. We consider that our auditing procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion the financial statements fairly present the financial position of the company at 29 February 1996 and the results of its operations for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Companies Act (as amended).





/S/ KANA AND ASSOCIATES
KANA AND ASSOCIATES
CHARTERED ACCOUNTANTS (S.A.)


DATE  January 2, 1997

RANDBURG, SOUTH AFRICA

                               KANA AND ASSOCIATES

                                  [Letterhead]





ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

FINANCIAL STATEMENTS AS AT 28 FEBRUARY 1995

REPORT OF THE INDEPENDENT AUDITORS

The Members

We have audited the financial statements of ASTORIA BAKERY LESOTHO (PROPRIETY) LIMITED for the year ended 28 FEBRUARY 1995 which are not presented separately herein. These financial statements are the responsibility of the member of the corporation. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that in all material aspects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence that supports the amounts included in the financial statements, an assessment of the reasonableness of significant estimates made by management and a consideration of appropriateness of the overall financial statement presentation and disclosures. We consider that our auditing procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these financial statements fairly present the financial position of the corporation at 28 FEBRUARY 1995 and the results of its operations for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations Act 1984.




/S/ KANA AND ASSOCIATES
KANA AND ASSOCIATES
CHARTERED ACCOUNTANTS (S.A.)


DATE  29 September 1995

RANDBURG, SOUTH AFRICA

                               KANA AND ASSOCIATES

                                  [Letterhead]





ASTORIA BAKERY CC

CK 92/04279/23

FINANCIAL STATEMENTS AS AT 28 FEBRUARY 1995

REPORT OF THE INDEPENDENT AUDITORS


The Members

We have audited the annual financial statements of ASTORIA BAKERY CC for the year ended 28 FEBRUARY 1995 which are not presented separately herein. These financial statement are the responsibility of the member of the corporation. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that in all material aspects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence that supports the amounts included in the financial statements, an assessment of the reasonableness of significant estimates made by management and a consideration of appropriateness of the overall financial statement presentation and disclosures. We consider that our auditing procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these financial statements fairly present the financial position of the corporation at 28 FEBRUARY 1995 and the results of its operations for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations Act 1984.



/S/ KANA AND ASSOCIATES
KANA AND ASSOCIATES
CHARTERED ACCOUNTANTS (S.A.)


DATE  29 September 1995

RANDBURG, SOUTH AFRICA

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

              AUDITED COMBINED BALANCE SHEET AT FEBRUARY 29, 1996
--------------------------------------------------------------------------------


                                                                  FEBRUARY 29,
                                                                      1996
                                                                       $
                                                                  ----------
                                     ASSETS
Current assets
     Cash on hand                                                    236,789
     Receivables                                                     521,932
     Allowances for bad debts                                           --
                                                                  ----------
                                                                     521,932
     Inventories                                                     186,788
     Prepaid expenses and other current assets                        38,333
                  Total current assets                               983,842
Property, plant and equipment                                      2,204,614
Less : Accumulated depreciation                                   (1,140,113)
                                                                  ----------
                                                                   1,064,501
Goodwill                                                               5,871
                                                                  ----------
                                                                   2,054,214
                                                                  ==========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT


Current liabilities
     Bank overdraft                                                  234,108
     Current portion of long term debt                                44,786
     Trade accounts payable                                          720,525
     Other provisions and accruals                                    26,476
     Income taxes payable                                             29,637
                                                                  ----------
                  Total current liabilities                        1,055,532
Long term debt                                                       235,940
Loans from stockholders                                              154,911
                                                                  ----------
                  Total liabilities                                1,446,383
Stockholders' investment
     Capital stock
        Astoria Bakery CC: Members' contributions                         96
        Astoria Bakery Lesotho
       (Proprietary) Limited: Common stock, M1 par value -
                              authorised 100,000 shares, issued
                              100 shares in 1996, 1995 and 1994           32
Retained earnings                                                    708,381
Foreign currency translation adjustments                            (100,678)
                                                                  ----------
                                                                   2,054,214
                                                                  ==========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                      AUDITED COMBINED STATEMENTS OF INCOME
          FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------


                                             FEBRUARY 28,  FEBRUARY 29,
                                                 1995          1996
                                                  $             $
                                              ----------    ----------


Revenue                                        6,315,976     7,200,784
                                              ----------    ----------

Operating expenses
  Cost of sales                                3,177,357     3,679,122
  Selling, general and administrative costs    2,972,818     3,471,915
                                              ----------    ----------
                                               6,150,175     7,151,037
                                              ----------    ----------

Operating income                                 165,801        49,747
Other income                                      38,354        69,448
Interest expense                                 (63,163)      (42,951)
                                              ----------    ----------

Income before income taxes                       140,992        76,244
Provision for taxes on income                    (28,029)       (8,432)
                                              ----------    ----------

Net income                                       112,963        67,812
Retained earnings at beginning of year           527,606       640,569
                                              ----------    ----------
Retained earnings at end of year                 640,569       708,381
                                              ==========    ==========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                AUDITED COMBINED STATEMENTS OF CASH FLOWS FOR THE
          FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------




                                                        FOR           FOR
                                                    FEBRUARY 28,  FEBRUARY 29,
                                                        1995        1996
                                                          $           $
                                                      --------    --------
Cash flows from operating activities:
     Net income                                        112,963      67,812
     Adjustments to reconcile net income
      to cash provided by operating activities:
     Depreciation                                      137,502     157,861
     Net gain on sale of assets                         (5,950)    (13,233)
     Effect of changes in assets and liabilities      (153,866)    229,033
                                                      --------    --------
     Net cash provided by operating activities          90,649     441,473
                                                      --------    --------
Cash flows from investing activities:
     Net additions to fixed assets                    (171,684)   (639,494)
                                                      --------    --------

Cash flows from financing activities:
     Net (repayments)/borrowings in bank overdraft      11,411    (419,532)
     Net proceeds/(repayments) of long term debt       (20,979)    188,468
     Net borrowings in loans from stockholders         387,870     372,387
     Net (repayments)/borrowings in short term debt      5,543      (8,068)
                                                      --------    --------
     Net cash provided by financing activities         383,845     133,255
                                                      --------    --------
Effect of exchange rate changes on cash                 (4,137)    (15,526)
                                                      --------    --------
Net (decrease)/increase in cash on hand                298,673     (80,292)
Cash on hand at beginning of year                       18,408     317,081
                                                      --------    --------
                                                       317,081     236,789
                                                      ========    ========

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

                    AUDITED COMBINED STATEMENTS OF CHANGES IN
                  STOCKHOLDERS' INVESTMENT FOR THE YEARS ENDED
                     FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------


                                              Capital
                                               stock
                                              Astoria                     Foreign
                               Capital stock   Bakery                    currency
                                 Astoria      Lesotho       Retained    translation
                                Bakery CC    (Pty) Ltd      earnings    adjustments       Total
                                    $            $             $             $              $
                               ----------   -----------   -----------   -----------    -----------
Balance at February 28, 1994           96            32       527,606       (44,602)       483,132
Net income                           --            --         112,963          --          112,963
Translation adjustment               --            --            --         (19,704)       (19,704)
                               ----------   -----------   -----------   -----------    -----------
Balance at February 28, 1995           96            32       640,569       (64,306)       576,391
Net income                           --          67,812          --          67,812
Translation adjustment               --            --            --         (36,372)       (36,372)
                               ----------   -----------   -----------   -----------    -----------
Balance at February 29, 1996           96            32       708,381      (100,678)       607,831
                               ==========   ===========   ===========   ===========    ===========


                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------



1.   BUSINESS AND FORMATION OF THE COMPANIES

Astoria Bakery CC and Astoria Bakery Lesotho (Proprietary) Limited ("the Companies") were registered in February 1992 and March 1979 respectively, and both conduct the business of industrial bakers.

2.   SUMMARY OF ACCOUNTING POLICIES

The financial statements have been prepared in conformity with Generally Accepted Accounting practice in the United States of America, on the historical cost basis and incorporate the following significant accounting policies:

FOREIGN CURRENCY TRANSLATION

The functional currency is that of South African Rands. Accordingly the following rates of exchange have been used for translation purposes:

o Assets and liabilities are translated to United States Dollars using the exchange rates at the balance sheet date.

o Common stock is translated to United States Dollars using the historical exchange rates at the dates of issuance.

o Revenues, expenses, gains and losses are translated to United States Dollars using weighted average exchange rates during the year.

     The resultant  translation  adjustments  are reported in the  components of
     stockholders'   investment  designated  as  "Foreign  currency  translation adjustments."

FOREIGN ASSETS AND LIABILITIES

Transactions in foreign currencies arise as a result of plant, equipment and raw materials purchased from foreign countries.

Transactions in foreign currencies are accounted for at the rates ruling at the transaction dates. Exchange gains and losses are charged to the income statement during the period in which they occur. Foreign assets and liabilities of the Companies which are not denominated in South African Rands are converted into South African Rands at the exchange rates ruling at the financial year end or the rates of forward cover purchased. Forward cover is purchased to hedge the currency exposure on foreign liabilities.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------




2.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

INVENTORIES

Inventories are valued at the lower of cost and net realisable value. Cost is determined on the following basis:


o Raw materials and consumable stores are valued at cost using the FIFO formula.

o Work in progress and finished goods are valued at direct raw material cost plus labour costs and related manufacturing overhead expenses.

o Redundant and slow-moving inventory is identified and written down with regard to its estimated economic or realisable value.

PROPERTY, PLANT AND EQUIPMENT

Improvements to leasehold property, plant, machinery, vehicles, equipment and furniture and fittings are depreciated on the straight line basis so that the cost of the assets is written off over their estimated useful lives.

The following periods are considered appropriate:


                                                         Period
                                                          Years
                                                         ------
            Improvements to leasehold properties             10
            Plant, machinery and equipment                3 - 5
            Vehicles                                          5
            Furniture and fittings                       7 - 10

INTANGIBLE ASSETS

Goodwill represents the excess of the cost of acquisition over the fair values of the net identifiable assets acquired when the entity was formed. Goodwill is recognised as an asset in the balance sheet.

GROSS REVENUE

Gross revenue comprises the gross invoiced value of sales in respect of trading operations, before discounts, and excludes value added taxation. The company recognises revenue on the accrual basis upon delivery of the products to the customers.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------



2.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income tax expenses is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary differences between the amounts of assets and liabilities recognised for financial reporting purposes and such amounts recognised for tax purposes. Deferred taxation is provided on the comprehensive basis and is measured by applying currently enacted tax laws. No provision for deferred tax has been raised as the amounts recognised for financial reporting purposes approximate those recognised for tax purposes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at the end of February 1996 the carrying value of accounts receivable and accounts payable approximate their fair value.

3.   INVENTORIES

Inventories for the year ended February 29, consist of the following:

                                                    FEBRUARY 29,
                                                        1996
                                                         $
                                                   ------------
             Ingredients and work in progress         163,556
             Packaging                                 16,007
             Fuel                                       7,225
                                                      -------
                                                      186,788
                                                      =======

4.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                                       Accumulated     Net book
                                             Cost      depreciation     value
                                        February 29,  February 29,  February 29,
                                             1996          1996          1996
                                               $             $             $
                                          ----------    ----------    ----------
Leasehold improvements                       107,426       (26,252)       81,174
Plant, machinery and equipment - owned     1,243,783      (645,816)      597,967
                               - leased       30,078       (24,063)        6,015
Vehicles                       - owned       601,666      (341,703)      259,963
                               - leased       66,396       (37,881)       28,515
Furniture and fittings                       155,265       (64,398)       90,867
                                          ----------    ----------    ----------
                                           2,204,614    (1,140,113)    1,064,501
                                          ==========    ==========    ==========
Depreciation                                                             157,861
                                                                      ==========

Certain plant and equipment is encumbered as security for liabilities of the Companies (refer to note 7).

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



5.     LONG TERM DEBT


                                                                    February 29,
                                                                        1996
                                                                          $
                                                                      ---------


Findevco  (Proprietary)  Limited - Installment  sale  agreements        207,346
     Payable monthly at an effective rate of interest of 17.56% per annum

Nedbank installment sale agreements                                      15,013
    Payable in 36 monthly installments of R1,596.18, payable from
     1 March 1996 until 1 February 1999 with an effective interest rate of 18.5% per annum
Finance lease liabilities                                                58,367
    Payable monthly at effective interest rates varying from 16.44%
     to 22.25% per annum
                                                                      ---------
Less : current portion                                                  (44,786)
                                                                      ---------
    Total long term debt                                                235,940
                                                                      =========


The Findevco loan is secured by a first mortgage bond over land and buildings of a fellow close corporation. The installment sale agreements are secured over certain assets having a book value of
$34,530

The following is a schedule of repayments of long term debt by year of repayment:


Year ended February 28,                                            $
1997                                                             44,786
1998                                                             44,786
1999                                                             44,786
2000                                                             39,800
2001                                                             61,782


6.     LOANS FROM STOCKHOLDERS


                                                            February 29,
                                                                1996
                                                                  $
                                                            ------------

Loans from stockholders                                       154,911
                                                              =======

These loans are classified as long term. They do not bear interest and have no fixed repayment date.

7.     OPERATING LEASES

       Astoria Bakery CC and Astoria Bakery Lesotho (Proprietary) Limited lease factory buildings and equipment under operating leases. These leases expire over the next five years.

       In most cases, management expects that in the normal course of business, the leases will be renewed or replaced by other leases.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



7.     OPERATING LEASES (CONTINUED)

       The following schedule shows the composition of total rental expense for all operating leases except those with a term of one month or less:


                                                   February 28,     February 29,
                                                       1995             1996
                                                        $                 $
                                                   ------------     ------------

Minimum rentals                                      254,859          257,123
                                                     =======          =======


8.     OTHER INCOME


       The components of other income are as follows:



                                                   February 28,     February 29,
                                                       1995             1996
                                                        $                 $
                                                   ------------     ------------
Interest income                                       26,242           46,716
Discount received                                         --           12,092
Rentals received                                       6,247            7,350
Other                                                  5,865            3,290
                                                       -----            -----
                                                      38,354           69,448
                                                      ======           ======

9.     INTEREST EXPENSE


                                                   February 28,     February 29,
                                                       1995             1996
                                                        $                 $
                                                   ------------     ------------

Current bank account                                  63,163            42,951
                                                      ======            ======

10.    INCOME TAXES

       Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 "Accounting for Income Tax" ("SFAS 109"), an asset and liability method. SFAS requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the Company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent realisation of such benefit is more likely than not.

       The provision for income taxes charged to continuing operations was as follows:


                                                   February 28,     February 29,
                                                       1995             1996
                                                        $                 $
                                                      ------            ------
Current
     South African                                    28,029             8,432
                                                      ------            ------
           Total current taxes                        28,029             8,432
                                                      ------            ------
Deferred
     South African                                      --                --
                                                      ------            ------
           Total deferred taxes                         --                --
                                                      ------            ------
Provision for taxes on income                         28,029             8,432
                                                      ======            ======

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------


10.  INCOME TAXES (CONTINUED)

The provision for taxes on income differs from the amount of income tax determined by applying the applicable South African statutory income tax rate to pre-tax income from continuing operations as a result of the following differences:


                                                 FEBRUARY 28,     FEBRUARY 29,
                                                     1995             1996
                                                       $                $
                                                 ------------     ------------


South African statutory tax rate                      35,0            35,0
Capital gains/disallowable expenditure                 0,1            (4,0)
Prior year under provision                             4,4              --
Timing differences not provided for                   (5,5)          (17,6)
Utilisation of operating loss carry forwards            --            12,4
Foreign tax rate differential                        (14,1)          (14,7)
                                                    ------          ------
Effective tax rate                                    19,9            11,1
                                                    ======          ======

11.  CASH FLOWS

     The changes in assets and liabilities consist of the following:


                                                 FEBRUARY 28,       FEBRUARY 29,
                                                     1995               1996
                                                       $                  $
                                                 ------------       ------------

Increase in receivables                             (157,685)          (44,379)
Increase in inventories                              (19,968)          (75,412)
Decrease/(increase) in prepaid expenses
 and other current assets                            (83,157)           79,615
Increase in trade accounts payable                    85,640           261,625
Increase in other provisions and accruals              8,607             7,796
(Decrease)/increase in income taxes payable           12,697              (212)
                                                    --------          --------
                                                    (153,866)          229,033
                                                    ========          ========
Supplemental disclosures of cash
 flow information:
Interest paid                                         63,163            42,951
                                                    ========          ========
Income taxes paid                                     15,332             8,644
                                                    ========          ========

12.  EMPLOYMENT BENEFITS

The majority of permanent salaried and waged staff belong to the Astoria Bakery Pension Fund, which is underwritten by Southern Life Assurance. The retirement fund is a defined contribution plan, and by nature of this fund there can be no unfunded obligation or responsibility of the employer.

                              ASTORIA BAKERY CC AND
                  ASTORIA BAKERY LESOTHO (PROPRIETARY) LIMITED

               NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996
--------------------------------------------------------------------------------



12.  EMPLOYMENT BENEFITS (CONTINUED)

The Companies participate in medical aid schemes which provide medical cover for employees on an annual basis. Neither the Companies nor the medical aid are liable for post retirement medical costs. The Companies have no liability for employees' medical costs in excess of the contributions to the medical fund.

Amounts contributed by the Companies to the funds and charged to pension costs and medical aid costs were as follows:


                                         FEBRUARY 28,              FEBRUARY 29,
                                             1995                      1996
                                               $                         $
                                         ------------              ------------


Pension costs                               51,825                     63,833
                                            ======                    =======
Medical aid contributions                   34,677                     40,997
                                            ======                    =======

13.  CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividends declared.

14.  EVENTS SUBSEQUENT TO FEBRUARY 29, 1996

Subsequent to the year end, an agreement was reached to sell 100% of the equity of Astoria Bakery Lesotho (Proprietary) Limited and the business of Astoria Bakery CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

                                  GULL FOODS CC

                             UNAUDITED BALANCE SHEET
                              AT DECEMBER 31, 1996



                                                                    DECEMBER 31,
                                                                         1996
                                                                          $
                                                                     ----------
ASSETS

CURRENT ASSETS
                  Cash on hand                                          611,685
                  Trade accounts receivable                           1,051,578
                  Less:  Allowances for bad debts                          --
                                                                     ----------
                                                                      1,051,578
                  Inventories (net)                                     783,026
                  Prepaid expenses and other current assets               7,023
                                                                     ----------

Total current assets                                                  2,453,312

                  Plant and equipment                                 1,177,879
                  Less : Accumulated depreciation                      (337,263)
                                                                     ----------
                                                                        840,616

Loans to related parties                                                295,154
                                                                     ----------
                                                                      3,589,082
                                                                     ==========




LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES

                  Current portion of long term debt                      93,318
                  Bank overdraft payable                                 56,833
                  Trade accounts payable                              1,119,557
                  Income taxes payable                                  684,996
                                                                     ----------

CURRENT LIABILITIES                                                   1,954,704

                  Long term debt                                        223,016
                  Deferred income taxes                                   4,871
                                                                     ----------

Total liabilities                                                     2,182,591

Stockholders' investment
                  Common stock                                            7,221
                  Retained earnings                                   1,647,863
                  Foreign currency translation adjustments             (248,593)
                                                                     ----------
                                                                      3,589,082
                                                                     ==========

                                  GULL FOODS CC

                         UNAUDITED STATEMENTS OF INCOME
               FOR THE TEN MONTHS ENDED DECEMBER 31, 1995 AND 1996



                                                     DECEMBER 31,   DECEMBER 31,
                                                         1995           1996
                                                          $              $
                                                      ----------     ----------

Revenues                                               9,172,227      9,455,224
                                                      ----------     ----------
Operating expenses
     Cost of sales                                     5,431,680      5,456,678
     Selling, general and administrative costs        2, 907,718      3,019,539
                                                      ----------     ----------
                                                       8,339,398      8,476,217
                                                      ----------     ----------

Operating income                                         832,829        979,007
Other income                                               8,958         99,090
Interest expenses                                         (2,297)       (32,316)
                                                      ----------     ----------

Income before income taxes                               839,490      1,045,781
Provision for taxes on income                           (293,821)      (357,011)
                                                      ----------     ----------

Net income                                               545,669        688,770
Retained earnings at beginning of the period             414,457        959,093
                                                      ----------     ----------

Retained earnings at end of period                       960,126      1,647,863
                                                      ==========     ==========

                                  GULL FOODS CC

                       UNAUDITED STATEMENTS OF CASH FLOWS
               FOR THE TEN MONTHS ENDED DECEMBER 31, 1995 AND 1996


                                                     DECEMBER 31,   DECEMBER 31,
                                                        1995           1996
                                                         $              $
                                                      --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                       545,669        688,770
      Adjustments to reconcile net income to cash
        provided by operating activities:
      Depreciation                                      71,541        148,259
      Deferred income taxes                               --            4,912
      Effect of changes in assets and liabilities       89,061        107,308
                                                      --------       --------

Net cash provided by operating activities              706,271        949,249
                                                      --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Net additions to fixed assets                   (277,925)      (680,162)
      Increase in loans to related companies           (56,823)        (5,586)
                                                      --------       --------

            Net cash utilized by investing activities (334,748)      (685,748)
                                                      --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings in bank overdraft                 211,043         59,623
      Net repayments of long-term debt                 581,205        (66,187)
      Net repayments in short term debt                   --           47,136

                                                      --------       --------
            Net cash provided by financing activities  211,043         40,572
                                                      --------       --------

Effect of exchange rate changes on cash                 (1,361)       (85,705)
Net increase/(decrease) in cash on hand                581,205        218,368
Cash on hand at beginning of period                       --          393,317
                                                      --------       --------

Cash on hand at end of period                          581,205        611,685
                                                      ========       ========

                                  GULL FOODS CC

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
               FOR THE TEN MONTHS ENDED DECEMBER 31, 1995 AND 1996


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited financial statements of the company have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Article 10 of Regulation S-X. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the company at December 31, 1996 and the results of operations and cash flows for the periods presented.

Results for interim periods are not necessarily indicative of results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes included in the form 10 K for the period ended June 30, 1996 and the form 10 Q for the period ended December 31, 1996.

2.   INVENTORY

Inventory for the period ended December 31, consists of the following:


                                                                  December 31,
                                                                     1996
                                                                       $
                                                                   -------
                          Raw materials                            256,156

                          Packing materials                        365,728

                          Finished goods                           161,142
                                                                   783,026
                                                                   =======

3.   CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividend declarations.


4.   EVENTS SUBSEQUENT TO DECEMBER 31, 1996

Subsequent to December 31, 1996 an agreement was reached to dispose of the business of Gull Foods CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd.

                                  GULL FOODS CC


                      REPORT OF THE INDEPENDENT ACCOUNTANTS



To the members of Gull Foods CC:


The financial statements of Gull Foods CC at February 28, 1995 and February 29, 1996 and were audited by other auditors whose reports dated
March 14, 1997 and October 24, 1996 respectively, expressed unqualified opinions on those statements prepared in conformity with South African statutory accounting principles.


We have audited the conversion of the financial statements of Gull Foods CC at and for the years ended February 28, 1995 and February 29, 1996, from South African statutory accounting principles to generally accepted accounting principles in the United States. In our opinion, such conversion is appropriate and has been properly applied.



/S/Price Waterhouse


Price Waterhouse
Sandon, South Africa
June 30, 1997

                               KANA AND ASSOCIATES
                                  [Letterhead]


GULL FOODS CC

CK 85/01201/23

FINANCIAL STATEMENTS AS AT 29 FEBRUARY 1996

REPORT OF THE INDEPENDENT AUDITORS

The Members

GULL FOODS CC

We have audited the financial statements of GULL FOODS CC for the period ended 29 FEBRUARY 1996 set out on pages F-74 to F-84. These financial statements are the responsibility of the member of the corporation. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that in all material aspects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness in the financial statements, an assessment of the reasonableness of significant estimates made by management and a consideration of appropriateness of the overall financial statement presentation and disclosures. We consider that our auditing procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these financial statements fairly present the financial position of the corporation at 29 FEBRUARY 1996 and the result of its operations for the period then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations Act 1984.

With the consent of all members, we have performed certain accounting duties for the Corporation.



/S/ KANA AND ASSOCIATES
KANA AND ASSOCIATES
CHARTERED ACCOUNTANTS (S.A.)


DATE:  14 March 1997

RANDBURG, SOUTH AFRICA

                               KANA AND ASSOCIATES
                                  [Letterhead]


GULL FOODS CC

CK 85/01201/23

FINANCIAL STATEMENTS AS AT 28 FEBRUARY 1995

REPORT OF THE INDEPENDENT AUDITORS

The Members

GULL FOODS CC

We have audited the financial statements of GULL FOODS CC for the period ended 28 FEBRUARY 1995 set out on pages F-25 to F-84. These financial statements are the responsibility of the member of the corporation. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that in all material aspects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence that supports the amounts included in the financial statements, an assessment of the reasonableness of significant estimates made by management and a consideration of appropriateness of the overall financial statement presentation and disclosures. We consider that our auditing procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these financial statements fairly present the financial position of the corporation at 28 FEBRUARY 1995 and the result of its operations for the period then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations Act 1984.

With the consent of all members, we have performed certain accounting duties for the Corporation.



/S/ KANA AND ASSOCIATES
KANA AND ASSOCIATES
CHARTERED ACCOUNTANTS (S.A.)


DATE:  24 November 1996

RANDBURG, SOUTH AFRICA

                                  GULL FOODS CC

                   AUDITED BALANCE SHEET AT FEBRUARY 29, 1996



                                                                    FEBRUARY 29,
                                                                        1996
                                                                          $
                                                                     ----------
                                     ASSETS

CURRENT ASSETS

          Cash on hand                                                  393,317
          Trade accounts receivable                                     698,968
          Less:  Allowances for bad debts                                  --
                                                                     ----------
                                                                        698,968
          Inventories (net)                                             457,784
          Prepaid expenses and other current assets                       6,435
                                                                     ----------
                                                                      1,556,504

Plant and equipment                                                     647,152
Less : Accumulated depreciation                                        (239,457)
                                                                     ----------
                                                                        407,695
Loans to related companies                                              354,194
                                                                     ----------
                                                                      2,318,393
                                                                     ==========

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES

          Current portion of long term debt                              59,134
          Trade accounts payable                                        578,766
          Income taxes payable                                          414,114
                                                                     ----------

Total current liabilities                                             1,052,014

          Long term debt                                                349,641
          Deferred income taxes                                             230
                                                                     ----------

Total liabilities                                                     1,401,885

Stockholder's investment
          Common stock                                                    7,221
          Retained earnings                                             959,093
          Foreign currency translation adjustments                      (49,806)
                                                                     ----------
                                                                      2,318,393
                                                                     ==========

                                  GULL FOODS CC

                          AUDITED STATEMENTS OF INCOME
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


                                                     FEBRUARY 28,   FEBRUARY 29,
                                                         1995           1996
                                                          $              $
                                                     -----------    -----------
Revenues                                               7,270,767     10,910,302
                                                     -----------    -----------

Operating expenses
       Cost of sales                                   4,514,074      6,241,299
       Selling, general and administrative costs       2,376,329      3,866,133
                                                     -----------    -----------
                                                       6,890,403     10,107,432
                                                     -----------    -----------
Operating income                                         380,364        802,870
Other income                                              24,014         36,743
Interest expense                                          (1,872)       (20,127)
                                                     -----------    -----------

Income before income taxes                               402,506        819,486
Provision for taxes on income                           (140,877)      (274,850)
                                                     -----------    -----------

Net income                                               261,629        544,636
                                                     ===========    ===========

                                  GULL FOODS CC

                         AUDITED STATEMENT OF CASH FLOWS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


                                                                 FOR         FOR
                                                             FEBRUARY 28, FEBRUARY 29,
                                                                 1995        1996
                                                                   $           $
                                                               --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                 261,629     544,636
     Adjustments to reconcile net income to cash provided by
     operating activities:
     Depreciation                                                47,353      85,469
     Deferred income taxes                                         --           240
     Effect of changes in assets and liabilities               (171,762)     44,186
                                                               --------    --------

          Net cash provided by operating activities             137,220     674,531
                                                               --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Net additions to plant and equipment                      (168,298)   (309,116)
     Increase in loans to related companies                    (162,958)   (212,030)
                                                               --------    --------

     Net cash utilized by investing activities                 (331,256)   (521,146)
                                                               --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net (repayments)/borrowings in bank overdraft              174,397    (169,553)
     Net repayments in loans from related companies            (180,136)       --
     Net proceeds of long term debt                                --       365,700
     Net repayments in short term debt                             --        61,850
                                                               --------    --------

          Net cash provided by financing activities              (5,739)    257,997
                                                               --------    --------

Effect of exchange rate changes on cash                          (5,156)    (18,065)
Net increase/(decrease) in cash on hand                        (204,931)    393,317
Cash on hand at beginning of year                               204,931        --
                                                               ========    ========

Cash on hand at end of year                                        --       393,317
                                                               ========    ========


                                  GULL FOODS CC

            AUDITED STATEMENT OF CHANGES IN STOCKHOLDERS' INVESTMENT FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996



                                                           Foreign
                                                           currency
                                      Capital   Retained  translation
                                       stock    earnings  adjustments    Total
                                         $          $          $           $
                                     --------   --------   --------    --------

Balance at February 28, 1994            7,221    152,828     (2,832)    157,217

Net income                               --      261,629       --       261,629

Translation adjustment                   --         --        1,283       1,283
                                     --------   --------   --------    --------

Balance at February 28, 1995            7,221    414,457     (1,549)    420,129

Net income                               --      544,636       --       544,636

Translation adjustment                   --         --      (48,257)    (48,257)
                                     --------   --------   --------    --------

Balance at February 29, 1996            7,221    959,093    (49,806)    916,508
                                     ========   ========   ========    ========

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


1.   BUSINESS AND FORMATION OF THE COMPANY

Gull Foods CC was registered in February 1985 and conducts the business of a multi - disciplinary convenience food manufacturer.

2.   SUMMARY OF ACCOUNTING POLICIES

The financial statements have been prepared in conformity with Generally Accepted Accounting Practices in the United States of America, on the historical cost basis and incorporate the following significant accounting policies:

FOREIGN CURRENCY TRANSLATION

The functional currency is that of South African Rand. Accordingly the following rates of exchange have been used for translation purposes:

* Assets and liabilities are translated to United States Dollars using the exchange rates at the balance sheet date

* Common stock is translated to United States Dollars using the historical rates at date of acquisition.

* Revenues and expenses, gains and losses are translated to United States Dollars using the weighted average exchange rates during the year.

The  resultant  translation   adjustments  are  reported  in  the  component  of
Stockholders'   investment   designated   as   "Foreign   currency   translation
adjustments".

FOREIGN ASSETS AND LIABILITIES

Transactions in foreign currencies arise as a result of plant, equipment and raw materials purchased from foreign countries.

Transactions in foreign currencies are accounted for at the rates ruling at transaction date. Exchange gains and losses are charged to the income statement during the period in which they occur. Foreign assets and liabilities of the company which are not denominated in South African Rand are converted into South African Rand at the rates ruling at financial year end or the rates of forward cover purchased.

INVENTORIES

Inventories are valued at the lower of cost and net realizable value. Cost is determined on the following basis:

*    Raw materials and consumables are valued at actual cost.

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996

2.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

* Work in progress and finished goods are valued at direct raw material cost plus labour costs and related manufacturing overhead expenses.

* Redundant and slow moving inventory is identified and written down with regard to its estimated economic or residual value.

PLANT AND EQUIPMENT

Plant, machinery, vehicles, equipment, furniture and fittings and kitchen equipment is depreciated on the straight line basis so that the cost of the assets are written off over their estimated useful lives.

The following periods are considered appropriate:

                                                                Period
                                                                Years
                                                                -----
        Plant, machinery and equipment                            5
        Vehicles                                                  5
        Furniture and fittings                                   10

GROSS REVENUE

Gross revenue comprises the gross invoiced value of sales in respect of trading operations before discounts, and excludes value added taxation. The company recognizes revenue on the accrual basis upon delivery of the products to the customers.

INCOME TAXES

Income tax expense is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary timing differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxation is provided on the comprehensive basis and is measured by applying currently enacted tax laws.

FAIR VALUE OF FINANCIAL INSTRUMENTS

As at the end of February 1996 the carrying value of accounts receivable and accounts payable approximate their fair value.

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


3.   INVENTORIES

Inventories for the year ended February 29, consist of the following:


                                                      FEBRUARY 29,
                                                          1996
                                                        -------

       Raw materials                                    175,098
       Packing materials                                235,156
       Finished goods                                    47,530
                                                        -------
                                                        457,784
                                                        -------

4.   PLANT AND EQUIPMENT

Plant and equipment consist of the following:



                                 Cost          Accumulated        Net book
                              February 29,     depreciation        value
                                 1996          February 29,     February 29,
                                  $                1996             1996
                              ----------       ----------       ----------

Plant and machinery              456,114         (182,149)         273,965
Furniture and fittings            27,554           (7,319)          20,235
Motor vehicles                   142,357          (45,764)          96,593
Kitchen equipment                 21,127           (4,225)          16,902
                              ----------       ----------       ----------
                                 647,152         (239,457)         407,695
                              ==========       ==========       ==========

Certain plant and equipment is encumbered as security for the liabilities of the company (Refer note 5)

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996

5.   LONG TERM DEBT


                                                                  FEBRUARY 29,
                                                                     1996
                                                                       $
                                                                   --------
FINDEVCO (PROPRIETARY) LIMITED - LONG TERM LOAN

Repayable in 48 monthly  installments of $7,838 at an
effective  interest rate varying between 6% and 16.5% per
annum commencing on September 1, 1996.  Secured by
suretyships by the members of $376,224                              376,784

STANNIC - INSTALLMENT SALE AGREEMENTS

Repayable in 36 monthly  installment  of $ 296 at an
effective interest rate of 18.5% per annum commencing on
December 30, 1995. Secured by certain plant and equipment            10,019

STANNIC - FINANCE LEASE LIABILITIES

Repayable monthly at effective interest rates of 17.5%
per annum. Secured by certain plant and equipment                    21,972
                                                                   --------
                                                                    408,775
Less:  current portion                                              (59,134)
                                                                   --------

Total long term debt                                                349,641
                                                                   ========



Five year maturities of long term debt

      Year ended February 28                                 $

              1997                                        59,134
              1998                                       103,324
              1999                                       103,324
              2000                                       103,324
              2001                                        39,669
                                                        --------
                                                         408,775

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


6.   OPERATING LEASES

Gull foods CC lease factory buildings and certain factory equipment under operating leases. These leases all expire within the next five years.

In most cases management expects that in the normal course of business, the leases will be renewed or replaced by other leases.

The following shows the composition of total rental expenses for all operating leases except those with a term of one month or less:


                                      FEBRUARY 28,        FEBRUARY 29,
                                          1995                1996
                                           $                   $
                                        -------             -------

         Minimum rentals                113,846             141,021
                                        =======             =======


7.   OTHER INCOME

Other income includes:
                                                FEBRUARY 28,        FEBRUARY 29,
                                                    1995                1996
                                                     $                   $
                                                  -------             -------

Rebates from South African government             16,864              29,742
Other sundry claims and interest income            7,150               7,001
                                                --------            --------
                                                  24,014              36,743
                                                ========            ========

8.   INTEREST EXPENSE


                                                FEBRUARY 28,        FEBRUARY 29,
                                                    1995                1996
                                                     $                   $
                                                  -------             -------

Current bank account                               1,872              16,550
Lease interest                                      --                 3,577
                                                --------             -------
                                                   1,872              20,127
                                                ========             =======

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


9.   INCOME TAXES

Income taxes are accounted for under Statement of Financial Accounting Standards no. 109 "Accounting for Income Tax" ("SFAS 109"), an asset and liability method. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that realization of such benefit is more likely than not.

The provision for income tax charged to continuing operations was as follows:


                                                FEBRUARY 28,    FEBRUARY 29,
                                                    1995            1996
                                                     $               $
                                                  -------         -------
Normal
  South African
    Current                                       140,877         274,174
    Prior year                                       --               436
                                                  -------         -------

Total current taxes                               140,877         274,610
                                                  -------         -------


DEFERRED
South African
   Current                                           --               240
                                                  -------         -------

      Total deferred taxes                           --               240
                                                  -------         -------

Provision for taxes on income                     140,877         274,850
                                                  =======         =======

The provision for taxes on income differs from the amount of income tax determined by applying the applicable South African statutory tax rate to pre-tax income from continuing operations as a result of the following differences:


                                                FEBRUARY 28,    FEBRUARY 29,
                                                    1995            1996
                                                     $               $
                                                  -------         -------

South African statutory tax rate                    35.0            35.0
Permanent differences - not taxable                  --             (2.0)
Prior year under provision                           --              0.5
                                                    ----            ----
                                                    35.0            33.5
                                                    ====            ====

                                  GULL FOODS CC

                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


10.  CASH FLOWS

The changes in assets and liabilities consist of the following:


                                                      FEBRUARY 28,  FEBRUARY 29,
                                                         1995          1996
                                                           $             $
                                                       --------      --------

Decrease/(increase) in receivables                     (538,749)       70,678
Increase in inventories                                 (51,076)     (396,242)
Increase in prepaid expenses and other current assets    (1,557)         (196)
Increase in trade accounts payable                      276,146       106,568
Increase in income taxes payable                        143,474       263,378
                                                       --------      --------
                                                       (171,762)       44,186
                                                       ========      ========
Supplemental disclosures of cash flow information:

Interest paid                                             1,872        20,127
                                                       ========      ========

Income taxes paid/ (refunded)                            (2,597)       11,472
                                                       ========      ========

11.  EMPLOYMENT BENEFITS

The company participates in a medical aid scheme which provides medical cover for employees on an annual basis. Neither the company nor the medical aid are liable for post retirement medical costs. The company has no liability for employees medical costs in excess of the contributions to the medical fund.


                                                 FEBRUARY 28,    FEBRUARY 29,
                                                     1995            1996
                                                      $               $
                                                 ------------    ------------

Medical aid contributions                           3,868           4,888
                                                    =====           =====

12.  CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividends declared.

13.  EVENTS SUBSEQUENT TO FEBRUARY 29, 1996

Subsequent to the year end, an agreement was reached to sell the business of Gull Foods CC to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

                UNAUDITED COMBINED BALANCE SHEETS AT MAY 31, 1996

                                                                      May 31,
                                                                       1996
                                                                         $
                                                                     ----------
                       ASSETS

Current Assets
             Cash on hand                                                     0
             Receivables                                              2,178,497
             Allowances for bad debts                                   (78,679)
                                                                     ----------
                                                                      2,099,819
             Inventories (note 1)                                       391,592
             Prepaid expenses and other current assets                  606,553
                                                                     ----------
                       Total current assets                           3,097,963

Property, plant and equipment                                         4,825,882
Less: Accumulated depreciation                                       (1,401,635)
                                                                     ----------
                                                                      3,424,248
Goodwill                                                                 12,483
                                                                     ----------
                                                                      6,534,694
                                                                     ==========

             LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
             Bank overdraft                                              31,448
             Current portion of long term debt                          391,194
             Trade accounts payable                                   1,033,479
             Other provisions and accruals                              385,246
             Income taxes payable                                       639,311
                                                                     ----------
                       Total current liabilities                      2,480,677

Long term debt                                                        1,344,438
Loan from stockholders                                                  381,098
Deferred income taxes                                                    56,191
                                                                     ----------
Total liabilities                                                     4,262,404

Stockholders investment
 Capital stock
    Piemans Pantry (Pty) Ltd         Common stock, R1 par value -
                                       Authorized 1000 shares, issued
                                       100 shares in 1996.                   35

    Surfs Up Investments (Pty) Ltd   Common stock, R1 par value -
                                       Authorized 1000 shares, issued
                                       100 shares in 1996.                   35

                                     Capital in excess of par               134

Retained earnings                                                     2,734,081
Foreign currency translation adjustments                               (461,995)
                                                                     ----------
                                                                      6,534,695
                                                                     ==========

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

                     UNAUDITED COMBINED STATEMENTS OF INCOME
                   FOR THE QUARTER ENDED MAY 31, 1995 AND 1996



                                                        May 31,        May 31,
                                                         1995           1996
                                                          $              $
                                                      ----------     ----------
Revenues                                               3,825,466      4,257,777
                                                      ----------     ----------

Operating expense
   Cost of sales                                       1,969,621      2,148,975
   Selling, general and administrative costs           1,450,741      1,696,409
                                                      ----------     ----------
                                                       3,420,362      3,845,384

Operating income                                         405,103        412,393

Other income                                              42,139         44,430
Interest expense                                         (91,906)       (79,982)
                                                      ----------     ----------
Income before income taxes                               355,336        376,841
Provisions for taxes on income                          (106,092)      (154,684)
                                                      ----------     ----------

Net income                                               249,244        222,158
Dividend
Retained earnings at beginning of the period           1,194,316      2,511,923
                                                      ----------     ----------
Retained earnings at end of period                     1,443,559      2,734,081
                                                      ==========     ==========

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

                   UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
                   FOR THE QUARTER ENDED MAY 31, 1995 AND 1996


                                                                                     For         For
                                                                                    May 31,     May 31,
                                                                                     1995        1996
                                                                                       $           $
                                                                                   --------    --------
Cash flows from operating activities:
             Net income                                                             249,244     222,158
             Adjustments to reconcile net income to cash
             provided by operating activities:
             Depreciation                                                           121,265     142,801
             Amortization of goodwill                                                 2,151       1,834
             Deferred income taxes                                                        0           0
             Net loss/(gain) on sale of assets                                      (16,098)    (13,160)
             Effect of changes in assets and liabilities                           (564,008)   (705,740)
                                                                                   --------    --------
                       Net cash provided by operating actives                      (207,445)   (352,107)
                                                                                   --------    --------

Cash flows from investing actives:
             Net proceeds/(additions) to fixed assets                              (165,285)   (166,414)
             Sale/(purchase) of investments and other assets                              0           0
             (Increase)/decrease in loans to related companies                            0           0
                                                                                   --------    --------
                       Net cash used in investing actives                          (164,285)   (166,414)
                                                                                   --------    --------

Cash flows from financing actives:
             Net (repayment)/borrowings in bank overdraft and factoring facility      5,387      32,344
             Net proceeds/(repayments) of long term debt                            390,275      61,684
             Net (repayment)/borrowings in loans from related companies                   0           0
             Net (repayment)/borrowings in loans from stockholders                  (52,934)    (70,503)
             Net (repayment)/borrowings in short term debt                         (120,254)   (134,112)
             Net proceeds on share issue                                                  0           0
                                                                                   --------    --------
                       Net cash provided by financing activities                    212,475    (110,677)
                                                                                   --------    --------

Effect of exchange rate changes on cash                                              (2,233)    (69,677)
                                                                                   --------    --------
Net increase in cash on hand                                                       (162,488)   (698,786)
Cash on hand at beginning of year                                                   244,342     698,786
                                                                                   --------    --------
Cash on hand at end of year                                                          81,854           0
                                                                                   ========    ========

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

              NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS
                       FOR THE QUARTER ENDED MAY 31, 1996


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Unaudited interim financial statements

         The accompanying unaudited combined financial statements of the company have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with item Article 10 of Regulation S-X. Accordingly they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim combined financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the company at May 31, 1996 and 1995, and the results of operations and cashflows for the periods presented. Results for interim periods are not necessarily indicative of results to be expected for the full year. Piemans Pantry (Proprietary) Limited and Surfs Up Investments (Proprietary) Limited were under common control from the date of organization.

2.       INVENTORY

         Inventory for the period ended May 31, consists of the following:

                                                                         May 31,
                                                                          1996
                                                                            $
                                                                         -------

Finished goods                                                           144,418
Ingredients and work in progress                                         143,887
Packaging                                                                101,544
Clearing materials                                                         1,210
Fuel                                                                         534
                                                                         -------
                                                                         391,592
                                                                         =======

3.       CONTINGENT LIABILITIES

         South African secondary tax on companies at 12.5 percent is payable on all future dividend declarations.

4.       EVENTS SUBSEQUENT TO MAY 31, 1996

         Subsequent to May 31, 1996, an agreement was reached to dispose of 100 percent of the equity of the companies to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

                                  [LETTERHEAD]



                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Piemans Pantry (Proprietary) Limited and Surfs-up Investments (Proprietary) Limited:

We have audited the accompanying combined balance sheet of Piemans Pantry (Proprietary) Limited and Surfs-up Investments (Proprietary) Limited at February 29, 1996 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the United States. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. The financial statements of Piemans Pantry (Proprietary) Limited and Surfs-up Investments (Proprietary) Limited at February 28, 1995 and 1994 were audited by other auditors whose reports dated May 15, 1995 and June 15, 1994 respectively, expressed unqualified opinions on those statements prepared in conformity with South African statutory accounting principles.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit included examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above presents fairly, in all material respects, the financial position of Piemans Pantry (Proprietary) Limited and Surfs-up Investments (Proprietary) Limited at February 29, 1996, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles in the United States.

We have also audited the adjustments to combine the financial statements of Piemans Pantry (Proprietary) Limited and Surfs-up Investments (Proprietary) Limited at and for the years ended February 28, 1995 and 1994, and to convert the financial statements from South African statutory accounting principles to generally accepted accounting principles in United States. In our opinion, such adjustments are appropriate and have been properly applied.



/s/ Price Waterhouse
Sandton, South Africa
August 14, 1996

                                  [LETTERHEAD]

Deloitte & Touche


REPORT OF THE INDEPENDENT AUDITORS
TO THE MEMBERS OF PIEMANS PANTRY CC


We have audited the annual financial statements for the year ended 28 February 1994 of Piemans Pantry CC which are not presented separately herein. These financial statements are the responsibility of the members. Our responsibility is to report on these financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that, in all material respects, fair presentation is achieved in the financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence supporting the amounts and disclosures included in the financial statements, an assessment of the reasonableness of significant estimates and a consideration of the appropriateness of the overall financial statement presentation. We consider that our audit procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these financial statements fairly present the financial position of the close corporation at 28 February 1994, and the results of its operations and cash flow information for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations Act.



/s/ Deloitte & Touche
15 June 1994
Sandton, South Africa

                                  [LETTERHEAD]

Deloitte & Touche


REPORT OF THE INDEPENDENT AUDITORS
TO THE MEMBERS OF PIEMANS PANTRY CC


We have audited the annual financial statements for the year ended 28 February 1995 of Piemans Pantry CC which are not presented separately herein. These annual financial statements are the responsibility of the members. Our responsibility is to report on these annual financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that, in all material respects, fair presentation is achieved in the annual financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test basis, of evidence supporting the amounts and disclosures included in the annual financial statements, an assessment of the reasonableness of significant estimates and a consideration of the appropriateness of the overall financial statement presentation. We consider that our audit procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these annual financial statements fairly present the financial position of the close corporation at 28 February 1995 and the results of its operations and cash flow information for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations
Act.



/S/Deloitte & Touche
15 May 1995
Sandton, South Africa

                                  [LETTERHEAD]

Deloitte & Touche


REPORT OF THE INDEPENDENT AUDITORS
TO THE MEMBERS OF SURFS UP INVESTMENTS CC


We have audited the annual financial statements for the 8 months ended February 28, 1994, of Surfs Up Investments CC which are not presented separately herein. These annual financial statements are the responsibility of the members. Our responsibility is to report on these annual financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that, in all material respects, fair presentation is achieved in the annual financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test, basis, of evidence supporting the amounts and disclosures included in the annual financial statements, an assessment of the reasonableness of significant estimates and a consideration of the appropriateness of the overall financial statement presentation. We consider that our audit procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these annual financial statements fairly present the financial position of the close corporation at 28 February 1994, and the results of its operations and cash flow information for the 8 months then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations Act.



/s/ Deloitte & Touche
15 June 1994
Sandton, South Africa

                                  [LETTERHEAD]

Deloitte & Touche

REPORT OF THE INDEPENDENT AUDITORS
TO THE MEMBERS OF SURFS-UP INVESTMENTS CC


We have audited the annual financial statements for the year ended 28 February 1995 of Surfs Up Investments CC which are not presented separately herein. These annual financial statements are the responsibility of the members. Our responsibility is to report on these annual financial statements.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance that, in all material respects, fair presentation is achieved in the annual financial statements. An audit includes an evaluation of the appropriateness of the accounting policies, an examination, on a test-basis, of evidence supporting the amounts and disclosures included in the annual financial statements, an assessment of the reasonableness of significant estimates and a consideration of the appropriateness of the overall financial statement presentation. We consider that our audit procedures were appropriate in the circumstances to express our opinion presented below.

In our opinion these annual financial statements fairly present the financial position of the close corporation at 28 February 1995 and the results of its operations and cash flow information for the year then ended in conformity with generally accepted accounting practice and in the manner required by the Close Corporations
Act.




/s/ Deloitte & Touche
15 May 1995
Sandton, South Africa

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

   AUDITED COMBINED BALANCE SHEETS AT FEBRUARY 28, 1995 AND FEBRUARY 29, 1996



                                                        February 28,  February 29,
                                                            1995          1996
                                                             $             $
                                                         ----------    ----------
             ASSETS
Current Assets
             Cash on hand                                   244,342       698,786
             Receivables                                  1,296,543     2,029,860
             Allowances for bad debts                        (6,662)      (82,044)
                                                         ----------    ----------
                                                          1,289,881     1,947,817
             Inventories                                    376,371       459,790
             Prepaid expenses and other current assets      181,014        74,884
                                                         ----------    ----------
                       Total current assets               2,091,608     3,181,277

Property, plant and equipment                             3,712,310     5,342,050
Less: Accumulated depreciation                             (997,041)   (1,471,067)
                                                         ----------    ----------
                                                          2,715,269     3,870,983
Goodwill                                                     25,949        16,298
                                                         ----------    ----------
                                                          4,832,826     7,068,557
                                                         ==========    ==========

             LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities

   Current portion of long term debt                        483,594       595,862
             Trade accounts payable                         407,211       828,671
               Other provisions and accruals                508,291       747,298
             Income taxes payable                           239,630       502,422
                                                         ----------    ----------
                       Total current liabilities          1,628,727     2,674,252

Long term debt                                            1,362,187     1,467,357
Loan from stockholders                                      595,601       513,675
Deferred income taxes                                        79,986        64,192
                                                         ----------    ----------
             Total liabilities                            3,676,501     4,719,478

Stockholders investment
Capital stock
  Piemans Pantry (Pty) Ltd    Common stock, R1 par
                              value - Authorized 1000
                              shares, issued 100 shares
                              in 1996, 1995 and 1994.            35            35

  Surfs Up Investment         Common stock, R1 par
    (Pty) Ltd                 value - Authorized 1000
                              shares, issued 100 shares
                              in 1996, 1995 and 1994.            35            35

                              Capital in excess of par          134           134
Retained earnings                                         1,194,316     2,511,923
Foreign currency translation adjustments                    (38,195)     (163,047)
                                                         ----------    ----------
                                                          4,832,826     7,068,557
                                                         ==========    ==========

                                      F-94

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

                      AUDITED COMBINED STATEMENTS OF INCOME
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996




                                               February 28,   February 28,   February 29,
                                                   1994           1995           1996
                                                    $              $              $
                                               -----------    -----------    -----------
Revenues                                         8,059,366     12,852,595     18,179,468
                                               -----------    -----------    -----------

Operating expense
   Cost of sales                                 5,620,005      9,500,626     13,230,852
   Selling, general and administrative costs     1,323,202      1,777,498      2,609,178
                                               -----------    -----------    -----------
                                                 6,943,207     11,278,123     15,840,030

Operating income                                 1,116,159      1,574,471      2,339,438

Other income                                        86,358         60,003        122,964
Interest expense                                  (335,339)      (397,192)      (431,527)
                                               -----------    -----------    -----------
Income before income taxes                         867,178      1,237,282      2,030,875
Provisions for taxes on income                    (362,602)      (483,994)      (713,268)
                                               -----------    -----------    -----------

Net income                                         504,576        753,288      1,317,607
Dividend
Retained earnings at beginning of the period       (63,548)       442,028      1,194,316
                                               -----------    -----------    -----------
Retained earnings at end of period                 441,028      1,194,316      2,511,923
                                               ===========    ===========    ===========

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

                    AUDITED COMBINED STATEMENTS OF CASH FLOWS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996

                                                                         For           For           For
                                                                     February 28,  February 28,  February 29,
                                                                        1994          1995          1996
                                                                          $             $             $
                                                                     ----------    ----------    ----------
Cash flows from operating activities:
        Net income                                                      504,576       753,288     1,317,607
        Adjustments to reconcile net income to cash
        provided by operating activities:
        Depreciation                                                    227,898       481,008       656,708
        Amortization of goodwill                                          9,351         8,749         8,523
        Deferred income taxes                                            30,604        (3,803)      (11,673)
        Net loss/(gain) on sale of assets                                (5,707)      (15,456)      (28,234)
        Effect of changes in assets and liabilities                    (202,221)     (464,323)      259,322
                                                                     ----------    ----------    ----------
             Net cash provided by operating actives                     564,501       759,462     2,202,253
                                                                     ----------    ----------    ----------

Cash flows from investing actives:
        Net (repayment)/borrowings in bank overdraft and
             factoring facility                                        (174,467)            0             0
        Net proceeds/(repayments) of long term debt                      52,971        98,000       192,546
        Net (repayment)/borrowings in loans from related companies            0             0             0
        Net (repayment)/borrowings in loans from stockholders           665,964       (20,613)      (49,598)
        Net (repayment)/borrowings in short term debt                   127,711       195,434       146,729
        Net proceeds on share issue                                          99             0             0
                                                                     ----------    ----------    ----------
             Net cash provided by financing activities                1,149,025       272,821       289,676
                                                                     ----------    ----------    ----------

Effect of exchange rate changes on cash                                 (32,036)      (11,081)      (35,679)
                                                                     ----------    ----------    ----------
Net increase in cash on hand                                            (27,963)      (61,136)      454,444
Cash on hand at beginning of year                                       333,443       305,480       244,342
                                                                     ----------    ----------    ----------
Cash on hand at end of year                                             305,480       244,342       698,786
                                                                     ==========    ==========    ==========

                    PIEMANS PANTRY (PROPRIETARY) LIMITED AND
                   SURFS UP INVESTMENTS (PROPRIETARY) LIMITED

        AUDITED COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS INVESTMENT
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996



                                 Capital                                                Foreign
                                  stock    Capital stock   Capital in                  currency
                                 Piemans      Surfs Up      excess of    Retained     translation
                                 Pantry     Investments        par       Earnings     adjustments      Total
                                    $            $              $           $              $             $
                               ----------    ----------    ----------   ----------    ----------    ----------
Balance at February 28, 1994           35            35           134      441,028       (13,337)      427,895
Net income                                                                 753,288                     753,288
Translation adjustment                                                                   (24,858)      (24,858)
                               ----------    ----------    ----------   ----------    ----------    ----------
Balance at February 28, 1996           35            35           134    1,194,316       (38,195)    1,156,324
Net income                                                               1,317,607                   1,317,607
Translation adjustment                                                                  (124,852)     (124,852)
                               ----------    ----------    ----------   ----------    ----------    ----------
                                       35            35           134    2,511,923      (163,047)    2,349,080
                               ==========    ==========    ==========   ==========    ==========    ==========




          PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                              (PROPRIETARY) LIMITED
     NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS FOR THE YEARS ENDED
           FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996



1.         BUSINESS AND FORMATION OF THE COMPANIES

Piemans Pantry (Proprietary) Limited and Surfs Up Investments (Proprietary) Limited (the Companies) previously registered as close corporations and conduct the following business:

Piemans Pantry (Proprietary) Limited
Manufacture and distribution of frozen and pre-baked pies and related pastry products.

Surfs Up Investments (Proprietary) Limited
Property owning company owning the fixed property from which Piemans Pantry (Proprietary) Limited operates.

The Companies were under common control from the date of organization.

2.         SUMMARY OF ACCOUNTING POLICIES
The financial statements have been prepared in conformity with Generally Accepted Accounting Practice in the United States of America, on the historical cost basis and incorporate the following significant accounting policies.

Foreign currency translation

The functional currency is that of South African Rands. Accordingly the following rates of exchange have been used for translation purposes:

           Assets and liabilities are translated to United States Dollars using the exchange rates at the balance sheet date.

           Common stock is translated to United States Dollars using the historical exchange rates at the dates of issuances.

           Revenues, expenses, gains and losses are translated to United States Dollars using weighted average exchange rates during the year.

The  resultant  translation   adjustments  are  reported  in  the  component  of
stockholders investment designated as Foreign currency translation adjustment.

Foreign assets and liabilities

Transactions in foreign currencies arise as a result of plant and equipment purchased form foreign countries. Transactions in foreign currencies are accounted for at the rates ruling at the transaction dates. Exchange gains and losses are charged to the income statement during the period in which they occur. Foreign assets and liabilities of the company which are not denominated in South African Rands are converted into South African Rands at the exchange rates ruling at the financial year end or the rates of forward cover purchased. Forward cover is purchased to hedge the currency exposure on foreign liabilities.

Inventories

Inventories are valued at the lower of cost and net realizable value. Cost is determined on the following basis:

           Raw materials and consumable stores are valued at cost using the FIFO formula.

           Work in progress and finished goods are valued at direct raw material cost plus labor and related manufacturing overhead expenses.

           Redundant and slow moving inventory is identified and written down with regard to its estimated economic or realizable value.

          PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                             (PROPRIETARY) LIMITED
                NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


           Capital work in progress is classified as a fixed asset and is not depreciated.

Property, plant and equipment

Land and buildings are stated at cost and land is not depreciated, provision is made to recognize permanent declines in value and major improvements to land and buildings are capitalized. Buildings, plant, machinery, vehicles, equipment and furniture and fittings are depreciated on the straight line basis so that the cost of the assets is written off over their estimated useful lives.

The following periods are considered appropriate:


                                                             Period
                                                             Years
                                                             -----

Buildings                                                      20
Plant, machinery and equipment                                3-10
Vehicles                                                       5
Furniture and fittings                                         10

Intangible assets

Goodwill represents the excess of the cost of acquisition over the fair values of the net identifiable assets acquired. Goodwill is recognized as an asset in the balance sheet and is amortized, together with other intangible assets over five years.

Gross Revenue

Gross revenue comprises the gross invoiced value of sales in respect of trading operations, before discounts, and excludes value added taxation. The company recognizes revenue on the accrual basis upon delivery of the products to the customers.

Income taxes

Income tax expense is based on reported earnings before income taxes. Deferred income taxes represent the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxation is provided on the comprehensive basis and is measured by applying currently enacted tax laws.


Fair value of financial instruments

As at the end of February 1994, 1995 and 1996, the carrying value of accounts receivable and accounts payable approximate their fair value.

         PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                              (PROPRIETARY) LIMITED
                NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


3.         INVENTORIES

Inventories for the year ended February 29, 1996, consist of the following:


                                              February 28,     February 29,
                                                  1995            1996
                                                    $               $
                                                 -------         -------

Finished goods                                   159,175         170,651
Ingredients and work in progress                 100,675         203,242
Packaging                                        112,264          76,842
Cleaning materials                                 1,350           1,285
Fuel                                               2,907           7,770
                                                 -------         -------
                                                 376,371         459,790
Less:  Valuation allowance                          --              --
                                                 -------         -------
                                                 366,371         459,790
                                                 =======         =======


4.         PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

                                              Accumulated    Net Book     Net Book
                                    Cost     Depreciation      value        value
                                February 29,  February 29,  February 29, February 28,
                                    1996          1996          1996         1995
                                      $             $             $            $
                                 ----------    ----------    ----------   ----------
Land                                 91,989          --          91,989       89,049
Buildings                         1,294,938          --       1,294,938    1,128,179
Plant, machinery and equipment    2,151,266      (986,572)    1,164,694      856,412
Vehicles                          1,119,890      (482,450)      637,440      632,631
Furniture and fittings               11,708        (2,045)        9,663        8,997
Capital work in progress            672,259          --         672,259         --
                                 ----------    ----------    ----------   ----------
                                  5,342,050    (1,471,067)    3,870,983    2,715,269
                                 ==========    ==========    ==========   ==========

Depreciation                                                    656,708      481,008
                                                             ==========   ==========

Certain plant and equipment is encumbered as security for liabilities of the company (refer note 7)

5.         INTANGIBLE ASSETS

                                                 February 28,      February 28,
                                                     1995              1996
                                                      $                 $
                                                   -------           -------

Cost                                                43,248            40,743
Accumulated amortization                           (17,299)          (24,445)
                                                   -------           -------
                                                    25,949            16,298
                                                   =======           =======

         PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                              (PROPRIETARY) LIMITED
                NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


6.         OTHER PROVISIONS AND ACCRUALS

                                                 February 28,      February 28,
                                                     1995              1996
                                                      $                 $
                                                   -------           -------

Other taxes payable                                325,541           148,348
Other creditors                                    182,750           598,950
                                                   -------           -------
                                                   508,291           747,298
                                                   =======           =======


7.         LONG TERM DEBT

                                                                                February 28,  February 28,
                                                                                    1995          1996
                                                                                     $             $
                                                                                 ----------    ----------
Findevco (Proprietary) Limited
     Property finance loans bear interest at 14.5% in 1995 and 1996                 874,598       724,716
     Equipment finance loans bear interest at 16.9% in 1995 and 14.3 % in 1996      359,410       762,541
                                                                                 ----------    ----------
                                                                                  1,234,008     1,487,256
                                                                                 ==========    ==========

Installment sale agreements bearing interest at rates linked to the prime
bank overdraft rate                                                                 578,955       553,143

Krugersdorp town council, bearing interest at 12.5% in 1995 and 1996                 32,818        22,820
                                                                                 ----------    ----------
                                                                                  1,845,780     2,063,219
Less: current portion                                                              (483,594)     (595,862)
                                                                                 ----------    ----------

     Total long term debt                                                         1,362,187     1,467,357
                                                                                 ==========    ==========


The Findevco property finance loans are secured by first and second mortgage bonds of $808,308 over land and buildings with a book value of $1,386,927. It is repayable over 107 months, in amounts of $8,244 (excluding interest) and one final installment of $8,322, commencing on June 1, 1994.

The Findevco equipment finance loans are secured by general notarial bonds of $808,308 over all moveable asset with a book value of $1,816,797. These loans are repayable as follows:

           47 monthly installments of $7,974 (excluding interest and one final installment of $8,540, commencing on September 1, 1994)

           47 monthly installment of $10,869 (excluding interest one final installment of $10,968, commencing on February 1, 1996)

The installment sale agreements are secured over certain assets having a book value of $653,168. They are repayable over the next five years.

The Krugersdorp Town Council loan is secured over land with a book value of $91,989. The loan is repayable in 60 monthly installments of $975, commencing on May 1, 1993.

         PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                              (PROPRIETARY) LIMITED
                NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


8.         LOANS FROM STOCKHOLDERS

                                                                          February 28,  February 28,
                                                                              1995          1996
                                                                               $             $
                                                                            -------       -------
Loans from stockholders bearing interest at the prime bank overdraft rate   595,601       513,675
                                                                            =======       =======

9.         OPERATING LEASES

Piemans Pantry (Proprietary) Limited leases factory vehicles and equipment under operating leases. These leases expire over the next five years.

In most cases, management expects that in the normal courses of business, leases will be renewed or replaced by other leases.

The following schedule shows the composition of total rental expenses for all operating leases except those with a term of one month or less:

                                   February 28,    February 28,    February 28,
                                       1994            1995            1996
                                        $               $               $
                                     -------         -------         -------

Minimum rentals                      111,667         289,224         318,947
                                     =======         =======         =======

Lease payments for the following periods (estimated for years ended February 28, 1998 to 2001) are:


Year ended February 28,                                         $
--------------------------------------------------------------------
1997                                                         347,655
1998                                                         378,943
1999                                                         359,995
2000                                                          25,234
2001                                                             959
--------------------------------------------------------------------
                                                           1,112,786
                                                           =========

10.        OTHER INCOME

Other income includes, interest received, proceeds from insurance claims and profits on disposal of assets. The major components of other income are as follows:


                                   February 28,    February 28,    February 29,
                                       1994            1995            1996
                                        $               $               $
                                     -------         -------         -------
Interest received                     76,215          23,514          74,454
Profit on disposal of assets           5,707          15,456          28,234
Other                                  4,616           9,033          20,276
                                     -------         -------         -------
                                      86,358          60,003         122,964
                                     =======         =======         =======

         PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                             (PROPRIETARY) LIMITED
                NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


11.        INTEREST PAID

                                   February 28,    February 28,    February 28,
                                       1994            1995            1996
                                        $               $               $
                                     -------         -------         -------

Bank overdraft                         2,391           1,327           2,721
Loans from stockholders              118,316         107,089         102,506
Long term debt                       214,632         288,777         314,771
Other                                   --              --            11,529
                                     -------         -------         -------

                                     335,339         397,192         431,527
                                     =======         =======         =======

12.        INCOME TAXES

Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, Accounting for Income Tax (SFAS 109), an asset and liability method. SFAS requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases and financial reporting bases of the Company's assets and liabilities. In addition, SFAS 109 requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent realization of such benefit is more likely than no.

The provision for income taxes charged to continuing operations was as follows:

                                   February 28,    February 28,    February 28,
                                       1994            1995            1996
                                        $               $               $
                                     -------         -------         -------

Current
South African                         331,998        487,797         724,941
                                     --------       --------        --------
Total current taxes                   331,998        487,797         724,941
                                     --------       --------        --------

Deferred
South African                          30,604         (3,803)        (11,673)
                                     --------       --------        --------

Total deferred taxes                   30,604         (3,803)        (11,673)
                                     --------       --------        --------
                                      362,602        483,994         713,268
                                     ========       ========        ========

Deferred tax liabilities (assets) are comprised of the following at:

                                   February 28,    February 28,    February 28,
                                       1994            1995            1996
                                        $               $               $
                                     -------         -------         -------

Prepaid expenses                        --             1,805           6,563
Fixed assets                          91,218          79,930          79,166
                                     -------         -------         -------
Gross deferred tax liabilities        91,218          81,735          85,728
                                     -------         -------         -------

Provisions for bad debts              (4,152)         (1,749)        (21,536)
                                     -------         -------         -------
Gross deferred tax assets             (4,152)         (1,749)        (21,536)
                                     -------         -------         -------
Net deferred tax (asset)/liability    87,066          79,986          64,192
                                     =======         =======         =======

         PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                              (PROPRIETARY) LIMITED
                NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996



The provisions for income taxes differs from the amount of income tax determined by applying the applicable South African statutory income tax rate to pre-tax income from continuing operations as a result of the following differences:

                                                     February 28,   February 28,   February 28,
                                                        1994           1995           1996
                                                          $             $               $
                                                       ------         ------         ------
South African Statutory tax rate                          40%            35%            35%

Disallowable expenditure                                 0.6%           0.3%           0.5%
Prior year underprovision                                --%             --            3.4%
Timing differences                                      -2.6%          -0.4%           --
Creation/Utilization of operating loss carryforwards    -0.3%          -0.4%          -0.3%
Transitional levy                                        --             4.9%           --
                                                       ------         ------         ------
Effective tax rate                                      38.3%          39.4%          38.6%
                                                       ======         ======         ======

A one time transitional levy of five percent was enacted by the Receiver of Revenue, being the Fiscal Authority of the South African Government, in respect of years of assessment ending during the twelve months preceding March 31, 1995. The impact of this levy on the Companys current income taxes payable for the year ended February 28, 1995 resulted in an increase to income tax expense of approximately $60,394. An amending tax law was enacted in 1994 which reduced corporate income tax rates from 40 percent to 35 percent, for financial years ending during the twelve months preceding March 31, 1995.

13.        CASH FLOWS

The changes in assets and liabilities consist of the following:

                                                    February 28,     February 28,     February 28,
                                                        1994             1995              1996
                                                           $                $                $
                                                    ------------     ------------     ------------
Increase in receivables                              (374,340)        (452,767)        (766,317)
Increase in inventory                                 (19,964)        (209,906)        (110,058)
Decrease/(increase) in prepaid expenses               (87,284)        (101,431)         100,036
Increase in accounts payable                           22,468           39,900          465,493
Increase in other provisions                          272,372          259,302          280,785
Increase/(decrease) in income taxes payable           (15,473)           3,579          289,383
                                                     --------         --------         --------
                                                     (202,221)        (464,323)         259,322
                                                     ========         ========         ========
Supplemental disclosures of cash flow information:
Interest paid                                         335,339          397,192          431,527
Income taxes paid                                     347,474          484,219          435,558
                                                     ========         ========         ========

14.        RETIREMENT BENEFITS

The company participates in non-contributory provident and group life funds, the Old Mutual Pension Services, Orion Plan, on behalf of all persons in the permanent employ of the company. In terms of the provident fund, the company contributes 5% of the employees gross salary or wage to the fund. In terms of the group life fund, the company contributes 1% of the employees gross salary or wage to the fund. By the nature of a provident fund there can be no unfunded obligation or responsibility on the employer.

         PIEMANS PANTRY (PROPRIETARY) LIMITED AND SURFS UP INVESTMENTS
                              (PROPRIETARY) LIMITED
                NOTES TO THE COMBINED ANNUAL FINANCIAL STATEMENTS
 FOR THE YEARS ENDED FEBRUARY 28, 1994, FEBRUARY 28, 1995 AND FEBRUARY 29, 1996


Amounts charged to pension costs and contributed by the company to the funds were as follows:

                               February 28,     February 28,     February 28,
                                   1994             1995              1996
                                      $                $                $
                               ------------     ------------     ------------
Pension costs                        51,805           70,245           96,235
                                     ======           ======           ======

15.        PROFIT SHARE

Management receive an annual bonus, determined at the discretion of the board of directors.

The amounts paid to management were as follows:

                               February 28,     February 28,     February 28,
                                   1994             1995              1996
                                      $                $                $
                               ------------     ------------     ------------

Profit share                         27,753           39,545           65,358
                                     ======           ======           ======


16.        CONTINGENT LIABILITIES

South African secondary tax on companies at 12.5 percent is payable on all future dividends declared.

17.        EVENTS SUBSEQUENT TO FEBRUARY 29, 1996

Subsequent to the year end, and agreement was reach to sell 100% of the equity of the companies to First South African Holdings (Proprietary) Limited, a subsidiary of First South Africa Corp., Ltd, an entity under common control.

================================================================================

           No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation.

                                  -----------

                                TABLE OF CONTENTS
                                                                            PAGE

Prospectus Summary.............................................................2
Summary Financial Information..................................................9
Cautionary Statement Regarding Forward
    Looking Information ......................................................10
Risk Factors..................................................................10
Use of Proceeds...............................................................18
Dividend Policy...............................................................18
Capitalization................................................................19
Market for Registrant's Common Equity and
    Related Stockholder Matters...............................................20
Selected Historical and Pro Forma Condensed
    Combined Financial Data...................................................22
ProForma Financial Information................................................23
Management's Discussion and Analysis of Financial
    Condition and Results of Operations.......................................24
Business......................................................................37
South Africa..................................................................46
Management....................................................................49
Certain Transactions..........................................................56
Principal Shareholders........................................................60
Description of Securities.....................................................63
Selling Securityholders.......................................................75
Plan of Distribution..........................................................76
Tax Considerations........................................................... 77
Shares Eligible for Future Sale...............................................82
Legal Matters.................................................................83
Experts.......................................................................83
Enforceability of Civil Liabilities...........................................83
Additional Information........................................................83
Index to Consolidated Financial Statements...................................F-1



                                   -----------

================================================================================




                         FIRST SOUTH AFRICA CORP., LTD.




                          10,000 9% Senior Subordinated
                             Convertible Debentures
                        1,666,667 Shares of Common Stock
                          (Underlying the conversion of
                       Outstanding 9% Senior Subordinated
                             Convertible Debentures)
                        1,578,948 shares of Common Stock
                          (Underlying the conversion of
                           Outstanding Increasing Rate
                         Senior Subordinated Convertible
                                   Debentures
                         135,000 Shares of Common Stock
                     (Underlying the exercise of Outstanding
                               Placement Warrant)
                          25,000 Shares of Common Stock
                     (Underlying the exercise of Outstanding
                             Stock Purchase Options)






                          ----------------------------


                                   PROSPECTUS

                          ----------------------------




                                            , 1998








================================================================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

           It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the registrant.



Registration fee - Securities and Exchange Commission..............  $ 10,762.47
Legal fees and expenses............................................    50,000.00
Accounting fees and expenses.......................................    10,000.00
Blue sky fees and expense (including counsel fees).................     5,000.00
Printing expenses..................................................     2,500.00
Miscellaneous......................................................     1,737.53
                                                                     -----------
                Total..............................................  $ 80,000.00
                                                                     ===========





Item 14.  Indemnification of Directors and Officers.

           Under Bermuda law and the registrant's Memorandum of Association and bye-laws, the directors, officers, liquidators and auditors of the registrant and their heirs, executors and administrators are indemnified and held harmless out of the assets of the Company from and against all actions, costs, charges, losses and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that they are not entitled to indemnification in respect of any willful negligence, willful default, fraud or dishonesty which may attach to them.


Item 15.  Recent sales of unregistered securities.

           (a) In September 1995, the registrant issued 1,212,521 shares of Class B Common Stock to Clive Kabatznik in consideration of a set-off against $12,125.21 of organizational expenses with respect to the Company incurred by Mr. Kabatznik. The registrant believes that such transaction is exempt from registration provisions of the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) of the Act.

           (b) In November 1995, the registrant completed the Bridge Financing of $1,300,000 principal amount of Notes and 650,000 Bridge Warrants. The registrant believes that such Bridge Financing is exempt from the registration provisions of the Act in reliance upon Regulation D promulgated under Section 4(2) of the Act. D.H. Blair Investment Banking Corp. earned a commission equal to $130,000 and a non-accountable expense allowance of $39,000.

           (c) In January, 1997, the Registrant entered into a stock option agreement with Barretto Pacific Corporation ("BPC") pursuant to which the Registrant granted BPC an option to purchase 25,000 shares of Common Stock at an exercise private of $3.75 per share. Such option, which shall expire 180 days after the effectiveness of this Registration Statement, was granted in consideration of certain services rendered by BPC for the Registrant. The

Registrant believes that such transaction is exempt from the registration provisions of the Act in reliance on Section 4(2) of the Act.

           (d) In April 1997 through August, 1997 the Registrant completed a private placement of 10,000 senior Subordinated Convertible Debentures due June 15, 2004, at a purchase price of $1,000 per Debenture. The Registrant believes that such private placement is exempt from the registration provisions of the Act in reliance upon Regulation D and Regulation S promulgated under the Act. Value Investing Partners, Inc. earned a commission equal to $700,000, a non-accountable expense allowance equal to $100,000 and received 10 year warrants to purchase 135,000 shares of Common Stock at an exercise price of $6.00 per share with respect to such private placement.


           (e) On October 31, 1997, the Registrant completed a private placement of 15,000 Increasing Rate Senior Subordinated Convertible Debentures due October 31, 2001 at a purchase price of $1,000 per debenture. The Registrant believes that such private placement is exempt from the registration provisions of the Act in reliance upon Regulation S promulgated under the Act. Bankers Trust Company earned a commission equal to 4.5% of the total offering amount ad the Registrant has agreed to reimburse Bankers Trust company for its reasonable legal expenses with respect to such transaction up to an amount of $50,000.


           (f) On November 25, 1997 the Registrant's Warrant Exchange offer to holders of the Company's Class A Warrants and Class B Warrants expired. As a result of that offer, the Company issued 1,175,345 shares of Common Stock to tendering warrant holders. The Registrant believes that such exchange is exempt from the registration provisions of the Act in reliance upon Section 3(a)(9) of the Act.

Item 16.  Exhibits and Financial Statement Schedules:

           (a)       EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION

3.1       Memorandum of Association of the Registrant
3.2       Bye-Laws of the Registrant
4.1       Form of Bridge Note
4.2       Form of Warrant Agreement
4.3       Form of Unit Purchase Option


4.4(1) Indenture dated April 25, 1997 between the Company and American Stock Transfer & Trust Company
4.5(2)    Form of Debenture
4.6(2)    Form of Placement Warrant
4.7(2)    Stock Option Agreement
4.8(3) Indenture dated October 29, 1997, between the Company and American Stock Transfer & Trust Company

5.1(2)    Opinion of Conyers, Dill & Pearman
10.1      Starpak Acquisition Agreements
10.2      Starpak Escrow Agreement
10.3      L.S. Pressings Acquisition Agreements
10.4      L.S. Pressings Escrow Agreement

EXHIBIT
NUMBER              DESCRIPTION

10.5      Europair Acquisition Agreements
10.6      Europair Escrow Agreement
10.7      Form of Escrow Agreement regarding the Earnout Escrow Shares
10.8      Form of FSAH Escrow Agreement
10.9      Form of Employment Agreement of Clive Kabatznik
10.10     Form of FSAM Management Agreement
10.11     Form of Consulting Agreement with Michael Levy
10.12     Form of Consulting Agreement with Global Capital Limited
10.13     1995 Stock Option Plan
10.14     Form of Addendum to Starpak Acquisition Agreement
10.15     Form of Addendum to L.S. Pressings Acquisition Agreement
10.16     Form of Addendum to Europair Acquisition Agreement

10.17(4)  Pieman's Pantry Acquisition Agreement
10.18(5)  Form of Astoria Acquisition Agreement
10.19(6)  Form of Gull Foods Acquisition Agreement
10.20(2)  Form of Employment Agreement of Cornelius Roodt
12.1(2)   Computation of Ratio of Earnings to Fixed Charges
21.1(2)   Subsidiaries of the Registrant
23.1(7)   Consent of Price Waterhouse
23.2(2)   Consent of Conyers, Dill & Pearman (Included in Exhibit 5.1)

23.3(2)   Consent of Parker Chapin Flattau & Klimpl, LLP
23.4(2)   Consent of Webber Wentzel Bowens

23.5(7)   Consent of Deloitte & Touche
23.6(7)   Consent of Kana and Associates

24.1(2)   Power of Attorney of certain officers and directors of the Company

-----------

(1)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 4.1 (filed on September 10, 1997).
(2)  Previously filed.


(3)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 4.1 (filed on October 31, 1997).
(4)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 1 (filed on June 14, 1996) as amended on Form 8-K/A (filed on August 16, 1996) and on Form 8-K/A (filed on January 22, 1998).
(5)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 1 (filed on November 7, 1996) as amended on Form 8-K/A (filed on March 14, 1997).
(6)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 1 (filed on May 8, 1997) as amended on Form 8-K/A (filed on July 3,
     1997).
(7)  Filed herewith


           All other Exhibits have been previously filed with the Registrant's Registration Statement on Form S-1 (No. 33- 99180), which is incorporated by reference.

           (b)       Financial Statement Schedules

           Pro Forma Financial Statement Schedules included as applicable related to consolidated financial statements of the registrant.


           Schedule II - Valuation and Qualifying Accounts


Item 17.  Undertakings.

           (a)       The undersigned registrant hereby undertakes;

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                                 (i)  To  include  any  prospectus  required  by
                      Section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the  prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information, set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                 (iii) to include any material  information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


           (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act an will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Grove, State of Florida, on the 22nd day of January, 1998.

                                         FIRST SOUTH AFRICA CORP., LTD.

                                         By:       /S/CLIVE KABATZNIK
                                            ----------------------------
                                                   Clive Kabatznik
                                                   President



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                          TITLE                         DATE

       *                      Chairman of the Board of          January 22, 1998
-------------------------     Directors
     Michael Levy


/S/CLIVE KABATZNIK            President, Vice Chairman, Chief
-------------------------     Executive Officer, Chief
     Clive Kabatznik          Financial Officer, Director and
                              Controller                        January 22, 1998

       *                      Director                          January 22, 1998
-------------------------
     Charles S. Goodwin


/S/  MFUNDISO J. NJEKE        Director                          January 22, 1998
-------------------------
     Mfundiso J. Njeke


       *                      Director                          January 22, 1998
-------------------------
     Cornelius J. Roodt


* By:  /S/CLIVE KABATZNIK
  ------------------------------
     Clive Kabatznik
     Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT                   DESCRIPTION                                 SEQUENTIAL
NUMBER                                                               PAGE NUMBER

3.1       Memorandum of Association of the Registrant
3.2       Bye-Laws of the Registrant
4.1       Form of Bridge Note
4.2       Form of Warrant Agreement
4.3       Form of Unit Purchase Option


4.4(1) Indenture dated April 25, 1997 between the Company and American Stock Transfer & Trust Company
4.5(2)    Form of Debenture
4.6(2)    Form of Placement Warrant
4.7(2)    Stock Option Agreement
4.8(3) Indenture dated October 29, 1997, between the Company and American Stock Transfer & Trust Company

5.1(2)    Opinion of Conyers, Dill & Pearman
10.1      Starpak Acquisition Agreements
10.2      Starpak Escrow Agreement
10.3      L.S. Pressings Acquisition Agreements
10.4      L.S. Pressings Escrow Agreement
10.5      Europair Acquisition Agreements
10.6      Europair Escrow Agreement
10.7      Form of Escrow Agreement regarding the Earnout Escrow Shares
10.8      Form of FSAH Escrow Agreement
10.9      Form of Employment Agreement of Clive Kabatznik
10.10     Form of FSAM Management Agreement
10.11     Form of Consulting Agreement with Michael Levy
10.12     Form of Consulting Agreement with Global Capital Limited
10.13     1995 Stock Option Plan
10.14     Form of Addendum to Starpak Acquisition Agreement
10.15     Form of Addendum to L.S. Pressings Acquisition Agreement
10.16     Form of Addendum to Europair Acquisition Agreement

10.17(4)  Pieman's Pantry Acquisition Agreement
10.18(5)  Form of Astoria Acquisition Agreement
10.19(6)  Form of Gull Foods Acquisition Agreement
10.20(2)  Form of Employment Agreement of Cornelius Roodt
12.1(2)   Computation of Ratio of Earnings to Fixed Charges
21.1(2)   Subsidiaries of the Registrant
23.1(7)   Consent of Price Waterhouse
23.2(2)   Consent of Conyers, Dill & Pearman (Included in Exhibit 5.1)

23.3(2)   Consent of Parker Chapin Flattau & Klimpl, LLP
23.4(2)   Consent of Webber Wentzel Bowens

23.5(7)   Consent of Deloitte & Touche
23.6(7)   Consent of Kana and Associates

24.1(2)   Power of Attorney of certain officers and directors of the Company

-----------

(1)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 4.1 (filed on September 10, 1997).
(2)  Previously filed.


(3)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 4.1 (filed on October 31, 1997).
(4)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 1 (filed on June 14, 1996) as amended on Form 8-K/A (filed on August 16, 1996) and on Form 8-K/A (filed on January 22, 1998).
(5)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 1 (filed on November 7, 1996) as amended on Form 8-K/A (filed on March 14, 1997).
(6)  Incorporated by reference is the  Registrant's  Current Report on Form 8-K,
     Exhibit 1 (filed on May 8, 1997) as amended on Form 8-K/A (filed on July 3,
     1997).
(7)  Filed herewith


           All other Exhibits have been previously filed with the Registrant's Registration Statement on Form S-1 (No. 33- 99180), which is incorporated by reference.

                                           FINANCIAL STATEMENT SCHEDULES



Schedule II - Valuation and Qualifying Accounts

FIRST SOUTH AFRICA CORP
VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

------------------------------------------------------------------------------------------------------
                                                                Additions
                                                         -----------------------
                                             Balance at  Charged to  Charged to             Balance at
                                             beginning   costs and      other                 end of
               Description                   of Period    expenses    accounts  Deductions    period
------------------------------------------------------------------------------------------------------
INVENTORY VALUTATION ALLOWANCE

Balance at March 1, 1994                       593,203                                        593,203

Additional provision required due to
obsolete inventory                                         266,296                            266,296

Exchange rate differential                                                        (25,640)    (25,640)
                                               --------    --------    --------   --------    --------
Balance at February 28, 1995                   593,203     266,296           0    (25,640)    833,859
                                               --------    --------    --------   --------    --------
Balance at March 1, 1995                       833,859                                        833,859

Exchange rate differential                                                         (7,789)     (7,789)
                                               --------    --------    --------   --------    --------
Balance at June 30, 1995                       833,859           0           0     (7,789)    826,070
                                               --------    --------    --------   --------    --------
Balance at July 1, 1995                        826,070                                        826,070

Provision no longer required due to
disposal of obsolete inventory                                                   (297,088)   (297,088)

Exchange rate differential                                                        (95,177)    (95,177)
                                               --------    --------    --------   --------    --------
Balance at June 30, 1996                       826,070           0           0   (392,265)    433,805
                                               --------    --------    --------   --------    --------
Balance at July 1, 1996                        433,805                                        433,805

New subsidiaries acquired                                               73,940                 73,940

Additional provision required due to
obsolete inventory                                          3,734                               3,734

Provisions no longer required due to
disposal of obsolete inventory                                                    (64,971)    (64,971

Exchange rate differential                                                        (20,507)    (20,507)
                                               --------    --------    --------   --------    --------
Balance at June 30, 1997                       433,805       3,734      73,940     85,478     426,001
                                               ========    ========    ========   ========    ========
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                Additions
                                                         -----------------------
                                             Balance at  Charged to  Charged to             Balance at
                                             beginning   costs and      other                 end of
               Description                   of Period    expenses    accounts  Deductions    period
------------------------------------------------------------------------------------------------------
BAD DEBTS ALLOWANCE

Balance at March 1, 1994                       173,825                                        173,825

Additional provision required due to
doubtful accounts                                           61,862                             61,862

Exchange rate differential                                                        (13,747)    (13,747)
                                               --------    --------    --------   --------    --------
Balance at February 28, 1995                   173,825      61,862           0    (13,747)    221,940
                                               --------    --------    --------   --------    --------
Balance at March 1, 1995                       221,940                                        221,940

Exchange rate differential                                                         (2,073)     (2,073)
                                               --------    --------    --------   --------    --------
Balance at June 30, 1995                       221,940           0           0     (2,073)    219,867
                                               --------    --------    --------   --------    --------
Balance at July 1, 1995                        219,867                                        219,867

New subsidiaries required                                              181,572                181,572

Additional provision required due to
bad debts                                                   39,731                             39,731

Exchange rate differential                                                        (38,837)    (38,837)
                                               --------    --------    --------   --------    --------
Balance at June 30, 1996                       219,867      39,731     181,572    (38,837)    402,333
                                               --------    --------    --------   --------    --------
Balance at July 1, 1996                        402,333                                        402,333

New subsidiaries acquired                                               99,206                 99,206

Additional provision required due to
doubtful accounts                                          280,899                            280,899

Charges against provision due to bad
debts                                                                             (67,589)    (67,589)

Exchange rate differential                                                        (18,570)    (18,570)
                                               --------    --------    --------   --------    --------
Balance at June 30, 1997                       402,333     280,899      99,206   (86, 159)    696,279
                                               ========    ========    ========   ========    ========
------------------------------------------------------------------------------------------------------


                                                        -2-